As filed with the Securities and Exchange Commission on April 19, 2024.

Registration No. 333-277311

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rubber Leaf Inc

(Exact name of registrant as specified in its charter)

Nevada	3714	32-0655276
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Xingxiu Hua

Chief Executive Officer and President

Qixing Road, Weng’ao Industrial Zone,

Chunhu Subdistrict, Fenghua District

Ningbo, Zhejiang, China

+86 - 0574 - 88733850

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ParaCorp Incorporated

318 N. Carson Street, Ste. 208

Carson City, Nevada 89701

(916)-576-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huan Lou, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the America, 31st Fl New York, NY 10036 Telephone: +1-212 930-9700	Michael Blankenship, Esq. Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Telephone: +1-713 651-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering (the “Public Offering Prospectus”) of up to 1,600,000 shares of common stock, par value $0.001 per share, of Rubber Leaf Inc (the “Company”), with such shares to be sold in a firm commitment underwritten offering through the underwriters named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders (the “Selling Stockholders” set forth in the section of the resale prospectus (the “Resale Prospectus”) entitled “Selling Stockholders” of an aggregate of 2,400,000 shares of common stock.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” sections in the “Prospectus Summary” section beginning on page Alt-1;

●	they contain different “Use of Proceeds” sections on page Alt-11;

●	the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Selling Stockholder Plan of Distribution” is inserted in its place in the Resale Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus on page Alt-13 deletes the reference to counsel for the underwriters.

The Company has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Company. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages, and such other changes as may be necessary to clarify references to the public offering or the resale offering and will be used for the resale offering by the Selling Stockholders.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 19, 2024

1,600,000 Shares of Common Stock

Rubber Leaf Inc

This is a firm commitment public offering of 1,600,000 shares of Rubber Leaf Inc (the “Company”) common stock, par value $0.001 per share.

Our common stock is quoted on the Pink Open Market under the symbol “RLEA.” The closing price of our common stock on April 18, 2024 was $5.80 per share. There is currently a limited public trading market for our common stock.

We currently estimate that the offering price will be between $4.00 and $6.00 per share. The final offering price of the shares of common stock will be determined by us and Prime Number Capital LLC, the representative of the underwriters in connection with this offering (the “Representative”), taking into consideration several factors as described between the underwriters and us at the time of pricing, including our historical performance and capital structure, prevailing market conditions and overall assessment of our business, and will not be based upon the price of our common stock on the Pink Open Market. See “Underwriting.”

We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “RLEA,” which listing is a condition to this offering. No assurance can be given that our application will be approved or, if we receive approval, that a trading market will develop, if developed, that it will be sustained or that the trading prices of our common stock on the Pink Open Market will be indicative of the prices of our common stock if traded on The Nasdaq Capital Market.

In addition, the selling stockholders (the “Selling Stockholders”) are offering an aggregate of 2,400,000 shares of common stock to be sold pursuant to a separate resale prospectus (the “Resale Prospectus”). We will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the Selling Stockholders’ shares.

In order to meet The Nasdaq Stock Market LLC’s (“Nasdaq”) public float requirement of $15,000,000, we are partly relying on the registration of shares of common stock held by the Selling Stockholders. As of                , 2024, the per share value of the common stock is equal to $               , which requires us to have, at a minimum,                 issued and outstanding public float shares. Since the number of shares of common stock being registered pursuant to the registration statement of which the Resale Prospectus forms a part that are not subject to transfer restrictions is                , which is greater than                , we will be able to meet Nasdaq’s public float requirement of $15,000,000.

Xingxiu Hua, our Chief Executive Officer, President and Chairperson of the Board of Directors (“Board”), has voting control over approximately 87.84% of our voting power of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for companies listed on Nasdaq and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. Upon the closing of this offering, Ms. Hua will own approximately 84.93% of the voting power of our outstanding voting stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Our common stock offered in this prospectus are shares of a holding company incorporated in the State of Nevada, and not the shares of its subsidiaries. Because of our corporate structure, and since our operations are primarily located in the People’s Republic of China (“PRC”), we are subject to various legal and operational risks and uncertainties associated with being based in or having the majority of our operations in the PRC and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, anti-monopoly regulatory actions, oversight on cybersecurity, data privacy and personal information. For a description of our corporate structure, see “Business—Corporate History and Structure.”

The PRC government initiated a series of regulatory actions and statements to regulate activities in the oversea securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which have come into effect on March 31, 2023. The Overseas Listing Trial Measures will regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. In the opinion of our PRC counsel, Shanghai Liqin Law Firm, neither the Company nor its subsidiary RLSP is required to file with the CSRC before the completion of this offering. Instead, the Company must file with the CSRC within three working days after the completion of this offering.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our common stock to investors could be significantly limited or completed hindered, which could cause the value of our common stock to significantly decline or become worthless. We may also face sanctions by the CSRC, the Cyberspace Administration of China (“CAC”) or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties and limit our operations in China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors” beginning on page 15 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our common stock.

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. In the opinion of our PRC counsel neither we nor our subsidiary RLSP will be subject to cybersecurity review by the CAC under the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) which became effective on February 15, 2022, because (i) we do not fall under the definition of either a “critical information infrastructure operator” or an “online platform operator” as defined by the Cybersecurity Review Measures and (ii) our businesses do not involve the collection of user data, implicate cybersecurity or involve any other type of restricted industry. See “Risk Factors—Risks Related to Doing Business in the People’s Republic of China.”

Any failure or perceived failure of us to fully comply with the above regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

We are permitted under PRC laws and regulations to provide funding to Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (“RLSP”), our wholly owned subsidiary in China, in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. Similarly, in the future, cash proceeds raised from financings conducted outside of China may be transferred by the Company to RLSP via capital contribution or shareholder loans. As a holding company, the Company may rely on dividends and other distributions on equity paid by RLSP for its cash and financing requirements. Current PRC regulations permit Chinese companies to distribute dividends only out of their accumulated profits, and additionally, PRC companies are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of the company’s registered capital. Funds under such reserves are not distributable as cash dividends. In addition, if RLSP incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends. RLSP has not made any dividends or other distributions to the Company as of the date of this prospectus.

Currently, other than complying with applicable PRC laws and regulations, we do not have our own cash management policy and procedures that dictate how funds are transferred. RLSP generates its revenue primarily in Renminbi, and cash transfers from RLSP to the Company are subject to PRC government regulation of currency conversion. As a result, any restriction on currency exchange may limit the ability of RLSP to pay dividends to the Company. To the extent cash or assets in the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of mainland China due to the Chinese government’s regulation and limitations on the ability of the Company or its subsidiary by the PRC government to transfer cash or assets. See “Risk Factors—Risks Related to the People’s Republic of China—PRC regulations relating to investments in foreign companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary or limit our PRC subsidiary’ ability to increase its registered capital or distribute profits” on page 19.

Our securities may be prohibited from being traded on a national securities exchange or in the over-the-counter market in the United States if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditor for two consecutive years. The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. Under the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB, for two consecutive years beginning in 2021, the SEC may prohibit our shares from being traded on a national securities exchange or in the over-the-counter market in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022 under the Consolidated Appropriations Act, 2023, as further described below, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. securities exchange or any U.S. over-the-counter market if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, meaning the number of “non-inspection” years was decreased from three to two, and thus, this reduced the time before securities would be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a non-U.S. jurisdiction because of a position taken by one or more authorities in any non-U.S. jurisdiction.

Pursuant to the HFCAA, the PCAOB issued a determination report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China; and (2) Hong Kong, a Special Administrative Region of the PRC, which determinations were vacated by the PCAOB on December 15, 2022. In addition, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations, which determinations were vacated by the PCAOB on December 15, 2022. Our current registered public accounting firm, Simon & Edward, LLP, who audited our financial statements for the fiscal years ended December 31, 2022 and 2021, is not headquartered in mainland China or Hong Kong and was not identified in the PCAOB’s report on December 16, 2021 as a firm subject to the PCAOB’s determinations, which determinations were vacated by the PCAOB on December 15, 2022. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, investors may be deprived of the benefits of such inspection which could result in limitation or restriction of our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. In addition, on August 26, 2022, the PCAOB signed a Statement of Protocol, or SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigation, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Further, on December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which, among other things, amended the HFCAA to reduce the number of consecutive non-inspection years that would trigger the trading prohibition under the HFCAA from three years to two years (originally such threshold under the HFCAA was three consecutive years), and so that any non-U.S. jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s public accounting firm (originally the HFCAA only applied if the PCAOB’s ability to inspect or investigate was due to a position taken by an authority in the jurisdiction where the relevant public accounting firm was located). See “Risk Factors—Risks Related to Doing Business in China—The HFCAA and AHFCAA both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the PCAOB to inspect the auditing firm, our common stock may be subject to delisting.”

		Per Share		Total(1)
Public offering price	$		$
Underwriting discounts and commissions(2)(3)	$		$
Proceeds, before expenses, to us	$		$

(1)

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the underwriter’s over-allotment option (if any) we have granted to the underwriter as described above and includes $                     of the gross proceeds of this offering raised from investors that are introduced directly or indirectly by any party or entity which is not the Company (including but without limitation Prime Number Capital LLC) and $                     of the gross proceeds in this offering raised from investors that are introduced by the Company.

(2)	For gross proceeds of this offering raised from investors that are introduced directly or indirectly by any party or entity which is not the Company (including but without limitation Prime Number Capital LLC), the underwriting discount is equal to $ per share and for gross proceeds in this offering raised from investors that are introduced by the Company, the underwriting discount is equal to $ per share.

(3)	Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering, payable to the Representative, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 79 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to the Representative warrants that will expire on the fifth anniversary of the effective date of this registration statement entitling the Representative to purchase 5% of the number of shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 79.

We have granted the Representative an option to purchase from us, at the public offering price, up to 240,000 additional shares of common stock, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the Representative exercises the option in full, the total underwriting discounts and commissions payable will be $                    , and the total proceeds to us, before expenses, will be $                    .

The underwriters expect to deliver the shares against payment on or about ______________, 2024.

Sole Book-Running Manager

Prime Number Capital LLC

Prospectus dated ______________, 2024

Through and including ______________, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to “we,” “us,” “Rubber Leaf,” “RLI,” the “Company” or “our” refer to Rubber Leaf Inc, a Nevada corporation, United States;

●	“RLSP” is referred to our wholly owned subsidiary Rubber Leaf Sealing Products (Zhejiang) Co., Ltd., a foreign-owned company established in China;

●	“PRC” and “China” are to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan and the special administrative regions of Hong Kong and Macau;

●	assumes a public offering price of $5.00 per share, which is the midpoint of the $4.00 to $6.00 range of the offering price per share;

●	“year” or “fiscal year” means the year ending December 31;

●	“Renminbi” and “RMB” are to the legal currency of China; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

Except as otherwise indicated, all information in this prospectus assumes that:

●	no shares of common stock have been issued pursuant to the Representative’s over-allotment option; and

●	no shares of common stock have been issued pursuant to the Representative Warrants.

TRADEMARKS

All trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners.

MARKET DATA

We are responsible for the disclosure in this prospectus. This prospectus incorporates industry data sourced from market research, publicly accessible information and industry publications. While we have not directly commissioned or funded these sources, we believe the information obtained from them to be reliable. Nonetheless, we assume responsibility for the accuracy and completeness of all information presented in this prospectus, including data derived from third-party sources. This includes the information provided through active hyperlinks to external reports and publications. We obtained the industry, market and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties or by us.

1

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a Nevada-incorporated corporation, operating primarily through our wholly owned subsidiary, Rubber Leaf Sealing Products (Zhengjiang) Co., Ltd. (“RLSP”). Specializing in the production and sales of automotive rubber and plastic sealing strips, we have established ourselves as an important supplier to several major auto original equipment manufacturers, or OEMs, including eGT New Energy Automotive Co., Ltd. (“eGT”) and Volkswagen. With significant advancements in rubber formulations and manufacturing technologies, we have strategically positioned ourselves in the dynamic automotive parts market. Operating through both direct and indirect sales models we have rapidly expanded our market presence since entering the market in 2019.

Sales and Marketing

Our primary offerings consist of automotive rubber and plastic sealing strips tailored for specific models. These products boast distinctive personalized customization features, making the direct sales model the predominant approach. We directly engage with the auto OEMs or their first-tier suppliers to obtain supplier qualifications, define product specifications and models, negotiate product prices and finalize orders.

All of our executives are seasoned industry professionals with extensive experience in the automotive sector for more than 20 years. Their expertise and extensive network facilitate our market expansion for businesses. While securing approval from auto OEMs may be a time-intensive process, once established as their supplier, our continuing orders demonstrate stability spanning several years.

Our sales process is generally divided into two stages: product development and mass supply. In the initial product development stage, we initiate contact with potential customers, gaining entry into a list of qualified suppliers through a series of reviews by them. After securing projects through bidding or other methods, we will collaborate with automakers and their component suppliers to either enhance existing seal products for mass-produced models or develop new models that align with the specified functions, performance criteria and cost requirements.

Prior to finalizing batch supply agreements, which refer to supply agreements where “batch” means a specific quantity of products or materials, uniformly processed to maintain quality and identified by a unique number for efficient traceability and distribution, customers conduct thorough evaluations of our factory, production lines and management systems to verify our capacity to supply products in the required quantities and ensure consistency in product quality. This stage is time-consuming, with the improved development of seals for mass-produced auto models typically taking around six months. Simultaneous development of new models by auto OEMs and their accessory suppliers often extends over a year or more. Based on considerations such as cost efficiency and product consistency, auto OEMs generally choose one or two major suppliers for a given automotive seal product. Therefore, in the batch supply stage, we can generally obtain consistent and stable orders based on the production and sales volume of the models that incorporate our products. At this stage, our primary responsibilities include providing high-quality products in a timely manner based on customer orders, offering after-sales service, engaging in regular or irregular price negotiations and formalizing pricing contracts.

Our sales are substantially dependent on a related party, Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen”). Effective on October 1, 2022, Ms. Xingxiu Hua, our Company’s Chief Executive Officer, President and Chairperson, reduced her direct ownership in Shanghai Xinsen from 90% to 15%. Concurrently, Ms. Hua stepped down as the Legal Representative and General Manager of Shanghai Xinsen pursuant to a board resolution of Shanghai Xinsen on the same date. This change in ownership was made and certified by the local government on October 11, 2022. Ms. Hua’s decision to reduce her ownership in Shanghai Xinsen was driven by her desire to focus on improving RLSP’s business strategy and market development. Despite these changes, we expect our future sales to Shanghai Xinsen will remain unaffected since RLSP has established a matured sales system with Shanghai Xinsen over the years. Furthermore, two of Shanghai Xinsen’s customers, Shanghai Hongyang and Wuhu Huichi, who indirectly purchase RLSP’s products through Shanghai Xinsen, have been using RLSP’s products on a stable and consistent basis for many years.

2

We currently operate with two sales models, the direct supply model and indirect supply model:

Model A: Direct supply model. Following successful on-site inspections by auto OEMs, RLSP secures listing in its directories as a first-tier supplier that directly provides products to the OEM. For example, eGT is an auto OEM, and we serve as their first-tier supplier. eGT directly signs purchase or supply agreements with RLSP. This positions RLSP to independently procure raw materials, manufacture final products and directly deliver finished goods to the warehouses of the auto OEMs. RLSP fulfills its performance obligation upon the delivery of finished products to their warehouses, following a subsequent quality inspection approved by them. Simultaneously, they may request product replacements for disqualified items. Ownership and control of our finished products transfer to customers upon successful inspection and acceptance into an OEM’s warehouse. Revenue recognition occurs upon the transfer of control of our products to a customer, with payments made directly by the OEM.

Model B: Indirect supply model. RLSP receives the purchase orders from our related parties-Shanghai Xinsen and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s Chief Executive Officer, President and Chairperson, Ms. Xingxiu Hua, previously held a 90% ownership interest in Shanghai Xinsen and Shanghai Xinsen holds a 70% ownership interest in Hangzhou Xinsen. Effective October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. The Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission before September 30, 2022, and subsequently 0.25% effective from October 1, 2022 after the renegotiation between RLSP and Xinsen Group. The sales commission incurred in each period is recorded as part of selling expense of the Company. The Xinsen Group serves as a certified second-tier supplier for branded Automobile Manufacturers (“Auto Manufacturers”). A second-tier supplier refers to a supplier that provides products to the first-tier suppliers of the OEM. First-tier suppliers could be suppliers of car doors, rubber and plastic components and other automobile parts. Auto Manufacturers issue consolidated purchase orders for complete sets of rubber and plastic auto parts for a particular model to their first-tier suppliers. These first-tier suppliers subcontract the production of rubber and plastic seals to second-tier suppliers. As a second-tier supplier and a facilitator of production rather than a direct manufacturer, Xinsen Group coordinates with us to fulfill orders. Upon receipt of purchase orders, RLSP procures rubber materials from our vendors. The production process involves outsourcing to third-party manufacturers for either work-in-process products (“WIP”) or finished products, based on management’s decisions in response to operational circumstances.

We employ two distinct forms of outsourced processing under Model B.

1)	RLSP purchases raw materials and subcontracts production to third-party manufacturers for WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs certain manual processes, such as welding and constructing in order to meet the specification of the purchase orders. The completion of the final products is contingent upon a rigorous quality inspection conducted by RLSP, ensuring they meet the highest standards.

2)	RLSP purchases raw materials and subcontracts third party manufacturers to produce finished products. RLSP will trace and observe each step of production undertaken by third-party manufacturers, with a primary focus on the final quality control step.

The finished products are delivered to the warehouses of Xinsen Group’s upstream first-tier suppliers, either from our locations or those of the third-party manufacturers. Quality inspection is carried out by assigned inspectors from Xinsen Group upon delivery. RLSP fulfills its obligation when the finished products reach Xinsen Group’s customers and pass the qualified quality inspection.

In the event of products that do not pass inspection, the Xinsen Group initiates a product replacement process. Upon confirmation of quality and quantity, and acceptance of finished products into Xinsen Group’s customers’ warehouses, invoices are provided to us as proof of delivery. The date of the invoices signifies the transfer of ownership and control of the finished products under model B from us to Xinsen Group and indirectly to its upstream first-tier suppliers. We recognize at such time as Xinsen Group’s customers accept delivery of products.

3

The following diagram shows how sales are generated, how invoices and payments are processed and how our products are manufactured and distributed to customers, through our direct and indirect supply models.

Our Industry and Market Opportunity

Our products are closely linked to the expansion of our customers’ end markets, which we believe are poised for growth. Insights from IHS Global Insight, a prominent economic and financial analysis firm, predict that starting from 2023, total vehicle sales in emerging markets (covering regions like Asia, excluding Japan, South America and Eastern Europe) are projected to match or surpass those in mature markets (encompassing North America, Western Europe and Japan). This forecast is underpinned by escalating income levels that are fueling secular growth. This upward trajectory in emerging markets signifies a substantial growth prospect for the global automotive industry, particularly for manufacturers and suppliers of components consisting of rubber materials utilized in automobile production. We anticipate that the surge in our markets will be bolstered by the enhancement of living standards in emerging markets, the internationalization of automotive platforms, advancements in fuel efficiency and the escalating demand for lightweight materials and refined automotive interior materials. Furthermore, there’s an extensive growth in the requirement for quality rubber materials within the automotive sector. We believe that we are in a prime position to leverage these evolving trends and foresee continued benefits from the improving market dynamics within our industry. Over recent years, there has been a rationalization of higher-cost capacities across many of our key product lines, accompanied by numerous consolidation activities within the rubber materials sector. We believe that our markets will persist in a long-term trend towards consolidation, presenting opportunities for our enterprise due to our scale and extensive geographical presence. Moreover, market developments pertaining to certain raw materials we use significantly influence our business operations.

4

Investment Highlights

Our Company’s revenue-generating activities are anchored in a diverse portfolio of innovative products and services, as detailed in the “Main Products” subsection of “Business.” Central to our success is our range of rubber and plastic car window and door sealing strips, which have established a strong market presence due to their quality and unique design for different automobiles. These offerings cater to our OEM customers, addressing key market demands and trends. Our revenue streams are further bolstered by our whole car rubber and plastic design ability, which complement our main offerings and provide integrated solutions to our clients. We believe that this holistic approach not only diversifies our income sources but also enhances customer retention and satisfaction. Our commitment to innovation, coupled with a strategic focus on emerging market needs, positions us uniquely in the industry. We believe that this approach has enabled us to maintain a competitive edge and continue to expand our market reach.

Growth Strategies

A key pillar of our growth plan is to enhance product innovation and development, allowing us to meet the emerging needs of our customers, attract new customers and stay ahead in a rapidly evolving market. We are committed to investing in research and development, which will drive the introduction of new products and improvements to existing ones.

Another critical component of our strategy is geographic expansion. We aim to enter new international markets and increase our share in existing markets by leveraging our strong distribution networks and marketing strategies. We believe that this will not only diversify our customer base but also reduce our dependency on any single market.

Additionally, we plan to pursue strategic partnerships and acquisitions in different countries (our first target is the U.S.), which will allow us to access new technologies, expand our product lines and enter new markets more rapidly than organic growth alone would permit.

Finally, a focus on operational efficiency and cost management will permit us to remain competitive and profitable, even as we invest in growth. By optimizing our operations and carefully managing expenses, we intend to reinvest savings into key growth areas.

Our growth strategies are designed to be dynamic and adaptable, allowing us to swiftly respond to changes in the market and seize new opportunities as they arise.

Recent Developments

FAW-Volkswagen Agreements

In October 2023, we entered into a joint research and development agreement, confidentiality agreement and integrity cooperation agreement with FAW-Volkswagen Automotive Company, Ltd. (“FAW-Volkswagen”). Following detailed quotations, technical analyses and cost control proposals in November 2023, and subsequent facility inspections by the customer, FAW-Volkswagen accepted our quotation and technical plan in December 2023 for the delivery of sample rubber materials.

Hozon New Energy Auto Orders

In February 2024, we cooperated with Hozon New Energy Auto Co., Ltd for whole car rubber window sealing orders. The engagement commenced with technical consultations in November 2023, leading to the acceptance of our quotation and cost plan in December 2023. Post the inspection of our site, factory building and equipment, we are scheduled to supply sample products in March 2024, initiate the first batch production in August 2024 and ramp up production beginning in October 2024. The initial production is forecasted to be between 3,000 to 4,000 rubber window seal sets, increasing by 2,000 sets monthly, with a peak monthly production of 12,000 sets.

5

COVID-19

Even after the COVID-19 pandemic has subsided, COVID-19 continues to cause operational disruptions to businesses due to factors such as sporadic outbreaks, new variants and subvariants and varying responses by governments and public health authorities. Any future outbreak may impact the overall availability and cost of materials and logistics, which may adversely affect our operations and financial results. If there is another outbreak of COVID-19 or a similar public health threat, it could impact demand for our products, which in turn could adversely affect our revenue and results of operations.

Geopolitical Conditions

Our operations could be disrupted by acts of war, terrorist activity or other similar events, including the Israel-Hamas war in October 2023 and the current or anticipated impact of military conflict and related sanctions imposed on Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations by the United States and other countries due to Russia’s invasion of Ukraine in February 2022. It is not possible to predict the broader consequences of the conflicts, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof and with regard to the Russia-Ukraine war, any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports.

In addition, geopolitical conditions can disrupt global supply chains, affecting both the procurement of essential raw materials and the delivery of our products. Interruptions or delays in receiving necessary inputs could hinder our manufacturing. This may result in market volatility, affecting the prices of raw materials and energy. Fluctuations in the cost of rubber and other necessary commodities used in our manufacturing may impact our profit margins and overall financial stability. In addition, political instability may result in trade restrictions or economic sanctions, potentially limiting our access to certain markets or sources of materials, impacting our sales and supply chain.

Competition

According to the Automobile Industry Branch of the China Association of Automobile Manufacturers, the rubber sealing strip industry achieved revenues of about 15.53 billion Chinese RMB (approximately USD$2.4 billion) (using the RMB-USD exchange rate of 1:0.1531 as of September 30, 2020) In 2020, the top 33 manufacturers of automobile rubber sealing strips in China were responsible for 95% of these sales, highlighting the concentration of market share within a relatively small group of key players.

There is significant competition for the rubber sealing strip industry in the PRC. Despite the competitive nature of the market with approximately 200 key players globally holding a significant market share, we believe that we stand out due to our unique strengths and capabilities. We believe that we hold a competitive edge in two significant areas:

●	Product Versatility: We have the capability to manufacture both rubber and plastic sealing components. In China, this versatility is matched only by Cooper Standard. This dual-material production capability allows us to meet a wide range of client requirements and sets us apart in a market where most competitors specialize in only one type of material.

●	Comprehensive Production Line Advantage: Our production lines are designed for the comprehensive assembly of all rubber and plastic sealing components required for vehicles. While the majority of companies in the sector can only cater to a portion of the sealing components, we specialize in fulfilling complete vehicle sealing component orders. We believe this holistic approach not only promotes efficiency and consistency in quality but also positions us as a one-stop solution for our clients’ sealing needs.

6

As a small, early-stage company, navigating a market with established and emerging competitors poses its challenges. However, we believe that our specialized products and strategic marketing, coupled with our strengths in product versatility and comprehensive production capabilities, position us favorably. We believe these distinctive advantages fortify our competitive stance, though we continue to recognize the need for agility and innovation to maintain and enhance our market position.

Many of our competitors are larger than we are and can devote more resources than we can to the manufacture, distribution and sale of rubber sealing strips. In order to successfully compete in our industry, we will need to:

●	Expand our customers base and strive for additional orders;

●	Raise funds to support our operations and expand our capacities;

●	Recruit talent to explore high technology (e.g., advanced technology in our industry, including, among other things, environmental friendly raw materials, etc.); and

●	Provide outstanding product quality, customer service and rigid integrity in our business dealings.

However, there can be no assurance that even if we do these things, we will be able to compete effectively with the other companies in our industry. We believe that we have the required management expertise in the rubber sealing strip industry with good development potential and affordable price.

Corporate Structure

Rubber Leaf Inc was incorporated under the laws of the State of Nevada on May 18, 2021. We acquired Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. on May 27, 2021, through a share exchange agreement between the Company and Xingxiu Hua, our Chief Executive Officer, President and Chairperson and who owned all of the issued and outstanding shares of RLSP (the “Share Exchange”). After the acquisition, RLSP became our 100% directly controlled subsidiary and wholly foreign-owned enterprise in China. Currently, all of our business is conducted through RLSP. RLSP was established in Fenghua, Ningo, China and commenced operations in July 2019. RLSP previously was a wholly-owned subsidiary of Rubber Leaf LLC, a Delaware limited liability company organized on June 1, 2018, and Xingxiu Hua was the sole member of Rubber Leaf LLC. In May 2021, all of Rubber Leaf LLC’s ownership interests in RLSP was transferred to its sole member, Xingxiu Hua.

The following diagram illustrates our corporate structure as of December 31, 2023:

7

Transfer of Cash Through our Group

Our equity structure is a direct holding structure, that is, Rubber Leaf Inc, directly controls Rubber Leaf Sealing Products (Zhejiang) Co., Ltd., a company established in People’s Republic of China.

After foreign investors’ funds are remitted to RLI at the close of this offering, the funds can be directly transferred to RLSP. If RLI intends to distribute dividends, RLI will transfer the dividends from RLSP to RLI in accordance with the laws and regulations of the PRC, and then the dividends will be distributed from RLI to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. We are able to make such transfers through banks in China under current account items, such as profit distributions and trade and service-related foreign exchange transactions, which can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements with the banks. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

As of December 31, 2023 and December 31, 2022, our CEO Ms. Xingxiu Hua, provided loans to RLI totaling $2,422,625 and $2,300,495, respectively. These loans do not bear interest and are due on demand. During the year ended December 31, 2023 and 2022, RLI made capital contributions of $125,000 and $2,055,415, respectively, to RLSP to support its daily operation, within the current existing approved registered capital limits of RLSP in China. The cash transfer has been approved by the Agricultural Bank of China, Fenghua Branch, which is authorized by SAFE. PRC laws and regulations allow an offshore holding company to provide funding to its wholly owned subsidiary in China only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly owned subsidiary in China or make additional capital contributions to fund RLSP’s capital expenditures or working capital. For an increase of its registered capital, RLSP needs to file such change of registered capital with the China’s Ministry of Commerce (“MOFCOM”) or its local counterparts. If RLI provides funding to RLSP through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches.

As of the date of the prospectus, no cash and other asset transfers have occurred from RLSP to RLI, no dividends or distributions have been made from RLSP to RLI, and RLI has not paid any dividends to investors. For the foreseeable future, the Company intends to use any earnings for research and development and to expand its production capacity. As a result, we do not expect to pay any cash dividends. See “Dividend Policy” on page 41.

Our PRC subsidiary’s ability to distribute dividends in the future will be based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to transfer profits to RLI only out of its after-tax accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s ability to pay dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, if RLSP incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends.

Vendors

In order to reduce the purchase cost of raw materials and enhance its purchase power, RLSP purchases approximately most of the raw materials required for its products from Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”). In the year ended December 31, 2023, RLSP purchased 95% of its raw materials from Shanghai Haozong. One of our directors, Mr. Jun Tong, holds a 30% ownership interest in Shanghai Haozong. Currently, we have substantial dependence on Shanghai Haozong due to our business strategy.

8

Recent Regulatory Developments

PRC Regulations on Overseas Listings

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the July 6, 2021 Opinions, which were made available to the public on July 6, 2021. The July 6, 2021 Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

In addition, on February 17, 2023, the CSRC released the Overseas Listing Trial Measures, and five supporting guidelines, which have come into effect on March 31, 2023. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications. In the opinion of our PRC counsel, Shanghai Liqin Law Firm, neither the Company nor its subsidiary RLSP needs to file with the CSRC before the completion of this offering. Instead, the Company must file with the CSRC within three working days after the completion of this offering.

Our Resale Offering

Certain of our stockholders will be selling through the Resale Prospectus a total of 2,400,000 shares of common stock. We will not receive any proceeds from the sales by the Selling Stockholders of the securities set forth in the Resale Prospectus.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different “Offering” sections in the “Prospectus Summary” section beginning on page Alt-1;

●	they contain different “Use of Proceeds” sections on page Alt-11;

●	the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Selling Stockholder Plan of Distribution” is inserted in its place in the Resale Prospectus; and

●	the “Legal Matters” section in the Resale Prospectus on page Alt-13 deletes the reference to counsel for the underwriters.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 15 of this prospectus. These risks include, among others, that:

●	if we do not have or are unable to generate sufficient cash available to repay our secured debt obligations when they become due and payable, either upon maturity or in the event of a default, we may lose our rights to our assets, which could materially and adversely affect our liquidity and financial condition;

●	many very large and well-funded companies have or are entering into various aspects of the automobile sealing products industry market that we are serving or that they are offering products and services that indirectly or directly compete with our proposed products and services. These factors could result in declining revenue, or inability to grow our business;

●	a decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations;

●	we rely substantially on our founder, Chief Executive Officer, President and Chairperson of the Board, Xingxiu Hua. We may be adversely affected if we lose her services or the services of other key personnel or are unable to attract and retain additional personnel;

●	we have a high concentration of sales with one major customer, Shanghai Xinsen, which is the related party of our founder, Chief Executive Officer, President and Chairperson of the Board, Xingxiu Hua, and contributed approximately 86% of our total revenues for the year ended December 31, 2023;

●	we have a high concentration of raw material purchases from one major vendor, Shanghai Haozong, which is the related party of one of our directors. 95% of our total purchases for the twelve months ended December 31, 2023 was from Shanghai Haozong;

●	we have engaged, and are likely to continue to engage, in certain transactions with related parties. These transactions are not negotiated on an arms’ length basis;

9

●	PRC regulations relating to investments in foreign companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary or limit our PRC subsidiary’ ability to increase their registered capital or distribute profits;

●	the Chinese government has significant authority to exert influence on the conduct of our business and may intervene or influence our operations at any time, which may result in a material change in our operations, and may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless;

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us;

●	we may be subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers;

●	we are a holding company and will rely on dividends paid by our subsidiary for our cash needs. Any limitation on the ability of our subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock;

●	because our business is conducted in RMB and the price of our common stock is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments;

●	governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment;

●	under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders;

●	inflation in the PRC could adversely impact our financial condition and results of operations;

●	any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products;

●	the M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China;

●	investors in this offering will experience immediate and substantial dilution in net tangible book value;

●	we have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud;

●	our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully;

10

●	sales of our currently issued and outstanding shares of common stock and shares of common stock underlying warrants may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock;

●	we may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock;

●	the trading prices of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings;

●	we currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock; and

●	because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms;

●	if listed, we may not be able to satisfy the listing requirements of Nasdaq to maintain a listing of our common stock;

●	we are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors, and make it more difficult to raise capital as and when we need it; and

●	the elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Information Regarding our Capitalization

As of April 19, 2024, we had 41,109,458 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Controlled Company

Xingxiu Hua, our Chief Executive Officer, President and Chairperson of the Board has voting control over approximately 87.84% of our voting power of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. Upon the closing of this offering, Ms. Hua will own approximately 84.93% of the voting power of our outstanding voting stock.

As long as Ms. Hua owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

11

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principal executive offices are located at Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China. Our corporate website address is located at www.rubberleaf.com.cn. Our telephone number is +86-0574-88733850. The information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

12

SUMMARY OF THE OFFERING

Issuer	Rubber Leaf Inc

Shares offered by us	1,600,000 shares of common stock, par value $0.001 per share

Common stock outstanding prior to the offering(1)	41,109,458 shares

Common stock to be outstanding after the offering(2)	42,709,458 shares (42,949,458 shares if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option	We have granted the underwriters a 45-day option to purchase up to an aggregate of 240,000 additional shares of common stock less underwriting discounts and commissions, on the same terms as set forth in this prospectus, solely to cover over-allotments, if any.

Use of Proceeds	As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds to us from this offering to construct a factory, expand our product lines, purchase equipment and for general corporate purposes, including working capital. See “Use of Proceeds” beginning on page 40.

Proposed Listing	We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “RLEA,” which listing is a condition to this offering.

Representative Warrants	Upon the closing of this offering, we have agreed to issue to the Representative, warrants that will expire on the fifth anniversary of the commencement date of sales in this offering, entitling the Representative to purchase 5% of the number of shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the Representative Warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Lock-up agreements	Certain of our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for 180 days following the effective date of the registration statement for this offering without the prior written consent of the Representative. Any other holders of 5% or more of the outstanding shares of our common stock have also agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for 180 days following the effective date of the registration statement for this offering without the prior written consent of the Representative. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Transfer Agent	West Coast Stock Transfer, Inc.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 15 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of April 19, 2024 and excludes 4,904,100 shares of common stock reserved for issuance under our 2021 Equity Incentive Plan.

13

SUMMARY FINANCIAL DATA

The following tables summarize our financial data. We derived the summary financial statement data for the years ended December 31, 2023 and 2022 set forth below from our audited financial statements and related notes contained in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, the notes to those statements and the other financial information contained in this prospectus.

Summary of Operations in U.S. Dollars

	Years Ended
	December 31,
	2023	2022
Revenues	$9,990,150	$10,648,175
Operating & administration expenses	797,208	985,729
Income (loss) from operations	(1,153,209)	512,729
Other income (expense), net	(228,868)	255,681
Net income (loss) before income taxes	(1,382,077)	768,410
Basic and diluted income (loss) per share	$(0.03)	$0.02
Weighted average shares of common stock outstanding	41,014,936	40,976,458

	As of December 31,
	2023	2021
Consolidated Balance Sheet Data
Total current assets	$8,775,183	$9,851,757
Total assets	19,837,769	18,754,876
Total current liabilities	20,075,328	17,931,005
Total liabilities	20,095,874	17,931,005
Total stockholders’ equity	$(258,105)	$823,871

14

RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus, including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Relating to Our Company and Our Industry

If we do not have or are unable to generate sufficient cash available to repay our secured debt obligations when they become due and payable, either upon maturity or in the event of a default, we may lose our rights to our assets, which could materially and adversely affect our liquidity and financial condition.

Borrowings under our loan agreement with certain lenders and commercial banks are secured by substantially all of our assets. Our loan agreement also restricts our ability to, among other things:

●	dispose of or sell our assets;

●	make material changes in our business or management;

●	consolidate or merge with other entities;

●	incur additional indebtedness;

●	create liens on our assets;

●	pay dividends;

●	make investments;

●	enter into transactions with affiliates; and

●	pay off or redeem subordinated indebtedness.

The operating and financial restrictions and covenants in the loan agreement, as well as any future financing agreements that we may enter into, could restrict our ability to finance our operations and to engage in, expand or otherwise pursue business activities and strategies that we or our stockholders may consider beneficial. If we do not have or are unable to generate sufficient cash available to repay our secured debt obligations when they become due and payable, either upon maturity or in the event of a default, we may lose our rights to our assets. This could materially and adversely affect our liquidity and financial condition and our ability to operate and continue our business as a going concern.

Many very large and well-funded companies have or are entering into various aspects of the automobile sealing products industry market that we are serving or that they are offering products and services that indirectly or directly compete with our proposed products and services. These factors could result in declining revenue, or inability to grow our business.

Sealing products for the automobile industry which play a role in reducing vibration and sealing sound insulations in vehicles are sophisticated, and in many ways unique. Numerous world class companies have entered into various aspects of our market. There currently are approximately 200 companies worldwide that have already occupied a big portion of the market in which we operate. As a small, early-stage company, it is uncertain if and how we will be able to compete with current and new competitors and products that are being announced and deployed. While we believe that we currently have a competitive advantage because of our specialized products and strategic marketing, coupled with our unique strengths in product versatility and comprehensive production line, we cannot give any assurance that we will in fact be able to successfully compete with the existing or new competitors in this mature and evolving marketplace.

A decline in general economic condition or other adverse economic conditions could lead to reduced consumer demand of automobiles, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. A decline in consumer spending may result in a decrease in sales of automobiles. Automobile manufacturers, responding to lower demand, may reduce production rates and seek price concessions from their suppliers of automobile components, including us. These actions may result in decreased orders for our products and increased pricing pressures, adversely affecting our revenue and profitability.

15

We rely substantially on our founder, Chief Executive Officer, President and Chairperson of the Board, Xingxiu Hua. We may be adversely affected if we lose her services or the services of other key personnel or are unable to attract and retain additional personnel.

Our success is substantially dependent on the efforts of our senior management, particularly Xingxiu Hua, our founder, Chief Executive Officer, President and Chairperson of the Board and on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. The loss of the services of Ms. Hua or other members of our senior management may significantly delay or prevent the achievement of our business objectives and we may not be able to find adequate replacements. If we lose the services of, or do not successfully recruit key sales and marketing, technical and corporate personnel, the growth of our business could be substantially impaired. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. At present, we do not maintain key man insurance for any of our senior management.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to continue to make investments to support our business growth and may require additional funds, beyond those generated by this offering, to respond to business challenges, including the need to enhance our products and services, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

16

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western-style management and financial reporting concepts and practices, as well as in modern banking and other control systems. We may have difficulty in hiring and retaining a sufficient number of locally qualified employees to work in the PRC who are capable of satisfying the obligations of a U.S. public reporting company. As a result of these factors, we may experience difficulty in establishing adequate management, legal and financial controls (including internal controls over financial reporting), collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices in the PRC that meet U.S. standards as in effect from time to time.

We have a high concentration of sales with one major customer, Shanghai Xinsen, which is the related party of our founder, Chief Executive Officer, President and Chairperson of the Board, Xingxiu Hua, and accounted for 78% of our total revenues for the year ended December 31, 2023.

In order to stabilize customer relationships and maintain long-term orders, we authorized Shanghai Xinsen, one of our related parties, to act as our distributor to Shanghai Hongyang Sealing Co., Ltd. (“Shanghai Hongyang”) and Wuhu Huichi Auto Parts Co., Ltd. (“Wuhu Huichi”), two certified first-tier suppliers to automobile manufacturers and unrelated parties of RLSP and the Company. Our founder, Chief Executive Officer, President and Chairperson of the Board, Xingxiu Hua, holds a 15% ownership interest in Shanghai Xinsen directly. The loss of this distributor could have a material adverse effect on our results of operations unless and until we can replace such customer. The concentration of sales to major customers could subject us to loss of significant revenues in the event that we were to lose one or more of our larger customers.

We have a high concentration of purchases of raw materials from one major vendor, Shanghai Haozong, which is the related party of one of our directors. 93% of our total purchases of raw materials for the year ended December 31, 2023 was from Shanghai Haozong.

In order to reduce the purchase cost and enhance its purchase power, RLSP mainly purchases its raw materials from Shanghai Haozong at present. One of our directors, Jun Tong, holds a 30% ownership interest in Shanghai Haozong. Therefore, we are currently substantially reliant on Shanghai Haozong for our raw materials. Any increase in purchase cost from Shanghai Haozong could have a material adverse effect on our results of operations unless and until we can replace such vendor.

We have engaged, and are likely to continue to engage, in certain transactions with related parties. These transactions are not negotiated on an arms’ length basis.

We have engaged in certain transactions with our related parties which are affiliated with our founder, Chief Executive Officer, President and Chairperson of the Board, Xingxiu Hua, and one of our other directors. We are likely to continue to engage in these transactions and may enter into new transactions with our related parties. None of these transactions has been negotiated as a result of arms’ length transactions. It is possible that we could have received more favorable terms had these agreements been entered into with third parties.

17

We may not be able to prevent others from the unauthorized use of our intellectual property and we may be accused of infringing the intellectual property rights of others, which could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to adequately protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations. We regard our copyrights, patents, domain names, know-how, proprietary technologies and similar intellectual property (which we have ownership or legal rights to use) as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements to protect our proprietary rights though we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights arising from breach of contract or third-party infringement, such litigation could result in substantial costs and a diversion of our managerial and financial resources and could put our intellectual property at risk of being invalidated or narrowed in scope. We cannot assure you that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors and we may receive notices claiming that we are infringing the proprietary rights of third parties. We cannot guarantee that we will not become the subject of infringement claims or legal proceedings by third parties. Any failure in maintaining, protecting or enforcing our intellectual property rights or being accused of infringing the intellectual property rights of others could have a material adverse effect on our business, financial condition and results of operations.

Our certificates, permits and license are subject to governmental regulation and renewal, and the failure to obtain renewal would cause all or part of our operations to be suspended and may have a material adverse effect on our financial condition.

We are subject to various PRC laws and regulations pertaining to our products and services for the automotive rubber industry. We have obtained certain certificates, permits and licenses required for our business. During the application or renewal process for our licenses and permits, we will be evaluated and re-evaluated by the appropriate governmental authorities and must comply with the prevailing standards and regulations, which may change from time to time. In the event that we are not able to obtain or renew the certificates, permits and licenses, all or part of our operations may be suspended by the government, which would have a material adverse effect on our business and financial condition. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our results of operations and profitability.

We are dependent on a major client for significant direct supply model revenue and any disruptions in its purchasing policies could materially and adversely affect our financial condition.

We are significantly dependent on eGT, a leading OEM, for a substantial portion of our direct supply model revenue. As a first-tier supplier, we provide eGT with automotive rubber and plastic sealing strips. Our financial performance is partly dependent on the operational stability and procurement policies of eGT and our other direct supply model clients.

In June 2023, eGT temporarily suspended its factory production, a decision that had a direct and adverse impact on our direct supply model order volume and revenue. This suspension led to a notable decline in orders from eGT, contributing to a decrease in our sales and resulting in a loss from operations for that period. Although eGT resumed production in late October 2023, and we anticipate an increase in our direct supply model revenue from eGT in the future, this recent suspension exemplifies the inherent risks associated with our reliance on a single client for a significant portion of our direct supply model revenue.

While we are optimistic about the resumption of orders from eGT and the potential for increased sales, there is no assurance that similar disruptions will not occur in the future. Any further suspensions, reductions in orders or significant changes in the purchasing policies of eGT or any of our other direct supply model clients could materially and adversely affect our financial condition.

18

Risks Related to Doing Business in the People’s Republic of China

PRC regulations relating to investments in foreign companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary or limit our PRC subsidiary’ ability to increase its registered capital or distribute profits.

As a U.S. holding company of our PRC subsidiary, we may make loans to our PRC subsidiary or may make additional capital contributions to our PRC subsidiary, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the State Administration of Foreign Exchange (“SAFE”).

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our U.S. holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our Company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities and limit our PRC subsidiary’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

19

The Chinese government has significant authority to exert influence on the conduct of our business and may intervene or influence our operations at any time, which may result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, RLSP, may be subject to various government and regulatory interference in the provinces in which it operates. RLSP could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. RLSP may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Furthermore, the Chinese government has shown an increased inclination to and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. On February 17, 2023, the CSRC released the Overseas Listing Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. Please refer to “The approval, filing, or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations, and rules” in this section for more details.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which requires operators with personal information of more than one million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. While we believe that our operations are not affected by this, as these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

20

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

We conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretations.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Our subsidiary, RLSP, is formed under and governed by the laws of the PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference, but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties and sudden changes, sometimes with little advance notice. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our Company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

21

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Certain areas of the law, including intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

We may be subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the National People’s Congress of China (“SCNPC”) issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, Ministry of Industry and Information Technology and the Ministry of Public Security, have been increasingly focused on regulation in the areas of data security and data protection.

22

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the SCNPC passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas initial public offerings. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, the CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law (the “Personal Information Protection Law”), which took effect in November 2021. The Personal Information Protection Law provides that any entity involving processing of personal information (“Personal Information Processer”) shall take various measures to prevent the disclosure, modification or losing of the personal information processed by such entity, including, but not limited to, formulating a related internal management system and standard of operation, conducting classified management of personal information, taking safety technology measures to encrypt and de-identify the processed personal information, providing regular safety training and education for staff and formulating a personal information safety emergency accident plan. The Personal Information Protection Law further provides that a Personal Information Processer shall conduct a prior evaluation of the impact of personal information protection before the occurrence of various situations, including, but not limited to, processing of sensitive personal information (personal information that, once leaked or illegally used, may lead to discrimination against an individual or serious harm to an individual’s personal or property safety, including information on an individual’s ethnicity, religious beliefs, personal biological characteristics, medical health, financial accounts, personal whereabouts, etc.), using personal information to make automated decisions and providing personal information to any overseas entity.

23

On November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC legal counsel, Shanghai Liqin Law Firm, neither we nor our subsidiary RLSP is among the “operator of critical information infrastructure” or “data processor” as mentioned above. The Company, through RLSP, is a supplier of automotive rubber sealing products in China, and designs, develops and manufactures auto rubber related products, and neither the Company nor its subsidiary is engaged in data activities as defined under the Personal Information Protection Law, which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiary is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Regulations on Network Data Security (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

The approval, filing or other procedures of the CSRC or other PRC regulatory authorities may be required in connection with this offering under PRC laws, regulations and rules.

As of the date of this prospectus, we (1) are not required to obtain permissions from any PRC authorities to issue our Common Stock to foreign investors, (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our PRC subsidiary’s operations and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiary, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective March 31, 2023. On the same date, the CSRC circulated the Guidance Rules and Notice on the CSRC’s official website. Pursuant to the Overseas Listing Trial Measures, beginning March 31, 2023, domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from the relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC prior to their overseas offerings and listings. If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

24

As advised by our PRC legal counsel, Shanghai Liqin Law Firm, according to the relevant PRC laws and regulations as of the date of this registration statement, neither the Company nor its subsidiary RLSP needs to file with the CSRC before the completion of this offering. Instead, the Company should file with the CSRC within three working days after the completion of this offering.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Common Stock. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the Confidentiality and Archives Management Provisions, which took effect on March 31, 2023. According to the Confidentiality and Archives Management Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly abide the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Management Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the Confidentiality and Archives Management Provisions were promulgated recently, substantial uncertainties still exist with respect to the interpretation and implementation of such provisions and how they will affect us.

We are a holding company and will rely on dividends paid by our subsidiary for our cash needs. Any limitation on the ability of our subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock.

We are a holding company and conduct substantially all of our business through our PRC subsidiary, which is a limited liability company established in China. We may rely on dividends to be paid by our PRC subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

25

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

Because our business is conducted in RMB and the price of our common stock is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in Renminbi or “RMB,” which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our common stock offered by this prospectus are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, the RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the RMB depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China.

This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. The RMB in 2018 depreciated approximately by 5% against the U.S. dollar. Starting from the beginning of 2019, the RMB has depreciated significantly against the U.S. dollar again. In early August 2019, the People’s Bank of China set the RMB’s daily reference rate at RMB7.0039 to US$1.00, the first time that the exchange rate of RMB to U.S. dollar exceeded 7.0 since 2008. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC, or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

26

There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the RMB to appreciate against the U.S. dollar. Significant revaluation of the RMB may have a material and adverse effect on your investment. Substantially all of our revenues and costs are denominated in RMB. Any significant revaluation of RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars.

To the extent that we need to convert U.S. dollars we receive from this offering into RMB for capital expenditures and working capital and other business purposes, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our common stock, and if we decide to convert RMB into U.S. dollars for the purpose of making dividend payments on our common stock, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our Company in the United States relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped-up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

27

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as Circular 82, which has provided certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our Board management are located in the PRC, it is unclear if the PRC tax authorities will determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiary which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise,” any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our common stock may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our common stock would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our common stock.

Changes in international trade policies, trade dispute or the emergence of a trade war, may have a material adverse effect on our business.

Political events, international trade disputes and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on us and our customers, service providers and other partners.

International trade disputes could result in tariffs and other protectionist measures that could adversely affect our business. Tariffs could increase the cost of the goods and products which could affect consumers’ discretionary spending levels and therefore adversely impact our business. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on consumer confidence, which could adversely affect our business.

Inflation in the PRC could adversely impact our financial condition and results of operations.

Our wholly owned subsidiary, RLSP, is the only operating entity that conducts business in the PRC. Since the inception of RLSP, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for 2019, 2020 and 2021 were increases of 2.9%, 2.5% and 0.9%, respectively. The PRC overall economy is expected to continue to grow. Although we have not in the past been materially affected by inflation, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China. Future increases in the PRC’s inflation may adversely impact our financial condition and result of operations unless we are able to pass on these costs to our customers by increasing the prices of our products.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China.

28

The PRC Securities Law was promulgated in December 1998 and was subsequently revised in October 2005, June 2013, August 2014 and December 2019. According to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While there is no detailed interpretation regarding the rule implementation under Article 177, it will be difficult for an overseas securities regulator to conduct investigation or evidence collection activities in China.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicate supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation and product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters and other events that could impact supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver products.

A global pandemic of a novel strain of coronavirus first emerged in China in December 2019 and has spread globally. The pandemic has resulted in quarantines, travel restrictions and the temporary closure of stores and business facilities in China for the first half of 2020. In March 2020, the World Health Organization declared COVID-19 as a global pandemic. Furthermore, the effects of a subvariant of the Omicron variant of COVID-19, which may spread faster than the original Omicron variant, as well as the effects of any new variants and subvariants which may develop, including any actions taken by governments, may have the effect of increasing the already-existing supply chain problems or slowing our sales. Moreover, China’s former policy of effecting closures to avoid infections, including the recent lockdown in many provinces and municipalities in China, if reimplemented, could affect our results of operations.

Although the COVID-19 pandemic has ended, there still exists threats of a significant outbreak of COVID-19, including its variants and subvariants, and other infectious diseases in China and other parts of the world, the existence of which would result in a widespread health crisis that could adversely affect the economies and financial markets worldwide.

The virus and the measures to contain its spread have resulted in business and manufacturing disruptions in our markets, impacted the business activities of merchandise trade and disrupted the global supply chain. For example, Shanghai, China entered into a city-wide lockdown in March 2022 due to the COVID-19 outbreak, which adversely impacted our sales to our main customer, Shanghai Xinsen, for the first half of year 2022.

The global stock markets have experienced and may continue to experience a significant decline from the COVID-19 outbreak. The price of our common stock may decline significantly after the consummation of this offering, in which case you may lose your investment. Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

29

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

Since all of our customers and suppliers are located in the PRC, and we have received all requisite permissions to operate our business in China and no permission has been denied, we do not foresee a suspension of the production, purchase, sale or maintenance of our products in the near future. As of the date of this prospectus, we have not encountered a situation where we are unable to supply products at competitive prices or at all due to export restrictions. As we have no business in Ukraine or Russia or in the Middle East, there are no foreseeable risks associated with it. We also have not encountered or do not expect to (i) suspend the production, purchase, sale or maintenance of certain items due to a lack of raw materials, parts or equipment; inventory shortage; reduced headcount; or delayed projects; (ii) experience labor shortage that impact our business; (iii) experience cybersecurity attack in our supply chain; (iv) experience higher costs due to constrained capacity or increased commodity prices, shipping costs or challenges sourcing material, or experience surges or declines in consumer demand for which we are unable to adequately adjust our supply; (v) be unable to supply products at competitive prices or at all due to export restrictions, sanctions, tariffs, trade barriers, or political or trade tensions among counties; or (vi) be exposed to supply chain risk in light of Russia’s invasion of Ukraine, conflicts in the Middle East and/or other related geopolitical tension.

The HFCAA and AHFCAA both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the PCAOB to inspect the auditing firm, our common stock may be subject to delisting.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in certain “restrictive markets,” including China. The joint statement emphasized the risks associated with lack of access from the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in the markets where the PCAOB has limited access to the local auditing firms and their work.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a restrictive market, (ii) adopt a new requirement relating to the qualification of management or the board of directors of companies in the restrictive markets and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On December 18, 2020, the HFCAA was signed by then-President Donald Trump and became law. This legislation requires certain issuers to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm that is not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trading on a national stock exchange.

30

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020. In June 2021, the Senate passed the AHFCAA, which was signed into law and reduced the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework.

On December 15, 2022, the PCAOB announced it secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditor, Simon & Edward, LLP, is an independent registered public accounting firm with the PCAOB and is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis. However, the above recent developments may have added uncertainties to our proposed offering, to which Nasdaq may apply additional and more stringent criteria with respect to our auditor’s audit and quality control procedures, adequacy of personnel and training, sufficiency of resources, geographic reach and experience as related to their audits. If our independent registered public accounting firm fails to permit PCAOB to inspect its firm, our common stock may be subject to delisting by the stock exchange where such common stock will be listed.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of the date of this prospectus, we have paid and will continue to pay in the future, social insurance or housing fund contributions for all of our employees, and we have been in compliance with the requirements of relevant PRC regulations. If in the future we are determined by local authorities to fail to make adequate or sufficient contributions to any employee benefits as required by relevant PRC regulations, due to changes in regulations and requirement, we may face late fees or fines in relation to the underpaid employee benefits. As a result, our financial condition and results of operations may be materially and adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce of the PRC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB400 million within China) must be cleared by MOFCOM before they can be completed.

31

Moreover, the Anti-Monopoly Law requires that MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most of them are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as most of them do not currently reside in the United States or do not have substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

32

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer,” the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring and sale of our offshore investments. We may be subject to filing obligations or taxed if we are the transferor in such transactions and may be subject to withholding obligations if we are the transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and U.S. regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal controls over financial accounting, inadequate corporate governance policies and, in many cases, allegations of fraudulent activities. As a result of the scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S.-listed Chinese companies have experienced and may experience in the future high volatility in trading prices and market value and, in some cases, may be subject to the delisting procedures from the national stock exchanges. Some of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business and stock prices when listed on a national stock exchange. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or false, we will have to expend significant capital and time to investigate such allegations and defend our Company. If such allegations are proven to have merits, we and our business operations could be severely affected and you could sustain a significant loss in your investment in our common stock.

The PRC Foreign Investment Law may impact the viability of our current corporate structure and operations.

Laws regulating foreign investment in China include the PRC Foreign Investment Law, or the PRC FIL, effective from January 1, 2020, and the Regulation on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, effective from January 1, 2020. The PRC FIL specifies that foreign investments shall be conducted in line with the “negative list” to be issued or approved to be issued by the State Council. While we do not operate in an industry that is currently subject to foreign investment restrictions or prohibition in China, it is uncertain whether our industry will be named in an updated “negative list” to be issued in the future. If our industry is added to the “negative list” or if the PRC regulatory authorities otherwise decide to limit foreign ownership in our industry, there could be a risk that we would be unable to do business in China as we are currently structured. If any new laws and/or regulations on foreign investments in China are promulgated and implemented, such changes could have a significant impact on our current corporate structure, which in turn could have a material adverse impact on our business and operations, our ability to raise capital and the market price of our shares. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the shares you invest in may significantly decline or become worthless.

33

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees has also increased in recent years. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company , replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Failure to complete SAFE registrations may subject us to fines and legal sanctions and additional restrictions on such shareholders’ ability to exercise their stock options or remit proceeds gained from the sale of their securities into the PRC.

Risks Relating to the Company’s Securities and this Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share is substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur an immediate dilution of $4.89 in net tangible book value per share, based on the public offering price of $5.00 per share (the top of the range of the offering price per share). Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In our Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024, we identified certain material weaknesses in our internal controls. Specifically, we did not maintain effective controls over the control environment. Our weaknesses related to a lack of a sufficient number of personnel with appropriate training and experience in U.S. general acceptable accounting principles and SEC rules and regulations with respect to financial reporting functions. Furthermore, we lack robust accounting systems as well as sufficient resources to hire such staff and implement these accounting systems.

34

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The proceeds may be invested in a way that does not yield a favorable, or any, return for you.

We have a large number of authorized but unissued shares of our common stock which will dilute your ownership position when issued.

Our authorized capital stock consists of 100,000,000 shares of common stock, of which approximately 57,290,542 will remain available for issuance after this offering, including (i) awards reserved for issuance under the Rubber Leaf Inc 2021 Equity Incentive Plan; (ii) shares issuable upon the exercise of the underwriters’ over-allotment option; and (iii) the Representative Warrants. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or, if our common stock is listed on Nasdaq, under Nasdaq Rule 5635, which among other things, requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

Sales of our currently issued and outstanding shares of common stock and shares of common stock underlying warrants may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

Approximately 91.5% of the shares of common stock that will be outstanding following this offering are “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”). As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.

Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

An active, liquid, and orderly market for our common stock may not develop.

Our common stock is expected to trade on Nasdaq a day after the effective date of the registration statement of which this prospectus forms a part. The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors to sell their shares of common stock without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock.

35

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we have applied to have our common stock listed for trading on The Nasdaq Capital Market in connection with this offering, we cannot assure you that our application will be approved or even if approved, that we will maintain listing on Nasdaq or another national exchange. Our common stock is currently quoted on the Pink Open Market, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our common stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

We may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock.

While we have no specific plan to issue preferred stock in different series, our articles of incorporation (“Articles of Incorporation”) authorizes us to issue, without the approval of our stockholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of a specific preferred stock class could affect the residual value of the common stock.

The trading prices of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings.

Numerous factors, many of which are beyond our control, may cause the trading prices of our common stock to fluctuate significantly. These factors include:

●	quarterly variations in our results of operations or those of our competitors;

●	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

●	intellectual property infringements;

●	our ability to develop and market new and enhanced products on a timely basis;

●	commencement of, or our involvement in, litigation;

●	major changes in our Board or management;

●	changes in PRC governmental regulations and laws;

36

●	changes in earnings estimates or recommendations by securities analysts;

●	the impact of any future COVID-19 outbreak on capital markets;

●	our failure to generate material revenues;

●	our public disclosure of the terms of this financing and any financing which we consummate in the future;

●	any acquisitions we may consummate;

●	short selling activities;

●	changes in market valuations of similar companies;

●	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

●	changes in the prices of commodities associated with our business; and

●	general economic conditions and slow or negative growth of end markets.

Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including the Russia-Ukraine and Middle East conflicts.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time-to-time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Future sales or perceived sales of our common stock could depress the trading prices of our common stock.

This prospectus covers 1,600,000 shares of common stock. If the holders of these securities were to attempt to sell a substantial amount of their holdings at once, the market prices of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their securities and investors to short such securities, a practice in which an investor sells securities that he or she does not own at prevailing market prices, hoping to purchase such securities later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline and if such market price is less than the exercise price of the warrants, make the warrants worthless. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

In addition, large number of sales of our common stock by the selling stockholders named in the Resale Prospectus could depress the market price of our common stock and make it more difficult to sell your shares of our common stock.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, support our operations and finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

37

Because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not initially become a reporting company by conducting an underwritten initial public offering of our common stock on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we initially became a public reporting company by means of an underwritten initial public offering on a national securities exchange, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

The market price of our securities may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares of common stock at or above the public offering price.

The price of our common stock in this offering will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock immediately prior to or following our offering. If you purchase shares in our public offering, you may not be able to resell shares of our common stock at or above the public offering price. We cannot assure you that the public offering price of our common stock, or the market price following our public offering, will equal or exceed the trading price of our stock on the Pink Open Market prior to our public offering. All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The market price of our common stock may fluctuate significantly in response to numerous factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments, trends and general business and economic conditions, many of which are beyond our control, including those risks set forth in this prospectus. Following this offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

If listed, we may not be able to satisfy the listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors and make it more difficult to raise capital as and when we need it.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

38

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Articles of Incorporation and our bylaws (“Bylaws”) eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Articles of Incorporation and our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Existing stockholders may sell significant quantities of common stock.

The existing stockholders will beneficially own approximately 96.3% of our common stock following the successful completion of this offering, approximately 95.7% if the underwriters’ exercise their over-allotment option in full. Notwithstanding that certain officers and directors and 5% or more stockholders will be locked up for a period of 180 days following the completion of this offering, they may have acquired their shares at a lower price than that of this offering. Accordingly, they may be incentivized to sell all or part of their holdings as soon as any applicable transfer restrictions have ended and such sales could have a negative impact on the market price of our securities.

39

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	our ability to effectively operate our business segments;

●	our ability to manage our research, development, expansion, growth and operating expenses;

●	our ability to evaluate and measure our business, prospects and performance metrics;

●	our ability to compete, directly and indirectly, and succeed in our industry;

●	our ability to respond and adapt to changes in technology;

●	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will receive net proceeds of approximately $6,943,963 (or approximately $8,047,963 if the underwriters’ option to purchase additional shares of common stock is exercised in full) from the sale of the shares of common stock offered by us in this offering, based on an assumed public offering price of $5.00 per share (the midpoint of the price range set forth on the front cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

40

Each $1.00 increase or decrease in the assumed public offering price of $5.00 per share (the midpoint of the price range set forth on the front cover page of this prospectus) would increase or decrease, as applicable, the net proceeds that we receive from this offering by approximately $1,472,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 320,000 shares of our common stock offered by us would increase or decrease, as applicable, the net proceeds that we receive from this offering by approximately $1,472,000, assuming the assumed public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, increase our visibility in the marketplace and list on a national exchange. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds to us from this offering for constructing a factory, expanding our product lines, purchasing equipment and for general corporate purposes, including working capital.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount
Working capital	$1,143,963
Construction of factory	$1,500,000
Expansion of one rubber extrusion production line	$1,600,000
Expansion of one plastic extrusion production line	$1,500,000
Purchasing product testing equipment	$1,200,000
Total	$6,943,963

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, operating results, cash needs, growth plans, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, our common stock was quoted on the Pink Open Market under the trading symbol “RLEA.” Quotations on the over-the-counter market reflect inter-dealer prices, without retail mark-up, or mark-down commission, and may not represent actual transactions. On April 18, 2024, the reported closing price of our common stock was $5.80 per share.

Potential Nasdaq Listing

We intend to apply to list our common stock on The Nasdaq Capital Market under the symbol “RLEA.” There can be no assurance that our common stock will be listed on Nasdaq or another securities exchange. For more information see the section “Risk Factors.”

41

Holders

As of the date of this prospectus, there was a total of 41,109,458 shares of common stock issued and outstanding and 56 stockholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Transfer Agent

Our transfer agent is West Coast Stock Transfer, Inc. with offices located at 721 N Vulcan Ave #205, Encinitas, CA. The phone number and facsimile number for West Coast Stock Transfer, Inc. are (619) 664-4780 and (760) 452-4423, respectively. Additional information about West Coast Stock Transfer can be found on its website at www.westcoaststocktransfer.com.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of December 31, 2023. Such information is set forth on the following basis:

●	on an actual basis; and

●	on a pro forma basis to reflect our receipt of the net proceeds from our sale and issuance of 1,600,000 shares of common stock in this offering at an assumed public offering price of $5.00 per share (the midpoint of the price range set forth on the front cover page of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual(1)	Pro Forma(2)
Cash	$41,687	$6,985,650
Total Assets	$19,837,769	$26,781,732
Total Current Liabilities	$20,075,328	20,075,328

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 41,109,458 shares issued and outstanding, actual; 100,000,000 shares authorized, 42,709,458 shares issued and outstanding, pro forma.	41,110	42,710
Preferred stock, $0.0001 par value, 40,000,000 shares authorized, 0 shares issued and outstanding, actual; 40,000,000 shares authorized, 0 shares issued and outstanding, pro forma.	-	-
Additional paid-in capital	2,799,035	10,797,435
Retained earnings (deficit)	(3,217,901)	(3,217,901)
Total stockholders’ equity	(258,105)	7,201,895
Total capitalization	$19,837,769	$27,297,769

(1)	As of December 31, 2023.

(2)	The number of issued and outstanding shares as of December 31, 2023 on a pro forma as adjusted basis reflects our receipt of the net proceeds of approximately $6,943,963 resulting from our sale and issuance of 1,600,000 shares of common stock in this offering at an assumed public offering price of $5.00 per share of common stock (the midpoint of the price range set forth on the front cover page of this prospectus) for total gross proceeds of $8,000,000, after deducting $1,056,037 of estimated underwriting discounts and commissions and estimated offering expenses payable by us.

42

(3)	Each $1.00 increase or decrease in the assumed public offering price of $5.00 per share (the midpoint of the price range set forth on the front cover page of this prospectus) would increase or decrease, as applicable, the amount of our cash, additional paid-in capital and total stockholders’ equity by $1,472,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting estimated underwriting discounts and commissions payable by us. An increase or decrease of 320,000 shares of our common stock offered by us would increase or decrease, as applicable, the amount of our cash, additional paid-in capital and total stockholders’ equity by $1,472,000, assuming a public offering price of $5.00 (the midpoint of the price range set forth on the front cover page of this prospectus) after deducting estimated underwriting discounts and commissions payable by us.

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in net tangible book value of their shares of common stock. Dilution in net tangible book value represents the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value (deficit) of our common stock as of December 31, 2023 was $(2,259,218) or $(0.05) per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date.

After giving effect to the issuance of 1,600,000 shares of common stock in this offering at an assumed public offering price of $5.00 per share (the midpoint of the price range set forth on the front cover page of this prospectus) for net proceeds of approximately $6,943,963, our pro forma net tangible book value as of December 31, 2023 would have been $4,684,745 or approximately $0.11 per share of our common stock. This represents an immediate increase in net tangible book value per share of $0.16 to the existing stockholders and an immediate dilution in net tangible book value per share of $4.89 to new investors. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$5.00
Historical net tangible book value (deficit) per share as of December 31, 2023	$(0.05)
Increase in net tangible book value per share after giving effect to the offering	0.16
Pro forma net tangible book value (deficit) per share as of December 31, 2023	0.11
Dilution in net tangible book value per share to new investors		$4.89

Each $1.00 increase or decrease in the assumed public offering price of $5.00 per share (the midpoint of the price range set forth on the front cover page of this prospectus) would increase or decrease, as applicable, our pro forma net tangible book value per share to new investors by $0.03, and would increase or decrease, as applicable, dilution per share to new investors in this offering by $0.03, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 320,000 shares of our common stock offered by us would increase or decrease, as applicable, our pro forma net tangible book value by approximately $1,472,000 and increase or decrease, as applicable, the dilution to new investors by $0.03 per share, assuming the assumed public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

After completion of this offering, our existing stockholders would own approximately 96.3% and our new investors would own approximately 3.7% of the total number of shares of our common stock outstanding after this offering.

To the extent that outstanding options or warrants, if any, are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

43

Capitalization Table

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	41,109,458	96.3%	$2,840,145	26.2%	$0.08
New Investors	1,600,000	3.7%	$8,000,000	73.8%	$5.00
	42,709,458	100%	$10,840,145	100%	$0.25

Each $1.00 increase or decrease in the assumed public offering price of $5.00 per share (the midpoint of the price range set forth on the front cover page of this prospectus) would increase or decrease, as applicable, the total consideration paid by new investors and total consideration paid by all stockholders by approximately $128,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in “Selected Historical Consolidated Financial Data” and our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Audited Consolidated Financial Information.” We assume no obligation to update any of these forward-looking statements.

Overview

Rubber Leaf Inc was incorporated under the laws of the State of Nevada on May 18, 2021. We acquired Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. on May 27, 2021, through a Share Exchange Agreement between the Company and Xingxiu Hua, our Chief Executive Officer, President and Chairperson and who owned all of the issued and outstanding shares of RLSP. After the acquisition, RLSP became our 100% directly controlled subsidiary and wholly foreign-owned enterprise in China. Currently, all of our business is conducted through RLSP. RLSP was established in Fenghua, Ningo, China and commenced operations in July 2019. RLSP was a wholly-owned subsidiary of Rubber Leaf LLC, a Delaware company organized on June 1, 2018, and Xingxiu Hua was the sole member of Rubber Leaf LLC. In May 2021, all of Rubber Leaf LLC’s ownership interests in RLSP was transferred to its sole member, Xingxiu Hua. RLSP specializes in the production and sales of automotive rubber and plastic sealing strips. We are a well-known auto parts enterprise, and we are also a first-tier supplier of well-known auto brands such as eGT and Volkswagen.

Our principal business address is located at Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China.

44

Key Factors Affecting our Performance

As a result of a number of factors, our historical results of operations may not be comparable to our results of operations in future periods, and our results of operations may not be directly comparable from period to period. Set forth below is a brief discussion of the key factors impacting our results of operations.

Known Trends and Uncertainties

Inflation

Our wholly owned subsidiary, RLSP, is our only operating entity that conducts business in the PRC. Since the inception of RLSP, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for 2019, 2020 and 2021 were increases of 2.9%, 2.5% and 0.9%, respectively. The PRC overall economy is expected to continue to grow. Although we have not in the past been materially affected by inflation, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China. Future increases in the PRC’s inflation may adversely impact our financial condition and result of operations unless we are able to pass on these costs to our customers by increasing the prices of our products.

Supply Chain

The outbreak of COVID-19 since the beginning of March 2020, which led to general shutdown of cities in China, has had an adverse impact on our supply chain, and weakened the financial conditions of our suppliers and customers. However, it did not lead to severe supply chain disruptions at RLSP’s principal location and such disruptions did not have a material adverse impact on our business, financial condition, results of operations and cash flows. We continuously pay close attention to the supply chains that are impacted by COVID-19, perform further assessment and take relevant measures to minimize the impact. Except for the impact of COVID-19, there was no interruption that led to supply chain disruptions affecting our business.

As of the date of this prospectus, COVID-19 supply chain disruptions do not materially affect our outlook or business goals, nor materially impact our results of operations or capital resources.

Geopolitical Conditions

Our operations could be disrupted by acts of war, terrorist activity or other similar events, including the Israel-Hamas war in October 2023 and the current or anticipated impact of military conflict and related sanctions imposed on Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations by the United States and other countries due to Russia’s invasion of Ukraine in February 2022. It is not possible to predict the broader consequences of the conflicts, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof and with regard to the Russia-Ukraine war, any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports. The Russia-Ukraine and Israel-Hamas wars are likely to cause regional instability and geopolitical shifts and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. Any such event may in turn have a material and adverse effect on our business, results of operations and financial position.

In addition, geopolitical conditions can disrupt global supply chains, affecting both the procurement of essential raw materials and the delivery of our products. Interruptions or delays in receiving necessary inputs could hinder our manufacturing. This may result in market volatility, affecting the prices of raw materials and energy. Fluctuations in the cost of rubber and other necessary commodities used in our manufacturing may impact our profit margins and overall financial stability. In addition, political instability may result in trade restrictions or economic sanctions, potentially limiting our access to certain markets or sources of materials, impacting our sales and supply chain.

Effects of the COVID-19 Pandemic

If there is another outbreak of COVID-19 or a similar public health threat, it could impact demand for our products, which in turn could adversely affect our revenue and results of operations. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of any potential future COVID-19 outbreak and the actions taken by government authorities and other entities to contain COVID-19 or treat its impact, almost all of which are beyond our control. If the disruptions posed by any potential future COVID-19 outbreak or other matters of global concern continue for an extensive period of time, the operations of our business may be materially adversely affected.

45

To the extent COVID-19 or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in the “Risk Factors” section.

Foreign Currency

Amounts reported in the condensed consolidated financial statements are stated in United States dollars, unless stated otherwise. Our subsidiary in the PRC use the Chinese renminbi (RMB) as their functional currency and the holding company, RLI, uses the United States dollar as their functional currency. For subsidiaries that use the local currency as the functional currency, all assets and liabilities are translated to United States dollars using exchange rates in effect at the end of the respective periods and the results of operations have been translated into United States dollars at the weighted average rates during the periods the transactions were recognized. Resulting translation gains or losses are recognized as a component of other comprehensive income (loss). We are subject to the effects of exchange rate fluctuations with respect to any of such currency.

In accordance with ASC 830, Foreign Currency Matters (ASC 830), we translate the assets and liabilities into United States dollars using the rate of exchange prevailing at the balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation from RMB into United States dollar are recorded in stockholders’ equity as part of accumulated other comprehensive income. Further, foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Gains and losses on those foreign currency transactions are included in other income (expense), net for the period in which exchange rates change.

To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation.

Key Components of Our Results of Operations

Sales Revenue

We generate revenue through selling automotive rubber and plastic sealing strips under two models of supply:

Model A (Direct Supply Model)

Following successful on-site inspections by auto OEMs, RLSP secures listing in its directories as a first-tier supplier that directly provides products to the OEM. For example, eGT is an auto OEM, and we serve as their first-tier supplier. eGT directly signs purchase or supply agreements with RLSP. This positions RLSP to independently procure raw materials, manufacture final products and directly deliver finished goods to the warehouses of the auto OEMs. RLSP fulfills its performance obligation upon the delivery of finished products to their warehouses, following a subsequent quality inspection approved by them. Simultaneously, they may request product replacements for disqualified items. Ownership and control of our finished products transfer to customers upon successful inspection and acceptance into an OEM’s warehouse. Revenue recognition occurs upon the transfer of control of our products to a customer, with payments made directly by the OEM.

46

Model B (Indirect Supply Model)

RLSP receives the purchase orders from our related parties-Shanghai Xinsen and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s Chief Executive Officer, President and Chairperson, Ms. Xingxiu Hua, previously held a 90% ownership interest in Shanghai Xinsen and Shanghai Xinsen holds a 70% ownership interest in Hangzhou Xinsen. Effective October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. The Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission before September 30, 2022, and subsequently 0.25% effective from October 1, 2022 after the renegotiation between RLSP and Xinsen Group. The sales commission incurred in each period is recorded as part of selling expense of the Company. The Xinsen Group serves as a certified second-tier supplier for branded Automobile Manufacturers (“Auto Manufacturers”). A second-tier supplier refers to a supplier that provides products to the first-tier suppliers of the OEM. First-tier suppliers could be suppliers of car doors, rubber and plastic components and other automobile parts. Auto Manufacturers issue consolidated purchase orders for complete sets of rubber and plastic auto parts for a particular model to their first-tier suppliers. These first-tier suppliers subcontract the production of rubber and plastic seals to second-tier suppliers. As a second-tier supplier and a facilitator of production rather than a direct manufacturer, Xinsen Group coordinates with us to fulfill orders. Upon receipt of purchase orders, RLSP procures rubber materials from our vendors. The production process involves outsourcing to third-party manufacturers for either work-in-process products (“WIP”) or finished products, based on management’s decisions in response to operational circumstances.

We employ two distinct forms of outsourced processing under Model B.

1)	RLSP purchases raw materials and subcontracts production to third-party manufacturers for WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs certain manual processes, such as welding and constructing in order to meet the specification of the purchase orders. The completion of the final products is contingent upon a rigorous quality inspection conducted by RLSP, ensuring they meet the highest standards.

2)	RLSP purchases raw materials and subcontracts third party manufacturers to produce finished products. RLSP will trace and observe each step of production undertaken by third-party manufacturers, with a primary focus on the final quality control step.

The finished products are delivered to the warehouses of Xinsen Group’s upstream first-tier suppliers, either from our locations or those of the third-party manufacturers. Quality inspection is carried out by assigned inspectors from Xinsen Group upon delivery. RLSP fulfills its obligation when the finished products reach Xinsen Group’s customers and pass the qualified quality inspection.

In the event of products that do not pass inspection, the Xinsen Group initiates a product replacement process. Upon confirmation of quality and quantity, and acceptance of finished products into Xinsen Group’s customers’ warehouses, invoices are provided to us as proof of delivery. The date of the invoices signifies the transfer of ownership and control of the finished products under model B from us to Xinsen Group and indirectly to its upstream first-tier suppliers. We recognize at such time as Xinsen Group’s customers accept delivery of products.

Related Party Revenues

We also generate revenue through the indirect supply model. We process the purchase orders from our related parties, subcontract them to third party suppliers, who will produce and deliver the finished products to the final customers. Specifically, we either purchase raw materials and subcontract them for manufacturing or procure the products directly in the market to supply our customers, which depends on the specific requirements of the orders.

Cost of Revenues

Cost of revenues is comprised of raw materials consumed, manufacturing costs, third party logistics and distribution costs including packaging, freight, transportation, depreciation of manufacturing equipment, shipping and handling costs, and inventory adjustment due to the defectives and inventory count.

47

Selling Expenses

Selling expenses principally consist of costs associated with our sales force. Our main selling cost is the commission fee payable on indirect supply model sales.

General and Administrative Expenses

General and administrative expenses include the expenses for commercial support personnel, personnel in executive and other administrative functions, other commercial costs necessary to support the commercial operation of our products, professional fees for legal, consulting and accounting services. General and administrative expenses also include depreciation and impairments of office furniture and equipment.

Interest Expense

Interest expense primarily consists of interest expense incurred under our Revolving Loan Agreement with banks, individual third parties, and minor bank service charges.

Income taxes

We are governed by the Income Tax Law of the PRC, and the United States. We account for income tax using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. We record a valuation allowance to offset deferred tax assets if based on the weight of available evidence; it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Result of Operation

Comparison of the Years Ended on December 31, 2023 and 2022

The following table summarizes our results of operations for the years ended on December 31, 2023 and 2022:

	For the year ended December 31,
	2023	2022	Changes

Sales	$1,396,152	$5,259,447	$(3,863,295)
Sales-related parties	8,593,998	5,371,728	3,222,270
Total	9,990,150	10,648,175	(658,025)

Cost of sales-production	10,061,164	9,149,717	911,447
Loss on factory relocation	284,987	-	284,987
Total cost of sales	10,346,151	9,149,717	1,196,434
Gross profit (loss)	(356,001)	1,498,458	(1,854,459)

Operating Expenses
Selling expenses	86,751	68,321	18,430
General & administrative expenses	710,457	917,408	(206,951)
Total operation expenses	797,208	985,729	(188,521)
Income (loss) from operation	(1,153,209)	512,729	(1,665,938)

Other income (expense):
Interest expense	(237,581)	(187,528)	(50,053)
Other expense	8,713	(19,159)	27,872
Gain on selling of imperfections	-	462,368	(462,368)
Total other income (expenses), net	(228,868)	255,681	(484,549)

Net Income(loss) before income taxes	(1,382,077)	768,410	(2,150,487)
Income tax expenses	16,067	11,029	5,038
Net income (loss)	$(1,398,144)	$757,381	$(2,155,525)

48

Sales Revenues

Sales revenue were $9,990,150 and $10,648,175 for the years ended December 31, 2023 and 2022, respectively, a decrease of $0.7 million or 6% year over year. The decrease was mainly attribute to the demand deceasing from our direct supply model, as well as the exchange rate decreasing for Chinese RMB against U.S. dollar during the third quarter of 2023, which resulted in the total revenues translated from Chinese RMB to U.S. dollar decreased.

RLSP’s major direct supply model customer, eGT temporarily suspended its factory production since June 2023, which resulted in a decline in orders from RLSP. eGT has resumed production from late October 2023, and we expect to increase our direct sales revenue from eGT in the second quarter of year 2024. Meanwhile, RLSP commenced the relocation of its factory to our newly constructed factory in early August 2023 and subsequently obtained the property title certificate of the new factory until December 2023, which also resulted in a decrease in RLSP’s production in the fourth quarter of year 2023. RLSP has resumed production in our new facility in February 2024.

Cost of Sales

Cost of sales were $10,346,151 and $9,149,717 for the years ended on December 31, 2023 and 2022 respectively, a increase of $1.2 million, or 13% year over year. RLSP has been suspend its production since July 2023, which leads to $284,987 of loss on factory relocation. The work stoppage were mainly attribute to 1) the temporary suspension of operations by our main customer eGT; 2) our commencement of factory relocation to our newly constructed facility in early August 2023, with the property title certificate for the new factory not obtained until December 2023.

The increasing of cost of sales-production was increased by $911,447, which was mainly due to the increased sales from our related parties for the year ended December 31, 2023, compared with last year.

Gross Profit

Gross profit (loss) were $(356,001) and $1,481,514 for the years ended on December 31, 2023 and 2022, respectively. Our revenue and gross profit margin were presented as below:

	For the year ended December 31,
	2023	2022	changes
Revenue:
Direct supply model	$1,280,555	$5,259,447	$(3,978,892)
Indirect supply model	8,709,595	5,388,728	3,320,867
Total	9,990,150	10,648,175	(658,025)

Gross profit margin:
Direct supply model	23%	35%	(12)%
Indirect supply model	(4)%	(6)%	2%
Total	(4)%	14%	(18)%

The decrease of our overall gross profit margin, compared with the year ended on December 31, 2023 and 2022, was mainly attributed to the Company generated less sales from direct supply model which has a higher gross profit margin, RLSP’s major direct supply model customer, eGT temporarily suspended its factory production since June 2023, which resulted in a decline in orders to RLSP. eGT has resumed production from late October 2023, and we expect to increase our direct sales revenue from eGT in the second quarter of year 2024.

Selling Expenses

Selling expenses were $86,751 and $68,321 for the years ended on December 31, 2023 and 2022, respectively, with increase of 18,430 or 27% year over year. The increase was mainly attribute to the increase of indirect supply model which charges Xinsen Group 0.25% sales commission of total indirect sales.

49

General and Administrative Expenses

General and administrative expenses were $710,457 and $917,408 for the years ended on December 31, 2023 and 2022, respectively, decrease by $206,951, or 23% year over year. The decrease was mainly due to the Company reduced the cost for operation resulted from the decreasing in total sales revenue, compared with the same period of 2023 and 2022. Meanwhile, RLSP began to relocate its factory location to our newly constructed factory in early August, which also led to RLSP’s production decreased.

Income (Loss) from Operations

For the year ended on December 31, 2023, income from operations was $(1,153,209) as compared to loss from operations of $512,729 for year ended on December 31, 2022, a decrease of $1,665,938 or 325% year over year. The decrease in income from operations was primarily due to the decreasing in sales from our direct sales model client, eGT.

Other Income (Expenses), Net

For the year ended on December 31, 2023, the Company has generated $(228,868) other expense as compared to other income of $255,681 for the year ended December 31, 2022. The decrease was mainly due to the Company has entered several loan agreement, some of which charged relatively high interest rate. Moreover, there was a sale of imperfections of $462,368 for the year ended on December 31, 2022.

Net Income (Loss)

As a result of the factors described above, our net loss was $(1,398,144) for the year ended on December 31, 2023, decreased by $2,155,525 from the net income of $757,381 for the year ended December 31, 2022.

Liquidity and Capital Resources

As of December 31, 2023, we had an accumulated deficit of $(3,271,901). As of December 31, 2022, we had cash of $41,687 and negative working capital of $(11,300,145), compared to cash of $51,417 and a negative working capital of $(8,079,248) on December 31, 2022. The decrease in the working capital was primarily due to the increased accounts payables and other payables to related parties of the Company.

In order to improve our financial position, we raised $1,090,000 in private placements in the year ended December 31, 2021. Between June 21, 2021 and September 22, 2021, the Company sold 436,000 shares of our common stock pursuant to a private placement to seven investors for $2.50 per share for an aggregate of $1,090,000. From May to July 2023, the Company sold 133,000 shares of our common stocks pursuant to a private placement to ten investors for $3.00 per share for an aggregate of $399,000. No commissions were paid regarding the share issuance. On September 13, 2021 and September 27, 2021, we converted loans from two lenders in the aggregate amount of $1,111,395 into 444,558 shares of common stock at $2.50 per share.

50

On March 25, 2024, Ningbo National High-Tech District branch of Industrial and Commercial Bank of China agreed to extend a credit line of RMB 56 million to RLSP for a term of two years. The credit is secured by the Company’s property located at Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District, Ningbo, Zhejiang, China.

Borrowings

On November 30, 2020, RLSP entered a one-year bank loan of $2,298,851 (RMB 15 million) with Fenghua Chunhu branch, Agricultural Bank of China Co., Ltd. with the annual interest rate of 4.7%. The collateral pledged for the loan was the land use right with appraisal value of $5.44 million (approximately RMB 35.2 million). RLSP repaid RMB 2 million and renewed $2,017,005 (RMB 13 million) loan on November 30, 2021 with one-year term. The loan was fully paid back on November 2022.

On April 30, 2021, RLSP borrowed $774,401 (RMB 5 million) short-term loan from an unrelated entity guaranteed by an individual person. The loan has a monthly interest rate of 1% with the due date on June 15, 2021. Pursuant to the loan agreement, the interest rate will increase to 2% monthly if RLSP is in default of loan terms and the lender may further obtain 5% of RLSP’s ownership. On November 10, 2021, RLSP extended the maturity date of the loan till April 30, 2022 with the other loan terms remain the same and the two parties have verbally agreed to extend the due date to December 31, 2023. As of December 31, 2023 and 2022, the loan balance were $267,689 (RMB 1.9 million) and $275,474 (RMB 1.9 million), respectively.

On September 1, 2021, RLSP borrowed $154,832 (RMB 1 million) short-term loan from an unrelated individual. The loan has an annual interest rate of 13% with due date on August 31, 2022. RLSP has had several round financing transactions with the individual since then. As of December 31, 2023 and 2022, the individual loan balances were $67,627 (RMB 0.48 million) and $98,591 (RMB 0.68 million), respectively. Out of $67,627 loan balance, RMB480,000 loan, there is no maturity date in this loan. Company can repay the loan anytime am there is no interest further on.

On September 1, 2021, RLSP borrowed $247,732(RMB 1.6 million) short-term loan from an officer of RLSP. The loan has an annual interest rate of 8% with due date on August 31, 2022. RLSP borrowed $152,359 and $Nil during 2023 and 2022, and repaid $28,263 and $69,256 back during 2023 and 2022, respectively. As of December 31, 2023 and 2022, the loan balances were $183,881 (RMB 1.3 million) and $61,909 (RMB 0.43 million), respectively. The loan was extended to December 31, 2023 on March 11, 2023 and the officer has waived loan interest since September 2022.

On November 30, 2021, RLSP borrowed $314,857 (RMB 2 million) in the form of a secured note from Zhejiang Yongyin Financial leasing Co., Ltd, a subsidiary of Ningbo Fenghua Rural Commercial Bank Co., Ltd, pledged with machinery and equipment RLSP purchased and fully paid with the market value of approximately RMB2.3 million. The loan has a two-year term with due date on November 19, 2023. For the year ended December 31, 2023,RLSP borrowed $(RMB). The loan balances were $288,348 and $135,357 as of December 31, 2023 and 2022, respectively.

On March 2022, RLSP borrowed $20,901 personal loans from two employees and $10,451 was repaid in April 2022. As of December 31, 2022, the outstanding loan balance was $10,149. The loans bear no interest and are due on demand. The loan was fully paid back on March 2023.

On November 18, 2022, RLSP entered a one-year bank loan of $1,884,823 (RMB 13 million) with Fenghua Chunhu branch, Bank of Ningbo, with the annual interest rate of 4.5%. The collateral pledged for the loan was the land use right with appraisal value of $3.44 million (approximately RMB 23.69 million). The loan was extended to September 30, 2023 on September 22, 2023. On September 21, 2023 RLSP entered a three- month bank loan of $1,837,092 (RMB$13 million) and has fully paid back the principal before December 31, 2023. On December 25 2023, RLSP borrowed $3,674,185(RMB 26 million) with due date on December 25, 2023. The loan balance was $1,831,553 and 1,884,823 as of December 31, 2023 and 2022.

On September 14, 2023, RLSP borrowed $2,054,513 (RMB 15 million) a short-term loan from unrelated individual. The loan bears 2.5% monthly interest rate and has its maturity date of November 30, 2023. RLSP repaid back $1,780,578 (RMB 13 million) during September 2023. There is no maturity date with balance of $281,777 (RMB 2 million) as of December 31, 2023.

On October 20, 2023, RLSP borrowed $353,287 (RMB 2.5 million) a short-term loan with a monthly interest rate of 3% from an unrelated individual. The loan balance was $718,532 (RMB 5.1 million) as of December 31, 2023.

51

Interest expense primarily consists of the interest incurred on the bank loans, commercial & individual loans and minor bank service charges. For years ended December 31, 2023 and 2022, the Company recorded the interest expense of $237,581 and $187,528, respectively.

Contractual Obligations

On August 5, 2022, RLSP signed a Construction Engineering Contract with Ningbo Rongsen Construction Co., Ltd (“Ningbo Rongsen”) to construct a factory and a new production line with an annual production capacity of up to four million sets of automotive seals. The budget of the project is around $4,931,105 (RMB 35 million), and the project was completed on October 25, 2023. As of December 31, 2023, RLSP has paid Ningbo Rongsen a total of $2,395,142 (RMB 17 million) for the project.

On March 1, 2024, RLSP filed a complaint against Ningbo Rongsen in the Ningbo Intermediate People’s Court of China, challenging the overvalued construction costs of our newly constructed factory. On March 5, 2024, RLSP received a notification from Ningbo Fenghua District People’s Court that the construction project contract dispute case of RLSP vs. Ningbo Rongsen has been filed. The case number is (2024) Zhejiang 0213 Civil Litigation No. 1737.

On August 5, 2022, RLSP and Ningbo Rongsen signed a Construction Engineering Contract, with an agreed project cost of US $4,931,105 (RMB 35 million). The project was completed on October 25, 2023, and subsequently audited by Ningbo Zhongxin Engineering Management Co., Ltd., which initially appraised the project at US $6,519,991 (RMB 46,277,593). Based on this appraisal, RLSP signed a Settlement Payment Agreement with Ningbo Rongsen on January 7, 2024, setting the final settlement price at US $7,171,990 (RMB 50,905,352).

However, a significant discrepancy emerged following a second evaluation by Kexin United Engineering Consulting Co., Ltd., which determined the project cost to be US $5,221,922 (RMB 37,064,159), indicating a discrepancy of 26.32% compared to the price in the Settlement Payment Agreement. Citing a major misunderstanding influenced by the initial overvaluation, RLSP seeks legal action to revoke the Settlement Payment Agreement, in accordance with Article 147 of the Civil Code of the People’s Republic of China, which allows for the revocation under significant misunderstanding.

Our management maintains confidence in our legal standing and is actively pursuing a resolution that will be beneficial to us. As legal proceedings are subject to inherent uncertainties, we cannot predict the outcome of this matter at the time of filing this prospectus.

Cash Flows

The following table sets forth the primary sources and uses of cash for each of the periods presented below:

Years Ended December 31, 2023, and 2022

	Years Ended December 31,
	2023	2022	$ Change	% Change
Net cash (used in) provided by:
Operating activities	$(84,078)	$1,252,348	$(1,336,426)	(106)%
Investing activities	(3,017,818)	(2,580,555)	(437,263)	(17)%
Financing activities	1,811,678	1,905,128	(93,450)	(4)%
Effect of foreign currency translation on cash flow	(31,874)	70,325	(102,199)	(145)%
Net increase in cash	$(1,322,092)	$647,246	$(1,969,338)	(304)%

Cash Provided in Operating Activities

Net cash provided in operating activities was $(84,078) for the years ended December 31, 2023, as compared to $1,252,348 for the years ended December 31, 2022. The decrease was mainly due to RLSP’s factory relocation commenced in early August 2023 and subsequently obtained the property title certificate of the new factory until December 2023, which resulted in a decrease in RLSP’s production in the fourth quarter of year 2023. RLSP has resumed production in our new facility in February 2024.

Cash Used in Investing Activities

Net cash used in investing activities was $3,017,818 for the year ended December 31, 2023 as compared to $2,580,555 for the year ended December 31, 2022. The increase was mainly due to the increase in expenses from purchases of equipment and factory construction costs for our newly completed factory building.

Cash Provided by Financing Activities

Net cash provided by financing activities was $1,811,679 for the year ended December 31, 2023, as compared to $1,905,128 for the year ended December 31, 2022, which is compatible year over year.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical Accounting Estimates

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company early adopted Accounting Standards Update (“ASU”) 2014-09, Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606) since its inception (i.e. July 2019), which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations and (5) recognizing revenue as each performance obligation is satisfied. The Company applies the five-step model to sales contracts.

52

We generate revenue through selling automotive rubber and plastic sealing strips under two models of supply:

Model A (Direct Supply Model)

Following successful on-site inspections by auto OEMs, RLSP secures listing in its directories as a first-tier supplier that directly provides products to the OEM. For example, eGT is an auto OEM, and we serve as their first-tier supplier. eGT directly signs purchase or supply agreements with RLSP. This positions RLSP to independently procure raw materials, manufacture final products and directly deliver finished goods to the warehouses of the auto OEMs. RLSP fulfills its performance obligation upon the delivery of finished products to their warehouses, following a subsequent quality inspection approved by them. Simultaneously, they may request product replacements for disqualified items. Ownership and control of our finished products transfer to customers upon successful inspection and acceptance into an OEM’s warehouse. Revenue recognition occurs upon the transfer of control of our products to a customer, with payments made directly by the OEM.

Model B (Indirect Supply Model)

RLSP receives the purchase orders from our related parties-Shanghai Xinsen and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s Chief Executive Officer, President and Chairperson, Ms. Xingxiu Hua, previously held a 90% ownership interest in Shanghai Xinsen and Shanghai Xinsen holds a 70% ownership interest in Hangzhou Xinsen. Effective October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. The Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission before September 30, 2022, and subsequently 0.25% effective from October 1, 2022 after the renegotiation between RLSP and Xinsen Group. The sales commission incurred in each period is recorded as part of selling expense of the Company. The Xinsen Group serves as a certified second-tier supplier for branded Automobile Manufacturers (“Auto Manufacturers”). A second-tier supplier refers to a supplier that provides products to the first-tier suppliers of the OEM. First-tier suppliers could be suppliers of car doors, rubber and plastic components and other automobile parts. Auto Manufacturers issue consolidated purchase orders for complete sets of rubber and plastic auto parts for a particular model to their first-tier suppliers. These first-tier suppliers subcontract the production of rubber and plastic seals to second-tier suppliers. As a second-tier supplier and a facilitator of production rather than a direct manufacturer, Xinsen Group coordinates with us to fulfill orders. Upon receipt of purchase orders, RLSP procures rubber materials from our vendors. The production process involves outsourcing to third-party manufacturers for either work-in-process products (“WIP”) or finished products, based on management’s decisions in response to operational circumstances.

We employ two distinct forms of outsourced processing under Model B.

1)	RLSP purchases raw materials and subcontracts production to third-party manufacturers for WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs certain manual processes, such as welding and constructing in order to meet the specification of the purchase orders. The completion of the final products is contingent upon a rigorous quality inspection conducted by RLSP, ensuring they meet the highest standards.

2)	RLSP purchases raw materials and subcontracts third party manufacturers to produce finished products. RLSP will trace and observe each step of production undertaken by third-party manufacturers, with a primary focus on the final quality control step.

The finished products are delivered to the warehouses of Xinsen Group’s upstream first-tier suppliers, either from our locations or those of the third-party manufacturers. Quality inspection is carried out by assigned inspectors from Xinsen Group upon delivery. RLSP fulfills its obligation when the finished products reach Xinsen Group’s customers and pass the qualified quality inspection.

In the event of products that do not pass inspection, the Xinsen Group initiates a product replacement process. Upon confirmation of quality and quantity, and acceptance of finished products into Xinsen Group’s customers’ warehouses, invoices are provided to us as proof of delivery. The date of the invoices signifies the transfer of ownership and control of the finished products under model B from us to Xinsen Group and indirectly to its upstream first-tier suppliers. We recognize at such time as Xinsen Group’s customers accept delivery of products.

53

Adoption of New Accounting Standard

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses”. The standard, including subsequently issued amendments (ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10 and ASU 2019-11), requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. In November 2019, the FASB issued ASU No. 2019-10 to postpone the effective date of ASU No. 2016-13 for public business entities eligible to be smaller reporting companies defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU No. 2016-13 effective on January 1, 2023. Adoption of the new standard did not have any impact on the Company’s consolidated financial statements or financial disclosure since all accounts receivable as of January 1, 2023 were due from Xinsen Group, which were deemed no credit loss issue.

BUSINESS

Overview

We are a Nevada-incorporated corporation, operating primarily through our wholly owned subsidiary, Rubber Leaf Sealing Products (Zhengjiang) Co., Ltd. (“RLSP”). Specializing in the production and sales of automotive rubber and plastic sealing strips, we have established ourselves as an important supplier to several major auto original equipment manufacturers, or OEMs, including eGT New Energy Automotive Co., Ltd. (“eGT”) and Volkswagen. With significant advancements in rubber formulations and manufacturing technologies, we have strategically positioned ourselves in the dynamic automotive parts market. Operating through both direct and indirect sales models, we, despite entering the market in 2019, have rapidly expanded our market presence.

Business Strategy

Our wholly owned subsidiary RLSP, an automotive rubber and plastic sealing strip manufacturer, has  been acknowledged as first-tier supplier to manufacture sealing strips for some auto Original Equipment Manufacturers, such as eGT and Volkswagen. Since December 2019, RLSP has been supplying automotive rubber and plastic sealing strips to eGT, a joint venture between Dongfeng and French Renault. Additionally, RLSP has also been acknowledged as second-tier manufacturer of automotive rubber and plastic sealing strip from some Branded Automobile Manufacturers (the “Auto Manufacturers”). Despite only entering the Chinese automotive sealing strip market in 2019, RLSP’s well known customers and our own unique advantages have allowed us to rapidly expand our market presence and increase our market share.

Main Products

●	Since our establishment, we have been engaged in the research and development, design, production and sales of auto parts such as automobile sealing strips. We have strong capabilities in tooling, mold creation, specialized equipment development, and comprehensive product design skills. We mainly supply sealing strip products for domestic and foreign automobile manufacturers, as well as supporting research and development and follow-up services.

Technology Development Advantage

●	With extensive experience in the rubber industry, we have formed a strong technical advantage in the field of rubber formulations. Our high-hardness rubber and low-density sponge production technology have reached the domestic leading level. We are also expertise in the areas of rubber vulcanization, modular development, three-dimensional molding, seamless interface, surface pre-coating, and surface flocking technologies. We are a leading candidate in the development and application of technology, rubber mixing process technology, CAE, CAD analysis simultaneous development technology and length control technology, and has applied these technologies to mass production. Moreover, we have gained experience and technical proficiency necessary for synchronous development with automotive OEMs.

54

Customer Resource Advantage

●	For auto parts manufacturers that supply to auto OEMs, establishing and maintaining cooperative relationships with mainstream auto OEMs is the key to their survival and development. We have established a strong cooperative relationship with internationally renowned automobile manufacturers, become a supplier for eGT and Volkswagen. Automobile manufacturers enforce stringent criteria for qualifying suppliers, assessing factors such as enterprise scale, quality system, technology development capabilities, quality capabilities, on-site 5S, procurement management, process management, quality improvement capabilities, human resource training and other aspects. This evaluation process typically spans 1-3 years.

Investment Highlights

●	Our Company’s revenue-generating activities are anchored in a diverse portfolio of innovative products and services, as detailed in the “Main Products” subsection of our “Business” section. Central to our success is our range of rubber and plastic car window and door sealing strips, which have established a strong market presence due to their quality and unique design for different automobiles. These offerings cater to our OEM customers, addressing key market demands and trends. Our revenue streams are further bolstered by our whole car rubber and plastic design ability, which complement our main offerings and provide integrated solutions to our clients. This holistic approach not only diversifies our income sources but also enhances customer retention and satisfaction. Our commitment to innovation, coupled with a strategic focus on emerging market needs, positions us uniquely in the industry. This approach has enabled us to maintain a competitive edge and continue to expand our market reach, thereby offering promising investment potential.

Growth Strategies

●	A key pillar of our growth plan is to enhance product innovation and development, and expand new customers, allowing us to stay ahead in a rapidly evolving market and meet the emerging needs of our customers. We are committed to investing in research and development, which will drive the introduction of new products and improvements to existing ones.

●	Another critical component of our strategy is geographic expansion. We aim to enter new international markets and increase our share in existing markets by leveraging our strong distribution networks and marketing strategies. This will not only diversify our customer base but also reduce our dependency on any single market.

●	Additionally, we plan to pursue strategic partnerships and acquisitions in different countries (our first target is the U.S.), which will allow us to access new technologies, expand our product lines and enter new markets more rapidly than organic growth alone would permit.

●	Finally, a focus on operational efficiency and cost management will ensure that we remain competitive and profitable, even as we invest in growth. By optimizing our operations and carefully managing expenses, we can reinvest savings into key growth areas.

With the increasingly fierce competition in the automobile manufacturing industry, auto OEMs demand greater comprehensive strength and industry experience from their suppliers. The ability to provide support services to mainstream auto OEMs is becoming a more critical criterion for customers in choosing suppliers. Therefore, the automobile manufacturing industry has gradually become a relatively closed ecosystem, where only auto parts suppliers with high-quality customer bases can achieve a sustainable cycle of development.

55

Sales and Marketing

Our primary offerings consist of automotive rubber and plastic sealing strips tailored for specific models. These products boast distinctive personalized customization features, making the direct sales model the predominant approach. We directly engage with the auto OEMs or their first-tier suppliers to obtain supplier qualifications, define product specifications and models, negotiate product prices and finalize orders.

All of our executives are seasoned industry professionals with extensive experience in the automotive sector for more than 20 years. Their expertise and extensive network facilitate our market expansion for businesses. While securing approval from auto OEMs may be a time-intensive process, once established as their supplier, our orders demonstrate stability spanning several years.

Our sales process is generally divided into two stages: product development and mass supply. In the initial product development stage, we initiate contact with potential customers, gaining entry into the list of qualified suppliers through a series of reviews by them. After securing projects through bidding or other methods, we will collaborate with automakers and their component suppliers to either enhance existing seal products for mass-produced models or develop new models that align with the specified functions, performance criteria and cost requirements.

Prior to finalizing batch supply agreements, which refer to supply agreements where “batch” means a specific quantity of products or materials, uniformly processed to maintain quality and identified by a unique number for efficient traceability and distribution, customers conduct thorough evaluations of our factory area, production lines and management system to verify our capacity for mass supply and ensure consistency in product quality. This stage is time-consuming, with the improved development of seals for mass-produced models typically taking around six months. Simultaneous development of new models with auto OEMs and their accessory suppliers often extends over a year or more. Based on considerations such as cost efficiency and product consistency, auto OEMs generally choose one or two major suppliers for a given automotive seal product. Therefore, in the batch supply stage, we can generally obtain consistent and stable orders based on the production and sales volume of the models incorporating our products. At this stage, our primary responsibilities include providing high-quality products in a timely manner based on customer orders, offering after-sales service, engaging in regular or irregular price negotiations and formalizing pricing contracts.

Our sales are substantially dependent on one major customer and related party, Shanghai Xinsen Import & Export Co., Ltd for the year ended December 31, 2023. Effective on October 1, 2022, Ms. Xingxiu Hua, the Company’s Chief Executive Officer, President, and Chairperson, reduced her direct ownership in Shanghai Xinsen from 90% to 15%. Concurrently, Ms. Hua stepped down as the Legal Representative and General Manager of Shanghai Xinsen pursuant to a board resolution of Shanghai Xinsen on the same date. This change in ownership was made and certified by the local government on October 11, 2022. Ms. Hua’s decision to change her ownership in Shanghai Xinsen was driven by her desire to focus more on improving RLSP’s business strategy and market development. Despite these changes, we expect our future sales to Shanghai Xinsen will remain unaffected since RLSP has established a matured sales system with Shanghai Xinsen over the years. Furthermore, two of Shanghai Xinsen’s customers, Shanghai Hongyang and Wuhu Huichi, who indirectly purchased RLSP’s products through Shanghai Xinsen, have been using RLSP’s products stably and consistently for many years.

We currently operate with two sales models, the direct supply model and indirect supply model:

We generate revenue through selling automotive rubber and plastic sealing strips under two models of supply:

Model A (Direct Supply Model)

Following successful on-site inspections by auto OEMs, RLSP secures listing in its directories as a first-tier supplier that directly provides products to the OEM. For example, eGT is an auto OEM, and we serve as their first-tier supplier. eGT directly signs purchase or supply agreements with RLSP. This positions RLSP to independently procure raw materials, manufacture final products and directly deliver finished goods to the warehouses of the auto OEMs. RLSP fulfills its performance obligation upon the delivery of finished products to their warehouses, following a subsequent quality inspection approved by them. Simultaneously, they may request product replacements for disqualified items. Ownership and control of our finished products transfer to customers upon successful inspection and acceptance into an OEM’s warehouse. Revenue recognition occurs upon the transfer of control of our products to a customer, with payments made directly by the OEM.

56

Model B (Indirect Supply Model)

RLSP receives the purchase orders from our related parties-Shanghai Xinsen and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s Chief Executive Officer, President and Chairperson, Ms. Xingxiu Hua, previously held a 90% ownership interest in Shanghai Xinsen and Shanghai Xinsen holds a 70% ownership interest in Hangzhou Xinsen. Effective October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. The Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission before September 30, 2022, and subsequently 0.25% effective from October 1, 2022 after the renegotiation between RLSP and Xinsen Group. The sales commission incurred in each period is recorded as part of selling expense of the Company. The Xinsen Group serves as a certified second-tier supplier for branded Automobile Manufacturers (“Auto Manufacturers”). A second-tier supplier refers to a supplier that provides products to the first-tier suppliers of the OEM. First-tier suppliers could be suppliers of car doors, rubber and plastic components and other automobile parts. Auto Manufacturers issue consolidated purchase orders for complete sets of rubber and plastic auto parts for a particular model to their first-tier suppliers. These first-tier suppliers subcontract the production of rubber and plastic seals to second-tier suppliers. As a second-tier supplier and a facilitator of production rather than a direct manufacturer, Xinsen Group coordinates with us to fulfill orders. Upon receipt of purchase orders, RLSP procures rubber materials from our vendors. The production process involves outsourcing to third-party manufacturers for either work-in-process products (“WIP”) or finished products, based on management’s decisions in response to operational circumstances.

We employ two distinct forms of outsourced processing under Model B.

1)	RLSP purchases raw materials and subcontracts production to third-party manufacturers for WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs certain manual processes, such as welding and constructing in order to meet the specification of the purchase orders. The completion of the final products is contingent upon a rigorous quality inspection conducted by RLSP, ensuring they meet the highest standards.

2)	RLSP purchases raw materials and subcontracts third party manufacturers to produce finished products. RLSP will trace and observe each step of production undertaken by third-party manufacturers, with a primary focus on the final quality control step.

The finished products are delivered to the warehouses of Xinsen Group’s upstream first-tier suppliers, either from our locations or those of the third-party manufacturers. Quality inspection is carried out by assigned inspectors from Xinsen Group upon delivery. RLSP fulfills its obligation when the finished products reach Xinsen Group’s customers and pass the qualified quality inspection.

In the event of products that do not pass inspection, the Xinsen Group initiates a product replacement process. Upon confirmation of quality and quantity, and acceptance of finished products into Xinsen Group’s customers’ warehouses, invoices are provided to us as proof of delivery. The date of the invoices signifies the transfer of ownership and control of the finished products under model B from us to Xinsen Group and indirectly to its upstream first-tier suppliers. We recognize at such time as Xinsen Group’s customers accept delivery of products.

57

The following diagram shows how sales are generated, how invoices and payments are processed and how our products are manufactured and distributed to customers, through our direct and indirect supply models.

Our Industry and Market Opportunity

We are confident that the demand for our products is closely linked to the expansion of our customers’ end markets, which are poised for growth. Insights from IHS Global Insight, a prominent economic and financial analysis firm, predict that starting from 2023, total vehicle sales in emerging markets (covering regions like Asia, excluding Japan, South America and Eastern Europe) are projected to match or surpass those in mature markets (encompassing North America, Western Europe and Japan). This forecast is underpinned by escalating income levels that are fueling secular growth. This upward trajectory in emerging markets signifies a substantial growth prospect for the global automotive industry, particularly for manufacturers and suppliers of components consisting of rubber materials utilized in automobile production. We anticipate that the surge in our markets will be bolstered by the enhancement of living standards in emerging markets, the internationalization of automotive platforms, advancements in fuel efficiency and the escalating demand for lightweight materials and refined automotive interior materials. Furthermore, there’s an extensive growth in the requirement for quality rubber materials within the automotive sector. We are in a prime position to leverage these evolving trends and foresee continued benefits from the improving market dynamics within our industry. Over recent years, there has been a rationalization of higher-cost capacities across many of our key product lines, accompanied by numerous consolidation activities within the rubber materials sector. We envisage that our markets will persist in a long-term trend towards consolidation, presenting opportunities for our enterprise due to our scale and extensive geographical presence. Moreover, market developments pertaining to certain raw materials we use significantly influence our business operations.

Vendors

To reduce the purchase cost and enhance the purchase power, our subsidiary, RLSP purchases approximately 93% of the raw materials from Shanghai Haozong Rubber & Plastic Technology Co., Ltd. Mr. Jun Tong, one of the Company’s directors, holds a 30% ownership of Shanghai Haozong. Our current business strategy leads to a significant reliance on Shanghai Haozong for our supply needs.

58

Recent Developments

FAW-Volkswagen Agreements

In October 2023, we entered into a joint research and development agreement, confidentiality agreement and integrity cooperation agreement with FAW-Volkswagen Automotive Company, Ltd. (“FAW-Volkswagen”). Following detailed quotations, technical analyses and cost control proposals in November 2023, and subsequent facility inspections by the customer, FAW-Volkswagen accepted our quotation and technical plan in December 2023.

Hozon New Energy Auto Orders

In February 2024, we cooperated with Hozon New Energy Auto Co., Ltd for whole car rubber window sealing orders. The engagement commenced with technical consultations in November 2023, leading to the acceptance of our quotation and cost plan in December 2023. Post-inspection of our site, factory building and equipment, we are scheduled to supply sample products in March 2024, initiate the first batch production in August 2024 and ramp up production from October 2024. The initial production is forecasted to be between 3,000 to 4,000 sets, increasing by 2,000 sets monthly, with a peak monthly production of 12,000 sets.

COVID-19

Even after the COVID-19 pandemic has subsided, COVID-19 continues to cause operational disruptions to businesses due to factors such as sporadic outbreaks, new variants and subvariants and varying responses by governments and public health authorities. Any future outbreak may impact the overall availability and cost of materials and logistics, which may adversely affect our operations and financial results. If there is another outbreak of COVID-19 or a similar public health threat, it could impact demand for our products, which in turn could adversely affect our revenue and results of operations.

Geopolitical Conditions

Our operations could be disrupted by acts of war, terrorist activity or other similar events, including the Israel-Palestine war in October 2023 and the current or anticipated impact of military conflict and related sanctions imposed on Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations by the United States and other countries due to Russia’s invasion of Ukraine in February 2022. It is not possible to predict the broader consequences of the conflicts, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof and with regard to the Russia-Ukraine war, any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports.

In addition, geopolitical conditions can disrupt global supply chains, affecting both the procurement of essential raw materials and the delivery of our products. Interruptions or delays in receiving necessary inputs could hinder our manufacturing. This may result in market volatility, affecting the prices of raw materials and energy. Fluctuations in the cost of rubber and other necessary commodities used in our manufacturing may impact our profit margins and overall financial stability. In addition, political instability may result in trade restrictions or economic sanctions, potentially limiting our access to certain markets or sources of materials, impacting our sales and supply chain.

59

Competition

According to the statistics of the Automobile Industry Branch of the China Association of Automobile Manufacturers, the 33 major automobile rubber sealing strip manufacturers that participated in the statistics in 2020, the scope of supporting cooperation covers almost all automobile manufacturers in China and all automobile manufacturers including passenger cars and commercial vehicles. In 2020, the rubber sealing strip industry achieved revenues of about 15.53 billion Chinese RMB, of which main business candidates of the industry accounted for about 95% of the market share.

There is significant competition for the rubber sealing strip industry in the PRC. Despite the competitive nature of the market with approximately 200 key players globally holding a significant market share, our Company stands out due to our unique strengths and capabilities. We hold a competitive edge in two significant areas:

Product Versatility: We have the unique capability to manufacture both rubber and plastic sealing components. In China, this versatility is matched only by Cooper Standard. This dual-material production capability allows us to meet a wide range of client requirements and sets us apart in a market where most competitors specialize in only one type of material.

Comprehensive Production Line Advantage: Our production lines are designed for the comprehensive assembly of all rubber and plastic sealing components required for vehicles. While the majority of companies in the sector can only cater to a portion of the sealing components, we specialize in fulfilling complete vehicle sealing component orders. This holistic approach not only ensures efficiency and consistency in quality but also positions us as a one-stop solution for our clients’ sealing needs.

As a small, early-stage company, navigating a market with established and emerging competitors poses its challenges. However, our specialized products and strategic marketing, coupled with our unique strengths in product versatility and comprehensive production capabilities, position us favorably. Despite the dynamic nature of this mature and evolving marketplace, we believe these distinctive advantages fortify our competitive stance, though we continue to recognize the need for agility and innovation to maintain and enhance our market position.

Many of our competitors are larger than we are and can devote more resources than we can do to the manufacture, distribution and sale of the rubber sealing strip. In order to successfully compete in our industry, we will need to:

●	Expand our customers basis and strive for additional orders;

●	Raise funds to support our operations and expand our capacities;

●	Recruit talent to explore high technology (e.g., advanced technology in our industry, including, among other things, environmental friendly raw materials, etc.); and

●	That we provide outstanding product quality, customer service and rigid integrity in our business dealings.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry. We believe that we have the required management expertise in the rubber sealing strip industry with good development potential and affordable price.

Government Regulations

●	Environmental Protection. The production of chemical pollutants in China must obtain a certificate from the relevant department. Rubber compound is a heavily polluting industry and must be approved by the local environmental protection department in China before it can be produced. Our company has qualified for all environmental assessment criteria.

60

●	Production and Operation License. In China, it is necessary to obtain a business license issued by the Chinese Ministry of Commerce to operate the business related to the business license. RLSP’s main business includes manufacturing the rubber and plastic sealing strips for automotive windows and doors, and RLSP obtained its business license in July 2019.

Our wholly owned subsidiary, RLSP, is incorporated and operating in the PRC. RLSP has obtained the requisite permissions from Chinese authorities to operate its current business in China, including a business license and an approval from Ningbo Environmental Ecology Department regarding our manufacture process and environmental protection process.

Corporate History and Structure

Rubber Leaf Inc was incorporated under the laws of the State of Nevada on May 18, 2021. We acquired Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. on May 27, 2021, through a Share Exchange Agreement between the Company and Xingxiu Hua, our Chief Executive Officer, President and Chairperson and who owned all of the issued and outstanding shares of RLSP (the “Share Exchange”). After the acquisition, RLSP became our 100% directly controlled subsidiary and wholly foreign-owned enterprise in China. Currently, all of our business is conducted through RLSP. RLSP was established in Fenghua, Ningo, China and commenced operations in July 2019. RLSP was the wholly owned subsidiary of Rubber Leaf LLC, a Delaware company organized on June 1, 2018, and Xingxiu Hua was the sole member of Rubber Leaf LLC. In May 2021, all of Rubber Leaf LLC’s ownership interests in RLSP was transferred to its sole member, Xingxiu Hua. RLSP specializes in the production and sales of automotive rubber and plastic sealing strips. We are a well-known auto parts enterprise, and we are also the first-tier supplier of well-known auto brands such as eGT and Volkswagen.

Our principal business address is Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District, Ningbo, Zhejiang, China.

The following diagram illustrates our corporate structure as of December 31, 2023.

Transfer of Cash Through our Group

Our equity structure is a direct holding structure, that is, Rubber Leaf Inc, directly controls Rubber Leaf Sealing Products (Zhejiang) Co., Ltd., a company established in People’s Republic of China.

After foreign investors’ funds are remitted to RLI at the close of this offering, the funds can be directly transferred to RLSP.

If RLI intends to distribute dividends, RLI will transfer the dividends from RLSP to RLI in accordance with the laws and regulations of the PRC, and then the dividends will be distributed from RLI to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. We are able to make such transfers through banks in China under current account items, such as profit distributions and trade and service-related foreign exchange transactions, which can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements with the banks. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

As of December 31, 2023 and December 31, 2022, our CEO Ms. Xingxiu Hua, provided loans to RLI totaling $2,422,625 and $2,300,495, respectively. These loans do not bear interest and are due on demand. During the year ended December 31, 2023 and 2022, RLI made capital contributions of $125,000 and 2,055,415, respectively, to RLSP to support its daily operation, within the current existing approved registered capital limits of RLSP in China. The cash transfer has been approved by the Agricultural Bank of China, Fenghua Branch, which is authorized by SAFE. PRC laws and regulations allow an offshore holding company to provide funding to its wholly owned subsidiary in China only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly owned subsidiary in China or make additional capital contributions to fund RLSP’s capital expenditures or working capital. For an increase of its registered capital, RLSP needs to file such change of registered capital with the China’s Ministry of Commerce (“MOFCOM”) or its local counterparts. If RLI provides funding to RLSP through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches.

61

As of the date of the prospectus, no cash and other asset transfers have occurred from RLSP to RLI, and no dividends or distributions have been made from RLSP to RLI, and RLI has not paid any dividends to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends.

Our PRC subsidiary’s ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to transfer profits to RLI only out of its after-tax accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, if RLSP incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. As of the date of this prospectus, other than the transfer of cash in the amount of $125,000 and $2,055,415, respectively, from RLI to RLSP as capital contribution for its daily operation during the year ended December 31, 2023 and 2022, respectively, there were no material cash flows between RLI and RLSP and for the past two fiscal years, RLSP has not declared any dividends or made other distributions to the Company nor has the Company paid dividends or made other distributions to its shareholders. We intend to retain most of our available funds and any future earnings after this offering and cash proceeds from financing activities, including this offering, to fund the development and growth of our business. As a result, we do not expect to pay cash dividends in the near future. See “Dividend Policy” on page 41.

Description of Property

We purchased a piece of land in Fenghua District, Ningbo City, Zhejiang Province, where we completed the construction of a new factory and obtained its property certificate for production in December 2023. This new factory is projected to accommodate 15 TPV production lines and 10 EPDM production lines, which can meet the requirements of 3 million vehicles.

62

Human Capital Resources

As of April 19, 2024, we had a total of 24 full-time employees. In compliance with PRC law, we provide our employees with five types of insurances.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our Company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Patents and Trademarks

The Company currently has two patents, which were issued by China National Intellectual Property Administration on August 24, 2021 and September 7, 2023, respectively, to our fully-owned subsidiary RLSP. The duration of each patent is ten (10) years.

●	The first patent is a type of external water squeegee for cleaning car windows. This device features a furry surface that sweeps across the glass, efficiently removing water and debris while directing them away from the vehicle.

●	The second patent is an easily replaceable internal water squeegee. Its design incorporates a structure that easily attaches to the car door’s metal frame using plastic grooves, allowing for straightforward removal and replacement.

●	For new energy vehicles, the sealing strip is both a first-level exterior part and a first-level functional part. The weight of the sealing strip and environmental protection has also become vital research topics.

●	Typically, both internal and external water squeegees are made of rubber and steel bands. Our patents use recyclable plastic instead of rubber and metal skeleton components, thus enhancing environmental sustainability, reducing weight, and improving recyclability.

The Company currently does not own any trademarks.

Legal Proceedings

Except as set forth below, we know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation, and there are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our Company.

On March 1, 2024, RLSP filed a complaint against Ningbo Rongsen Construction Co., Ltd (“Ningbo Rongsen”) in the Ningbo Intermediate People’s Court of China, challenging the overvalued construction costs of our newly constructed factory. On March 5, 2024, RLSP received a notification from Ningbo Fenghua District People’s Court that the construction project contract dispute case of RLSP vs. Ningbo Rongsen has been filed. The case number is (2024) Zhejiang 0213 Civil Litigation No. 1737.

On August 5, 2022, RLSP and Ningbo Rongsen signed a Construction Engineering Contract, with an agreed project cost of US $4,931,105 (RMB 35 million). The project was completed on October 25, 2023, and subsequently audited by Ningbo Zhongxin Engineering Management Co., Ltd., which initially appraised the project at US $6,519,991 (RMB 46,277,593). Based on this appraisal, RLSP signed a Settlement Payment Agreement with Ningbo Rongsen on January 7, 2024, setting the final settlement price at US $7,171,990 (RMB 50,905,352).

However, a significant discrepancy emerged following a second evaluation by Kexin United Engineering Consulting Co., Ltd., which determined the project cost to be US $5,221,922 (RMB 37,064,159), indicating a discrepancy of 26.32% compared to the price in the Settlement Payment Agreement. Citing a major misunderstanding influenced by the initial overvaluation, RLSP seeks legal action to revoke the Settlement Payment Agreement, in accordance with Article 147 of the Civil Code of the People’s Republic of China, which allows for the revocation under significant misunderstanding.

Our management maintains confidence in our legal standing and is actively pursuing a resolution that will be beneficial to us. As legal proceedings are subject to inherent uncertainties, we cannot predict the outcome of this matter at the time of filing this prospectus.

MANAGEMENT

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date such person became one of our directors or executive officers. Our executive officers are elected annually by the Board. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board.

The following table sets forth information regarding the members of our Board and our executive officers as of April 19, 2024:

Name	Age	Position	Year Commenced
Xingxiu Hua	54	President, Chief Executive Officer & Chairperson of the Board	2021
Hua Wang	32	Chief Financial Officer, Secretary and Director	2021
Jun Tong	54	Director	2021
Jiangwei Yan	61	Director	2023
Wei Xu	55	Director	2023
Rong Yu	53	Director	2023
Yifeng Xu	46	Director	2023

63

Executive Officers and Directors

Xingxiu Hua has been our President, Chief Executive Officer and Chairperson since we were incorporated in May 2021. Ms. Hua founded Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (China), our wholly owned subsidiary in July 2019. Ms. Hua was the Chief Executive Officer of Rubber Leaf Enterprises Inc. from 2011 to 2018. She achieved the main goals of leading the team to develop new customers in the rubber raw material industry and to establish research and quality laboratory and cooperate with UBC University in Vancouver. Ms. Hua also served as the Chief Executive Officer of Huaxin Economic and Trade Co., Ltd. from 1998 to 2012. She independently accounted for the general agent of ExxonMobile rubber division in Greater China and lead the team to develop customers which occupied 50% of Chinese ethylene propylene diene terpolymer market. We believe that Ms. Hua is well qualified to serve as the Chairperson given her product development experience in the rubber raw material industry.

Hua Wang has been our Chief Financial Officer, Secretary and Director since we were incorporated in May 2021. Mr. Wang has served as the General Manager of Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (China), our wholly owned subsidiary since July 2019. His job responsibilities include working with management to achieve the long-term business plan of the company and complete the company’s financial goals and dock with local banks to complete the cooperation between the company and banks. Mr. Hua Wang served as the Second Assistant to the Chief Executive Officer of Rubber Leaf Enterprises Inc. from 2011 to 2018. He was mainly in charge of coordinating different business arrangements for different departments among the global departments in the company and being involved in the auto manufacturer qualification process with the technical department in China. Mr. Wang received his Bachelor of Arts, Economics degree from University of British Columbia in 2016. We believe that Mr. Hua is well qualified to serve as a Director given his product development experience in the automotive industry.

Jun Tong has been a Director since we were incorporated in May 2021. Mr. Tong serves as our Chief Marketing Officer and Chief Technical Officer at present, where his main job responsibilities include leading the research and development team to develop new product strategies for organizations, especially high value specialty rubber, plasterers, specialty polymers and plastics TSR/TPV/TPO compounds formulations and production process, focusing on sustainable industry with long term investment return, especially in the auto industry industry, with the completion of 50 new products and 8000T/Y business volume. From September 2013 to October 2020, Mr. Tong served as CTO and R&D Director at Shanghai Haozong Rubber and Plastic Technology Co., Ltd, where he developed several new formulas for mixed rubber compounds. Mr. Tong served as the Global Automotive Market Development Manager, Greater China Area of Exxon-Mobile Chemical (Shanghai) Co., Ltd. from December 2010 to July 2013. He also worked as the Global Specialty Polymer Technology Manager, Greater China and Korea of Exxon-Mobile Chemical Asia Pacific R&D Co., Ltd from April 2000 to September 2010. Mr. Tong received his Bachelor’s degree in Polymer Chemical Engineering from Hefei University of Technology in 1991 and his EMBA degree from the University of Taxas in 2010. We believe that Mr. Tong is well qualified to serve as a Director given his product development experience.

Jiangwei Yan has been a Director since November 2023. Mr. Yan is retired and is an expert in the rubber compounding industry, having worked in this field for over 45 years. He has served as the Technical Director of Compounding Rubber at Anhui Zhongding Co., Ltd., a company listed on the A-shares market in China, from January 2019 to June 2022, where he was responsible for overseeing the production of compounding rubber, quality control and the development of new formulations to reduce production costs. His expertise includes the development of new materials and formulas for compounding rubber, innovations in production processes and extensive experience in managing the rubber compounding department. We believe Mr. Yan is well qualified to serve as a Director given his extensive experience in the rubber raw material industry.

Wei Xu has been a Director since November 2023. Mr. Xu is a highly experienced automotive rubber and plastic sealing products technical director with a Bachelor’s degree from Beihang University. His extensive career, primarily at Shanghai Rongnan Technology Co., Ltd. from August 2019 until now, showcased significant progression, evolving from Deputy General Manager to Technical Director in the R&D Center, where he is responsible for the development of complete vehicle sealing strips, research and development of strategic company products and technical communication with customers. In addition, his expertise covers technical management, product design and process technology, along with strong leadership abilities demonstrated by managing multiple departments and overseeing company-wide operations at Shanghai Hongyang Sealing Components Co., Ltd. from December 2012 to April 2016. We believe Mr. Xu is well qualified to serve as a Director given his extensive experience in technical management, product design and process technology.

64

Rong Yu has been a Director since November 2023. Mrs. Yu is a retired experienced accountant in China. She obtained her Intermediate Accounting Qualification Certificate in China in 1995 and is proficient in industrial and trade company accounting. She earned her CPA certificate in 2000 and served as an auditor at Lixin Accounting Firm in China for 10 years after 2002, accumulating extensive audit experience, where she participated in the audits of many large Chinese enterprises and publicly listed companies. From January 2018 to September 2020, she served as Senior Accountant at Shanghai Huafu Chemical Co., Ltd.. We believe Mrs. Yu is well qualified to serve as a Director given her extensive experience in accounting.

Yifeng Xu has been a Director since November 2023. Mr. Xu currently has held the position of General Manager at Ningbo Dingkun Commercial Trade Group since May 2017, where he oversees all operation and business expansion with local authorities. Mr. Xu has approximately 20 years of experience in commercial trade activities in Ningbo, where he has established deep connections with local trade associations. He has brought numerous business and trade opportunities to the area, introduced several large enterprises, and enhanced commercial exchange activities, demonstrating his extensive experience in local business and trade. We believe Mr. Xu is well qualified to serve as a Director given his extensive experience in local business and trade.

Code of Ethics

Our Board has adopted a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Board of Directors

Our Board consists of seven members. Our business and affairs are managed under the direction of our Board.

Term of office

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified or until removed from office in accordance with our Bylaws. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board and/or any committee of our Board. Officers are appointed annually by our Board and each executive officer serves at the discretion of our Board. Our Board may in the future determine to pay directors’ fees and reimburse directors for expenses related to their activities.

65

None of our officers and/or directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Director Independence

Our Board is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Jiangwei Yan, Wei Xu, Rong Yu and Yifeng Xu are independent directors of the Company. Our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, we currently are not subject to any director independence requirements; however, in order to follow good corporate governance practices, our Board is currently composed of a majority of independent directors.

Committees of the Board of Directors

Our Board has three standing committees: (i) an audit committee (the “Audit Committee”); (ii) a compensation committee (the “Compensation Committee”); and (iii) a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board. The composition and responsibilities of each of the committees of our Board are described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

Our Audit Committee consists of Rong Yu, Jiangwei Yan and Wei Xu, each of whom is an independent director and Rong Yu is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act. Rong Yu is Chair of the Audit Committee. Our Board adopted an Audit Committee Charter on November 17, 2023. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

66

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee is be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we intend to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Compensation Committee

Our Compensation Committee is composed exclusively of independent directors consisting of Jiangwei Yan, Rong Yu and Yifeng Xu. Each member of the Compensation Committee is a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. Jiangwei Yan is Chair of the Compensation Committee. Our Board adopted a Compensation Committee Charter on November 17, 2023. The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

67

●	administers our equity compensation plans;

●	reviews and approves, or makes recommendations to our Board, regarding incentive compensation and equity compensation plans; and

●	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, which is composed exclusively of independent directors consisting of Wei Xu, Yifeng Xu and Jiangwei Yan. Wei Xu is Chair of the Nominating and Corporate Governance Committee. Our Board adopted a Nominating and Corporate Governance Committee Charter on November 17, 2023. The Nominating and Corporate Governance Committee’s duties, which are specified in our Nominating and Corporate Governance Audit Committee Charter, include, but are not limited to:

●	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

●	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;

●	evaluating nominations by stockholders of candidates for election to our Board; and

●	corporate governance matters.

Family Relationships

Xingxiu Hua is Hua Wang’s mother. Other than the foregoing, we currently do not have any of our officers or directors who are related to each other.

Board Compensation

We have not compensated our Directors for service on our Board, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board and/or any committee of our Board. Our Board may in the future determine to pay directors’ fees and reimburse directors for expenses related to their activities.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

68

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2023 and 2022. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and principal position	Year ended December 31st	Salary ($)	Stock Compensation ($)	Total ($)
Xingxiu Hua, President, Chief Executive Officer and Director	2023	$16,730	$-	$16,730
	2022	$18,196	$-	$18,196
Hua Wang, Chief Financial Officer, Secretary and Director	2023	$25,095	$-	$25,095
	2022	$27,294	$-	$27,294

Employment Agreements

We do not have any employment or consulting agreements with our officers or directors. We plan to enter into employment agreements with our Chief Executive Officer and Chief Financial Officer before listing on the Nasdaq Capital Market.

Stock Incentive Plan

Overview

On September 6, 2021, the Board and majority stockholder adopted the Rubber Leaf Inc 2021 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The Plan is intended to help us secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for our success and any of our affiliates and provide a means by which the eligible recipients may benefit from increases in value of the common stock. The Board reserved 5,000,000 shares of common stock issuable upon the grant of awards under the Plan. As of the date of this prospectus, a total of 95,900 shares of common stock have been issued to our employees and one director under the Plan.

69

Grants

5,000,000 shares of common stock of the Company were initially reserved and issuable under the 2021 Plan, of which 95,900 shares of common stock were issued to our employees and directors under the 2021 Plan. The 95,900 shares of common stock issued were fully vested as of the grant date and were not issued pursuant to exercise of any options.

Plan Administration

The 2021 Plan may be administered by the Board or by a stock option or the Compensation Committee. The Compensation Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board. Each member of the Compensation Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Code and the regulations promulgated thereunder. The Compensation Committee shall have complete authority to award incentives under the 2021 Plan, to interpret the 2021 Plan and to make any other determination which it believes necessary and advisable for the proper administration of the 2021 Plan. The Compensation Committee’s decisions and matters relating to the 2021 Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Compensation Committee”, as used in the 2021 Plan, shall refer to the Board.

Eligibility

Officers of the Company, employees of the Company or its subsidiaries, members of the Board and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive incentives under the 2021 Plan when designated by the Compensation Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Compensation Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Compensation Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated. Participation is entirely at the discretion of the Compensation Committee and is not automatically continued after an initial period of participation.

Stock Options

A stock option is a right to purchase shares of Common Stock from the Company at a specified price. Each stock option granted by the Committee shall be subject to terms and conditions under the 2021 Plan.

Stock Appreciation Rights

Stock Appreciation Rights (“SAR”) is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in the 2021 Plan. A tandem SAR may be granted (a) with respect to any nonqualified stock option granted under the 2021 Plan, concurrently with the grant of such stock option (as to all or any portion of the shares of Common Stock subject to the nonqualified stock option), or (b) alone, without reference to any related stock option (a non-tandem SAR).

Stock Awards and Restricted Stock

A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Compensation Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

●	Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Compensation Committee.

70

●	Sale Price. The Compensation Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the fair market value of such shares of Common Stock at the date of sale.

●	Restrictions. All shares of restricted stock transferred or sold pursuant to the 2021 Plan shall be subject to such restrictions as the Compensation Committee may determine, including, without limitation any or all of the following:

(a)	a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Compensation Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)	a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c)	such other conditions or restrictions as the Compensation Committee may deem advisable.

●	Escrow. In order to enforce the restrictions imposed by the Compensation Committee pursuant to above Restrictions, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following legend:

“The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2021 Plan, and an agreement entered into between the registered owner and the Company. A copy of the 2021 Plan and the agreement is on file in the office of the Secretary of the Company.”

●	End of Restrictions. Subject to the 2021 Plan, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

●	Stockholder. Subject to the terms and conditions of the 2021 Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

Performance Shares

A performance share consists of an award which shall be paid in shares of Common Stock. The grant of performance share shall be subject to such terms and conditions as the Compensation Committee deems appropriate under the 2021 Plan.

71

Certain Adjustments

In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the 2021 Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any incentive, and the shares of Common Stock issuable pursuant to any incentive shall be adjusted as and to the extent appropriate, in the discretion of the Compensation Committee, to provide participants with the same relative rights before and after such adjustment.

Sale, Merger, Exchange or Liquidation

Unless otherwise provided in the agreement for an incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Compensation Committee (collectively, a “transaction” when used in this “Stock Incentive Plan” section), the Compensation Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(i)	providing that the 2021 Plan and all incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction and (iii) any incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Compensation Committee.

(ii)	providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Compensation Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such incentives shall be canceled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(iii)	providing that the 2021 Plan (or replacement plan) shall continue with respect to incentives not canceled or terminated as of the effective date of such transaction and provide to participants holding such incentives the right to earn their respective incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(iv)	providing that all unvested, unearned or restricted incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any incentive.

Change in Control

Upon a Change in Control, as defined in paragraph (i) and (ii) below, any stock option or restricted stock award granted to any participant under the 2021 Plan that would have become vested upon continued employment by the participant shall immediately vest in full and become exercisable, notwithstanding any provision to the contrary of such award, and notwithstanding the discretion of the Compensation Committee pursuant to the above subsection “Sale, Merger, Exchange or Liquidation.”

72

For purposes of this Section, “Change in Control” means:

(i)	The acquisition by any person, entity or “group”, within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding, for this purpose, (A) the Company, or (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)	Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company.

Amendment and Termination

The Board may amend or discontinue the 2021 Plan or any participant’s incentive agreement at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the 2021 Plan, (b) change or expand the types of Incentives that may be granted under the 2021 Plan, (c) change the class of persons eligible to receive Incentives under the 2021 Plan or (d) materially increase the benefits accruing to participants under the 2021 Plan.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of April 19, 2024, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of April 19, 2024. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 41,109,458 shares of common stock issued and outstanding on April 19, 2024 (excludes shares of common stock to be issued on the conversion of our interim financing notes which automatically converts upon the consummation of this offering and shares of common stock to be issued prior to the closing of this offering as a success fee pursuant to the Investment Agreement), and 42,709,458 shares of common stock after the offering (excluding shares which may be sold upon exercise of the underwriters’ over-allotment option), plus, for each individual, any securities that individual has the right to acquire within 60 days of April 19, 2024.

73

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Title	Beneficially Owned Before Offering	Beneficially Owned After Offering	Percent of Class Before Offering	Percent of Class After Offering
Officers and Directors
Xingxiu Hua(2)	President, Chief Executive Officer and Chairperson	36,272,184	36,272,184	88.23%	84.93%
Hua Wang(2)	Chief Financial Officer, Secretary and Director	2,578,510	2,578,510	6.27%	6.04%
Jun Tong	Chief Marketing Officer, Chief Technology Officer, Director	60,000	60,000	*	* %
Jiangwei Yan	Director	-		-	-%
Wei Xu	Director	-		-	-%
Rong Yu	Director	-		-	-%
Officers and Directors as a Group (total of 7 persons)

* Less than 1%

(1)	Unless otherwise indicated, the principal address of the named directors and directors and 5% stockholders of the Company is c/o Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China.
(2)	The number and percentage of shares beneficially owned after the primary offering do not include the effect of any resale by the selling stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Purchase

In order to reduce the purchase cost and enhance the purchasing power, the Company purchases the main raw materials from Yongliansen Import and Export Trading Company (“Yongliansen”) and Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”), and also purchases equipment and rubber products under our indirect supply model from Shanghai Huaxin Economic and Trade Co., Ltd. (“Shanghai Huaxin”) during the years ended December 31, 2023 and 2022. The Company’s founder holds minor equity interests of the three suppliers directly or indirectly and one of the Company directors, Mr. Jun Tong holds 30% ownership of Shanghai Haozong.

For the years ended December 31, 2023 and 2022, RLSP purchased raw materials from Yongliansen (“Vendor C”) in the total amount of $438,230 and $2,626,103, respectively. As of December 31, 2023 and 2022, RLSP advanced Yongliansen $219,734 and $10,353 respectively, mainly for raw material purchases. On November 30, 2020, RLSP advanced RMB 15 million or $2,113,331 as a deposit (the “Deposit”) to Yongliansen in order to lock-down our premium customer position among all customers of Yongliansen and maintain a long-term business relationship. The Deposit bears no interest and is due on demand. Due to less procurement of raw materials made from Yongliansen in 2022, RLSP requested Yongliansen to refund the Deposit, and Yongliansen agreed to fully refund RLSP by December 31, 2022. On December 15, 2022, RLSP and Yongliansen entered into a Payment Agreement, among which Yongliansen requested to extend the repayment date of the Deposit to April 30th, 2024, and RLSP has agreed to grant such extension request. As of the date of this prospectus, Yongliansen has not repaid any of the Deposit.

For the years ended December 31, 2023 and 2022, RLSP purchased $8,552,684 and $5,549,968 of rubber products from Shanghai Haozong (“Vendor A”), respectively. As of December 31, 2023 and 2022, $2,871,033 and $2,384,085 accounts payable due to Shanghai Haozong, respectively.

74

For the years ended December 31, 2023 and 2022, RLSP purchased $Nil and $79,608 of rubber products and equipment from Shanghai Huaxin (“Vendor B”), respectively. As of December 31, 2023 and 2022, $4,364,105 and $5,135,351 payable were due to Shanghai Huaxin, respectively, including $Nil and $38,119 retainage payable, respectively.

On December 25, 2021, RLSP signed a Payment Extension Agreement with Shanghai Huaxin regarding outstanding account payable balance, which was amended on August 14, 2022. Under the amended Payment Extension Agreement, RLSP and Shanghai Huaxin both agreed that the $6,835,124 accounts payable as of June 30, 2022 shall be paid based on the agreed-upon payment schedule, of which $746,480 accounts payable should be paid before December 31, 2022. During the years ended December 31, 2023 and 2022, the Company has paid $628,003 (RMB4,440,000) and $1,626,379 (RMB 11,350,337), respectively. The remaining balance of $4,364,105 is outstanding as of the date of this prospectus which shall be paid by the end of April 30, 2024 per the Payment Extension Agreement.

Sales under Indirect Supply Model

In order to stabilize customer relationships and maintain long-term orders, we authorized two related parties - Shanghai Xinsen (“Customer B”) and Hangzhou Xinsen (“Customer C”) as our distributors. The Company’s President, Ms. Xingxiu Hua, holds 90% ownership of Shanghai Xinsen and Shanghai Xinsen holds 70% ownership of Hangzhou Xinsen, or Ms. Hua owns 63% ownership of Hangzhou Xinsen, respectively. Effective on October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and so accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission before September 30, 2022, and subsequently 0.25% effective from October 1, 2022 after the renegotiation between RLSP and Xinsen Group. The sales commission incurred in each period is recorded as part of selling expense of the Company.

For the years ended December 31, 2023 and 2022, RLSP had indirect sales through Shanghai Xinsen that were sold to two certified first-tier suppliers of the Auto Manufacturers $8,593,998 and $5,388,728, respectively. As of December 31, 2023 and 2022, the accounts receivable due from Shanghai Xinsen were $5,209,169 and $4,665,735 respectively. Since the end of 2021, Shanghai Xinsen received some payments from their customers in the form of bank notes with expiration period between three to six months. However, RLSP does not accept bank notes as payments and agreed to temporarily extend the payment terms to four months from two months after negotiations with Shanghai Xinsen. RLSP held advances from Hangzhou Xinsen in the amounts of $18,378 and $18,912 as of December 31, 2023 and 2022, respectively.

Others

As of December 31, 2023 and 2022, our CEO Mrs. Xingxiu Hua and CFO Mr. Hua Wang funded the Company and RLSP in the total amounts of $2,684,029 and $2,524,366 for its daily operation, respectively. The payable amounts bear no interest rate and due on demand. During the years ended December 31, 2023 and 2022, the Company contributed $125,000 and $2,055,415 capital, respectively, to RLSP and reduced the unpaid registered capital of RLSP to $17,772,925 (RMB126 million) in China. The cash payments were approved by Agricultural Bank of China, Fenghua Branch, which is authorized by the State Administration of Foreign Exchange (the “SAFE”). As of the date of this prospectus, the total loans provided by Ms. Hua and Mr. Wang to the Company and RLSP, respectively, amount to $2,422,625.00 and $2,230,915.00, respectively.

The above summary description of related part transactions includes some of the general terms and provisions of the agreements related to such transactions. For a more detailed description of those agreements, you should refer to such agreements which are included as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation and our Bylaws.

General

We are authorized to issue common stock and preferred stock. The total number of shares of stock which we are authorized to issue is 140,000,000 shares of capital stock, 100,000,000 of which are common stock, $0.001 par value per share, and 40,000,000 of which are preferred stock. As of April 19, 2024, 41,109,458 shares of common stock were issued and outstanding and held by 56 stockholders of record.

75

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under the Nevada Revised Statutes, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges; in addition, such common stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorizes 40,000,000 shares of preferred stock, par value $0.001 per share. The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

76

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Potential Effects of Authorized but Unissued Stock

Our shares of common and preferred stock are available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions, payment as a dividend on the capital stock or as equity compensation to our service providers under our equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Nevada Revised Statutes and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Also, if we issue additional shares of our authorized, but unissued, common stock, these issuances will dilute the voting power and distribution rights of our existing common stockholders.

77

Transfer Agent and Registrar

Our transfer agent and registrar is West Coast Stock Transfer, Inc. with offices located at 721 N Vulcan Ave #205, Encinitas, CA. The phone number and facsimile number for West Coast Stock Transfer, Inc. are (619) 664-4780 and (760) 452-4423, respectively. Additional information about Equity Stock Transfer can be found on its website at www.westcoaststocktransfer.com.

Listing

Our common stock is currently quoted on the Pink Open Market under the symbol “RLEA.” We intend to list our common stock on The Nasdaq Capital Market under the symbol “RLEA,” which listing is a condition to this offering.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTC Pink Open Market. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon the closing of this offering, we will have 42,709,458 shares of our common stock outstanding pursuant to this offering (assuming no exercise of the underwriter’s option to purchase additional shares of common stock).

All previously issued shares of common stock that were not offered and sold as part of this offering, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which is summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Historically, the SEC has taken the position that Rule 144 under the Securities Act is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in its amendments effective on February 15, 2008, which applies to securities acquired both before and after that date by prohibiting the use of Rule 144 for the resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

78

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

In addition, for proposed sales under Rule 144(i), there must be adequate current publicly available information about the issuing company before the sale can be made. For reporting companies, this generally means that the companies have complied with the periodic reporting requirements of the Exchange Act. As such, due to the fact that we were a shell company until the effective time of the reverse merger, holders of “restricted securities” within the meaning of Rule 144 will be subject to the above conditions.

UNDERWRITING

We are offering our securities described in this prospectus through the underwriters named below. Prime Number Capital LLC is acting as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of common stock listed next to its name in the following table.

Underwriters	Number of Shares
Prime Number Capital LLC

Total

The underwriting agreement provides that the underwriters must buy all of the securities being sold in this offering if they buy any of them. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ option to purchase additional securities as described below.

Our securities are offered subject to a number of conditions, including:

●	receipt and acceptance of our common stock and warrants by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

79

Over-Allotment Option

We have granted the underwriters an option exercisable for 45 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 240,000 shares of common stock (15% of the shares of common stock sold in this offering) from us to cover over allotments, if any, at the public offering price, less underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the table at the beginning of this Underwriting section. If this option is exercised in full, the total underwriting discounts and commissions payable will be approximately $                      and the total proceeds to us, before expenses, will be approximately $                     ..

Underwriting Discount

Securities sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any securities sold by the underwriters to securities dealers may be sold at a discount of up to $ per share from the public offering price. The underwriters may offer the securities through one or more of their affiliates or selling agents. If all the shares are not sold at the public offering price, Prime Number Capital LLC may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the securities at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 240,000 additional common stock.

	Per Share	Total without Over-Allotment Option(1)	Total with Over-Allotment Option(1)
Public offering price	$	$	$
Underwriting discounts and commissions(2)(3)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)

Includes $              of the gross proceeds of this offering raised from investors that are introduced directly or indirectly by any party or entity which is not the Company (including but without limitation Prime Number Capital LLC) and $              of the gross proceeds in this offering raised from investors that are introduced by the Company.

(2)	For gross proceeds of this offering raised from investors that are introduced directly or indirectly by any party or entity which is not the Company (including but without limitation Prime Number Capital LLC), the underwriting discount is equal to 7% per share (or $ per share) and for gross proceeds in this offering raised from investors that are introduced by the Company, the underwriting discount is equal to 5% per share (or $ per share).

(3)	Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering, payable to the Representative, or the reimbursement of certain expenses of the underwriters.

We have agreed to pay Prime Number Capital LLC a non-accountable expense allowance of 1% of the gross proceeds of the offering. We also have agreed to pay Prime Number Capital LLC’s reasonable out-of-pocket fees and expenses up to a maximum amount of $230,000. In accordance with FINRA Rule 5110, the reimbursement fee described in the preceding sentence is deemed underwriting compensation for this offering. We have paid a total of $60,000 to Prime Number Capital LLC as an advance to be applied towards reasonable out-of-pocket expenses, or the advance. We will pay a further $40,000 to Prime Number Capital LLC as an advance. Any portion of the advance shall be returned back to us to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(C). In the event of the closing of this public offering, the advance shall be credit against and reduce the total amount of the underwriting discounts payable by us to Prime Number Capital LLC at closing.

80

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $416,037. We have also agreed to reimburse the underwriters for certain expenses incurred by them.

Representative Warrants

In connection with this offering, Prime Number Capital LLC is entitled to receive the Representative Warrants to purchase an aggregate of 80,000 shares of our common stock (equal to 5% of the common stock sold in the offering, including any exercise of any shares in the over-allotment option). The Representative Warrants have a five-year term and an exercise price of 125% of the public offering price. The Representative Warrants will expire on the fifth anniversary of the commencement date of sales in this offering in accordance with FINRA Rule 5110(g)(8)(A). In accordance with FINRA Rule 5110(e)(1), Prime Number Capital LLC has agreed not sell, transfer, assign, pledge or hypothecate, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative Warrants or the shares underling the Representative Warrants for a period of 6 months beginning on the date of commencement of sales of this public offering.

Right of First Refusal

For a period of twelve (12) months from the closing of this offering, we will grant to Prime Number Capital LLC an irrevocable right of first refusal to act as the sole investment banker, sole book-runner or sole placement agent, at Prime Number Capital LLC’s sole discretion, for each future public and private equity and debt offering (excluding commercial debt transactions), including all equity-linked financings, during such twelve (12) month period for the Company, or any successor to or any subsidiary of the Company, on terms customary to Prime Number Capital LLC.

Tail Financing

If we, within the twelve (12) months following the termination of the Letter of Engagement dated as of January 4, 2024 (the “Letter of Engagement”), issued by Prime Number Capital LLC to us, subject to limitations, effect a sale of securities with an investor or a transaction with an entity that was introduced by Prime Number Capital LLC to us for discussions or negotiations regarding an offering during the term of the Letter of Engagement, we will pay Prime Number Capital LLC the following: (i) an aggregate cash discount equal to seven percent (7%) of the aggregate sales price of securities sold in any offering; and (ii) a number of warrants equal to five percent (5%) of the number of shares of common stock sold in the offering.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

81

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the Representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the Representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, our common stock was traded on the OTC Pink Open Market and there was a limited public market for our common stock. The public offering price of the shares of common stock was negotiated between us and the Representatives. In determining the public offering price, the following factors to be considered included the following:

●	the information set forth in this prospectus and otherwise available to the Representative;

●	the history and prospects for our Company and the industry in which we compete;

●	our management, its past and present operations, and the prospects for, and timing of, our future revenues;

●	our financial and operating information;

●	our present state of development;

●	valuation multiples of publicly traded companies that the Representative believes are comparable to ours; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Neither we nor the Representative can assure investors that an active trading market will continue to exist for shares of our common stock, or that the common stock will trade at or above the public offering price.

82

Stock Exchange

We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “RLEA,” which listing is a condition to this offering. There can be no assurance that we will be successful in listing our common stock on The Nasdaq Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Selling Stockholder Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by certain selling stockholders of our common stock. These shares of common stock have been registered to permit public resale of such shares, and the Selling Stockholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Selling Stockholders will occur at prevailing market prices or in privately negotiated prices.

EXPERTS

Simon & Edward LLP, an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2023 and 2022, respectively. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Simon & Edward LLP, given their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York. Winston & Strawn LLP is acting as counsel for the underwriter with respect to this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.rubberleaf.com.cn. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

83

RUBBER LEAF INC

F-1

17506 Colima Road, Ste 101,
City of Industry, CA 91748
Tel: +1 (626) 581-0818
Fax: +1 (626) 581-0809

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Rubber Leaf Inc.

Ningbo, Zhejiang, China

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Rubber Leaf Inc. and subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operation, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-2

Related Party Transactions

As described in Note 8 to the consolidated financial statements, management disclosed that the Company’s chief executive officer had or has controlling ownership or significant fluences over the certain main vendors and one of the two major customers. In addition, there are or have been certain overlapping directors between the companies. Each of those entities has been identified as a related party as of December 31, 2023 and 2022. The Company has also entered into numerous business transactions with related parties, including but not limited to purchase agreements of raw materials, finished goods, equipment and machines, sales contracts and financing agreements, and etc.

We identified the evaluation of the Company’s identification of related parties and related party transactions as a critical audit matter. This required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the reasonableness of management’s procedures performed to identify related parties and related party transactions of the Company.

1)	Inquired and performed walkthrough about internal controls over the Company’s related party process, including controls related to the identification of significant non-routine related party transactions with the entities.

2)	Read new agreements and contracts with the entities, and the terms and other information about transactions are consistent with explanations from inquiries and other audit evidence obtained about the business purpose of the transactions.

3)	Inquired of executive officers, key members of the Company, and the Board of Directors regarding related party relationship and transactions with the entities.

4)	Received confirmations from related parties, and compared responses to the Company’s records.

5)	Evaluate the overall sufficiency of audit evidence over the identification of significant non-routine related party transactions with the entities.

6)	Performed the following procedures to identify information related to potential additional transactions between the Company and related parties that may also include third parties:

(a)	Read public filings from the Company and the related party entities, and external news for information related to transactions between the Company and the entities.

(b)	Inspect the Company’s minutes from meetings of the Board of Directors.

(c)	Perform information search on third party websites about the Company and the entities for new relationships possibly undisclosed.

/s/ Simon & Edward, LLP

We have served as the Company’s auditor since 2021.

PCAOB ID: 2485

Rowland Heights, California

March 27, 2024

F-3

RUBBER LEAF INC

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022

ASSETS
Current assets:
Cash	$41,687	$51,417
Restricted cash	-	1,312,362
Accounts receivables	130,230
Accounts receivables – related parties	5,209,169	4,665,735
Advances to vendors	60,361	64,385
Advances to vendors and other receivable- related parties	222,529	10,353
Inventories, net	760,610	1,338,477
Deposit to vendor -related party	2,113,331	2,174,796
Other current assets	237,266	234,232
Total current assets	8,775,183	9,851,757
Noncurrent assets:
Plant and equipment, net	9,061,473	6,799,784
Intangible assets, net	2,001,113	2,103,335
Total assets	$19,837,769	$18,754,876

LIABILITIES
Current liabilities:
Borrowings	$3,434,980	$2,404,394
Borrowings– related parties	183,881	61,909
Accounts payables	5,789,650	3,182,178
Accounts payables – related parties	7,253,516	7,538,348
Notes payable	-	1,312,362
Other payables - related parties	2,684,029	2,524,366
Advances from customers	354,059	213,087
Retainage payable	-	38,138
Other current liabilities	375,213	656,223
Total current liabilities	20,075,328	17,931,005

Noncurrent liabilities:
Long-term borrowing	20,546	-

Total liabilities	20,095,874	17,931,005

Commitment and Contingencies

STOCKHOLDERS’ EQUITY
Preferred stock: 40,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: 100,000,000 shares authorized, 41,109,458 shares and 40,976,458 shares issued and outstanding as of December 31, 2023 and 2022	41,110	40,977
Additional paid-in capital	2,799,035	2,400,168
Accumulated deficit	(3,217,901)	(1,819,757)
Accumulated other comprehensive income	119,651	202,483
Total stockholders’ (deficit) equity	(258,105)	823,871
Total liabilities and stockholders’ equity	$19,837,769	$18,754,876

The accompanying notes are an integral part of these financial statements

F-4

RUBBER LEAF INC

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the years ended December 31
	2023	2022

Sales	$1,396,152	$5,259,447
Sales-related party	8,593,998	5,388,728
Total	9,990,150	10,648,175

Cost of sales-production	10,061,164	9,149,717
Loss on factory relocation	284,987	-
Total cost of sales	10,346,151	9,149,717
Gross (loss) profit	(356,001)	1,498,458

Operating Expenses
Selling expenses	86,751	68,321
General & administrative expenses	710,457	917,408
Total operation expenses	797,208	985,729
(Loss) income from operation	(1,153,209)	512,729

Other income (expenses):
Interest expenses	(237,581)	(187,528)
Other income (expenses)	8,713	(19,159)
Gain on selling of imperfections	-	462,368
Total other (expenses) income, net	(228,868)	255,681

Net (loss) income before income taxes	$(1,382,077)	768,410
Income tax expenses	16,067	11,029
Net (loss) income	$(1,398,144)	757,381

Foreign currency translation, net of tax	(82,832)	11,585
Comprehensive (loss) income	(1,480,976)	768,966

Earnings per share
Basic and diluted (loss) income per share	$(0.03)	$0.02
Weighted average common shares outstanding	41,014,936	40,976,458

The accompanying notes are an integral part of these financial statements.

F-5

RUBBER LEAF INC

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stocks		Common Stocks		Additional Paid-in	Accumulated	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Loss)	(Deficit)
Balance at December 31, 2021	-	$-	40,976,458	$40,977	$2,400,168	$(2,577,138)	$190,898	$54,905
Net income	-	-	-	-	-	757,381	-	757,381
Foreign currency translation, net tax	-	-	-	-	-	-	11,585	11,585
Balance at December 31, 2022			40,976,458	$40,977	$2,400,168	$(1,819,757)	$202,483	$823,871
Issue of Shares			133,000	133	398,867	-	-	399,000
Net loss	-	-	-	-	-	(1,398,144)	-	(1,398,144)
Foreign currency translation, net tax	-	-	-	-	-	-	(82,832)	(82,832)
Balance at December 31, 2023			41,109,458	$41,110	2,799,035	$(3,217,901)	$119,651	$(258,105)

The accompanying notes are an integral part of these financial statements.

F-6

RUBBER LEAF INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31
	2023	2022

Cash flow from operating activities
Net (loss) income	(1,398,144)	757,381
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	599,436	660,784
Changes in operating assets and liabilities:
Accounts receivables	(130,624)	-
Accounts receivables – related parties	(677,340)	(2,068,248)
Advances to vendors - related parties	(241,111)	426,155
Advance to vendors	62,558	(10,173)
Other current assets	(41,946)	-
Inventories	541,672	(938,790)
Right-of-use assets	-	(21,057)
Notes payable	(1,279,128)	731,649
Accounts payables	2,705,565	2,142,552
Accounts payables - related parties	(71,998)	438,112
Advances from customers	147,438	(330,004)
Retainage payable	(37,172)	(698,320)
Other current liabilities	(263,284)	162,307
Net cash (used in) provided by operating activities	(84,078)	1,252,348

Cash flow from investing activities
Loan receivable	-	(75,817)
Purchase of equipment and factory construction	(3,017,818)	(2,504,738)
Net cash used in investing activities	(3,017,818)	(2,580,555)

Cash flow from financing activities
Share issuances for cash	399,000	-
Proceeds from to related parties	318,471	2,398,588
Repayments of borrowings-related parties	(28,263)	(94,468)
New borrowings	7,150,529	1,981,864
Repayments of borrowings	(6,028,058)	(2,380,856)
Net cash provided by financing activities	1,811,679	1,905,128

Effect of exchange rate changes	(31,875)	70,325
Increase in cash	(1,322,092)	647,246
Cash and restricted cash, beginning	1,363,779	716,533
Cash and restricted cash, ending	$41,687	$1,363,779

Supplemental disclosures of cash flow
Interest paid	$207,078	$94,572
Income taxes paid	$106,101	$3,861
Noncash investing and financing activities
Construction in progress additions	$2,917,906	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

RUBBER LEAF INC

NOTES TO THE AUDITED FINANCIAL STATEMENTS

Note 1 - Organization and Description of Business

Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. (the “RLSP”) was established in July 8, 2019 and is located in Fenghua District, Ningbo, Zhejiang province, the People’s Republic of China (“PRC”). It is engaged in the import and export trade, production and sales of synthetic rubber, rubber compound, car window seals, auto parts, etc. of integrated group companies. It has an integrated machinery production plant on PRC. RLSP, a well-known auto parts enterprise, is a first-tier supplier of well-known auto brands such as Dongfeng Motor and French Renault. RLSP has a registered capital of $20 million US dollars to be injected and is a wholly owned by foreign investment.

Rubber Leaf Inc (the “Company” or “RLI”) was incorporated under the law of the State of Nevada on May 18, 2021 by Ms. Xingxiu Hua, the sole shareholder of RLSP. On May 27, 2021, the Company entered a share exchange agreement with Ms. Hua, pursuant to which, the Company issued 40,000,000 shares of common stock to exchange for all of RLSP’s shares. No change of control of RLSP was resulted from the execution of the share exchange agreement.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements. With respect to the audited financial statements as of and for the year ended December 31, 2023, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The consolidated financial statements include the accounts of Rubber Leaf Inc, the parent company and its wholly owned subsidiary in China - Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. All intercompany transactions and balances were eliminated in consolidation.

Reclassifications

Certain amounts on the prior-years’ consolidated balance sheets, consolidated statements of operations and cash flows were reclassified to conform to current-year presentation, with no effect on ending stockholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates. Signiant estimates are used in the collectability of accounts receivable, the useful lives and impairment of long-lived assets, the valuation of deferred tax assets, inventories reserve and provisions for income taxes, among others.

F-8

Revenue Recognition

The Company early adopted Accounting Standards Update (“ASU”) 2014-09, Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606) since its inception (i.e. July 2019), which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company applies the five-step model to sales contracts.

We generate revenue through selling automotive rubber and plastic sealing strips under two models of supply:

Model A (Direct Supply Model)

Following successful on-site inspections by auto OEMs, RLSP secures listing in its directories as a first-tier supplier that directly provides products to the OEM. For example, eGT is an auto OEM, and we serve as their first-tier supplier. eGT directly signs purchase or supply agreements with RLSP. This positions RLSP to independently procure raw materials, manufacture final products and directly deliver finished goods to the warehouses of the auto OEMs. RLSP fulfills its performance obligation upon the delivery of finished products to their warehouses, following a subsequent quality inspection approved by them. Simultaneously, they may request product replacements for disqualified items. Ownership and control of our finished products transfer to customers upon successful inspection and acceptance into an OEM’s warehouse. Revenue recognition occurs upon the transfer of control of our products to a customer, with payments made directly by the OEM.

Model B (Indirect Supply Model)

RLSP receives the purchase orders from our related parties-Shanghai Xinsen and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s Chief Executive Officer, President and Chairperson, Ms. Xingxiu Hua, previously held a 90% ownership interest in Shanghai Xinsen and Shanghai Xinsen holds a 70% ownership interest in Hangzhou Xinsen. Effective October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. The Xinsen Group serves as a certified second-tier supplier for branded Automobile Manufacturers (“Auto Manufacturers”). A second-tier supplier refers to a supplier that provides products to the first-tier suppliers of the OEM. First-tier suppliers could be suppliers of car doors, rubber and plastic components and other automobile parts. Auto Manufacturers issue consolidated purchase orders for complete sets of rubber and plastic auto parts for a particular model to their first-tier suppliers. These first-tier suppliers subcontract the production of rubber and plastic seals to second-tier suppliers. As a second-tier supplier and a facilitator of production rather than a direct manufacturer, Xinsen Group coordinates with us to fulfill orders. Upon receipt of purchase orders, RLSP procures rubber materials from our vendors. The production process involves outsourcing to third-party manufacturers for either work-in-process products (“WIP”) or finished products, based on management’s decisions in response to operational circumstances.

We employ two distinct forms of outsourced processing under Model B.

1)	RLSP purchases raw materials and subcontracts production to third-party manufacturers for WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs certain manual processes, such as welding and constructing in order to meet the specification of the purchase orders. The completion of the final products is contingent upon a rigorous quality inspection conducted by RLSP, ensuring they meet the highest standards.

2)	RLSP purchases raw materials and subcontracts third party manufacturers to produce finished products. RLSP will trace and observe each step of production undertaken by third-party manufacturers, with a primary focus on the final quality control step.

The finished products are delivered to the warehouses of Xinsen Group’s upstream first-tier suppliers, either from our locations or those of the third-party manufacturers. Quality inspection is carried out by assigned inspectors from Xinsen Group upon delivery. RLSP fulfills its obligation when the finished products reach Xinsen Group’s customers and pass the qualified quality inspection.

F-9

In the event of products that do not pass inspection, the Xinsen Group initiates a product replacement process. Upon confirmation of quality and quantity, and acceptance of finished products into Xinsen Group’s customers’ warehouses, invoices are provided to us as proof of delivery. The date of the invoices signifies the transfer of ownership and control of the finished products under model B from us to Xinsen Group and indirectly to its upstream first-tier suppliers. We recognize at such time as Xinsen Group’s customers accept delivery of products.

Cost of revenue

Cost of revenues is comprised of raw materials consumed, manufacturing costs, third party logistics and distribution costs including packaging, freight, transportation, shipping and handling costs, and inventory adjustment due to the defectives and inventory count.

Cash and Cash Equivalents

Cash and cash equivalents include bank deposits and liquid investments with original maturities of three months or less as of the purchase date of such investments.

Restricted cash

The Company had notes payable outstanding with Ningbo bank and was required to keep certain amounts on deposit that were subject to withdrawal restrictions. The notes payables were generally short term in nature due to its maturity period of six months or less, thus restricted cash was classified as a current asset.

Concentration risk

The Company maintains cash with banks in the United States of America (“USA”) and PRC. Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash with that bank; however, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). In the United States, the standard insurance amount is $250,000 per depositor in a bank insured by the Federal Deposit Insurance Corporation (“FDIC”).

Financial instruments that potentially subject the Company to significant concentrations of credit risk are cash and cash equivalents and accounts receivable. As of December 31, 2023 and 2022, $Nil and $1,240,272 of the Company’s cash and restricted cash held by financial institutions were uninsured, respectively.

Major customers

For the years ended December 31, 2023 and 2022, the Company’s revenues from two major customers accounted more than 10% of the total revenue were as following:

	Year ended December 31, 2023		As of December 31, 2023		Year ended December 31, 2022		As of December 31, 2022
	Amount	% of Total Revenue	Accounts Receivable	% of Total Accounts Receivable	Amount	% of Total Revenue	Accounts Receivable	% of Total Accounts Receivable
Customer A	$1,280,555	13%	-	-%	$5,259,447	49%	$-	-%
Customer B	$8,593,998	86%	$5,209,169	100%	$5,338,728	50%	$4,665,735	100%

●	Customer A: eGT New Energy Automotive Co., Ltd. (“eGT”), an unrelated party.
●	Customer B: Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen”), a related party that sells RLSP’s products to Shanghai Hongyang Sealing Co., Ltd. (“Shanghai Hongyang”) and Wuhu Huichi Auto Parts Co., Ltd. (“Wuhu Huichi”), two unrelated parties of RLSP and the Company, and certified first-tier suppliers of Auto Manufacturers.

F-10

Major vendors

For the years ended December 31, 2023 and 2022, the Company made purchases from the major vendors accounted more than 10% of the total purchases were as following:

	Year ended December 31, 2023		As of December 31, 2023		Year ended December 31, 2022		As of December 31, 2022
	Amount	% of Total Purchase	Accounts payable	% of Total Accounts Payable	Amount	% of Total Purchase	Accounts payable	% of Total Accounts Payable
Vendor A	$8,552,684	95%	$2,871,033	40%	$5,549,968	67%	$2,384,085	32%
Vendor B	-	-	$4,364,105	60%	$79,608	1%	$5,135,351	68%
Vendor C	$438,230	5%	-	-	$2,626,103	32%	-	-

●	Vendor A: Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”), a related party.
●	Vendor B: Shanghai Huaxin Economic and Trade Co., Ltd. (“Shanghai Huaxin”), a related party, purchase amounts and accounts payable balances include retainage payables.
●	Vendor C: Shanghai Yongliansen Import and Export Trading Company (“Yongliansen”), a related party.

Accounts Receivable

Accounts receivables are reported at their net realizable value. Any value adjustments are booked directly against the relevant receivable. We have standard payment terms that generally require payment within approximately 30 to 60 days. Management performs ongoing credit evaluations of its customers. An allowance for potentially uncollectible accounts is provided based on history, economic conditions, and composition of the accounts receivable aging. As of December 31, 2023 and 2022 no credit risk identified and no allowance for doubtful accounts.

Inventories, net

Inventories consist of raw materials and finished products, and are stated at the lower of cost or net realizable value. Cost is calculated by applying the weighted -average method and physically applied first-in-first-out method (FIFO) in inventory stock in and out. The Company regularly reviews inventory quantities on hand and writes down to its net realizable value any inventory that it believes to be impaired. Management considers forecast demand in relation to the inventory on hand, competitiveness of product offerings, market conditions and product life cycles when determining excess and obsolescence and net realizable value adjustments. Once inventory is written down and a new cost basis is established, it is not written back up if demand increases.

Advances to vendors

From time to time, we paid advances to our vendors in order to secure our purchase orders or as retainers required pursuant to various purchase agreements related to production and the 2nd production lines currently under construction. The advances have no interest bearing, normally settled along with purchase transactions within 60 to 180 days depend on market condition, and around 365 days for construction projects and/or equipment purchase.

Property and equipment

Property and equipment are initially recorded at their historical cost. Repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the following estimated useful lives of the depreciable assets:

●	Land use rights: 50 years
●	Leasehold improvement: shorter of the estimate useful life or lease term
●	Factory and Building: 47 years
●	Factory equipment: 3-36 years
●	Auto vehicles: 4 years
●	Office equipment and furniture: 4-10 years

Construction in progress (“CIP”) includes pre-construction costs, construction costs, interest incurred on financing, amortization of land use right during the construction period, insurance and overhead costs related to construction. Interest of borrowings specific for the construction project and amortization of land use rights are capitalized under CIP when development activities commence, and end when the qualifying assets are ready for their intended use.

F-11

Intangible Assets

All land in the PRC is owned by the PRC government and cannot be sold to any individual or company. The Company has recorded the amounts paid to the PRC government when acquired long-term interests of land use rights under intangible assets. This type of arrangement is common for the use of land in the PRC. The Company amortizes land use rights based on the term of the respective land use rights granted, which generally ranges from 15 to 50 years. The land use rights of Collective Lands has unlimited useful lifetime.

Impairment of Long-Lived Assets

The Company’s long-lived assets mainly include property and equipment, land use right recorded under intangible assets and right-of-use assets obtained through operating lease.

In accordance with ASC 360, Property, Plant, and Equipment, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of a long-lived asset, or group of assets, as appropriate, may not be recoverable. If the aggregate undiscounted future net cash flows expected to result from the use and the eventual disposition of a long-lived asset is less than its carrying value, then the Company would recognize an impairment loss based on the excess of the carrying value over the fair value.

For the years ended December 31, 2023 and 2022, the Company determined there was no impairment of the long-lived assets.

Notes payable

Short-term notes payable are lines of credit extended by banks. The banks in-turn issue the Company a bankers acceptance note, which can be endorsed and assigned to vendors as payments for purchases. These short-term notes payable bears no interest and is guaranteed by the bank for its complete face value and usually matures within three to six-month period. The banks usually require the Company to deposit a certain amount of cash at the bank as a guarantee deposit, which is classified on the balance sheet as restricted cash.

As of December 31, 2023 and 2022, RLSP held $Nil and $1,312,362 notes payable issued by Ningbo bank with various maturity dates up to December 2022, respectively. The same amount of deposits was required by the banks and classified as restricted cash as of December 31, 2022.

Advances from customers

From time to time, we received advances from our customers, which are made normally under sales frame contracts, each sales transaction will be initiated by purchase orders received under the frame contracts. The advances have no interest bearing, normally settled along with purchase/sales transactions within 60 to 180 days.

Retainage Payables

For equipment purchased from Shanghai Huaxin in the PRC, a related party, by RLSP in the PRC, the Company typically retains a portion of the purchase invoices, typically 3-5%, for 12 to 24 months to ensure the quality of equipment after installation during the qualifying warranty period. As of December 31, 2023 and 2022, retainage payables were $Nil and $38,138 with maturity dates various in to December 30, 2022 and 2023, respectively.

F-12

Income Taxes

We are governed by the Income Tax Law of the PRC and the United States. The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The 2017 Tax Reform Act permanently reduces the U.S. corporate income tax rate to a 21% flat rate. In addition, the 2017 Tax Reform Act also creates a new requirement that certain income (i.e., Global Intangible Low-Taxed Income (“GILTI”)) earned by controlled foreign corporations (“CFCs”) must be included in the gross income of the CFCs’ U.S. shareholder income. The tax law in PRC applies an income tax rate of 25% to all enterprises. The Company’s subsidiary does not receive any preferential tax treatment from local government.

Value added tax

The Company is subject to value added tax (“VAT”). The applicable VAT rate is 13% for products sold in the PRC for the years of 2023 and 2022. The amount of VAT liability is determined by applying the applicable tax rate to the amount of goods sold (output VAT) less VAT accrued on purchases made with the relevant supporting invoices (input VAT). Sales and purchases are recorded net of VAT (the amount of VAT is excluded from revenues and costs) collected and paid as the Company acts as an agent for the government.

Earnings Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Pursuant to ASC 260-10-55, EPS computations should be based on the facts and circumstances of the transaction for reorganization. The Company calculated its EPS retrospectively akin to a normal share issuance as if the reorganization incurred from the inception.

The Company does not have any potentially dilutive instruments as of December 31, 2023 and 2022, and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheets include certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2023 and 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalent, restricted cash, accounts receivables, advances to vendors, inventories, other current assets, accounts payables, advances from customers and other current liabilities. For short term borrowings and notes payable, the Company concluded the carrying values are a reasonable estimate of fair values because of the short period of time between the origination and repayment and as their stated interest rates approximate current rates available.

F-13

Operating Leases

The Company adopted ASC 842 since its inception. The Company determines if an arrangement is or contains a lease at inception. Operating leases with lease terms of more than 12 months are included in operating lease assets, accrued and other current liabilities, and long-term operating lease liabilities on its consolidated balance sheet. Operating lease assets represent its right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments over the lease term. Operating lease assets and liabilities are recognized based on the present value of the remaining lease payments discounted using its incremental borrowing rate. Lease expense is recognized on a straight-line basis over the lease term.

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Foreign Currency

Amounts reported in the condensed consolidated financial statements are stated in United States dollars, unless stated otherwise. The Company’s subsidiary in the PRC use the Chinese renminbi (RMB) as their functional currency and the holding company - RLI uses the United States dollar as their functional currency. For subsidiaries that use the local currency as the functional currency, all assets and liabilities are translated to United States dollars using exchange rates in effect at the end of the respective periods and the results of operations have been translated into United States dollars at the weighted average rates during the periods the transactions were recognized. Resulting translation gains or losses are recognized as a component of other comprehensive income (loss).

In accordance with ASC 830, Foreign Currency Matters (ASC 830), the Company translates the assets and liabilities into United States dollars using the rate of exchange prevailing at the balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation from RMB into United States dollar are recorded in stockholders’ equity as part of accumulated other comprehensive income. Further, foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Gains and losses on those foreign currency transactions are included in other income (expense), net for the period in which exchange rates change.

Comprehensive Income (Loss)

The Company accounts for comprehensive income (loss) in accordance with ASC 220, Income Statement-Reporting Comprehensive Income (ASC 220). Under ASC 220, the Company is required to report comprehensive income (loss), which includes net income (loss) as well as other comprehensive income (loss). The only significant component of accumulated other comprehensive income (loss) as of December 31, 2023 and 2022 is the currency translation adjustment.

Segment Information

Operating segments are defined as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the executive team, which is comprised of the chief executive officer and the chief financial officer. Based on the financial information presented to and reviewed by the chief operating decision maker in deciding how to allocate the resources and in assessing the performance, the Company has determined that it has two operating and reporting segments based on sales channels – direct supply and indirect supply as of December 31, 2023 and 2022.

F-14

Recent Accounting Standard Adopted

In June 2016, the FASB issued ASC Update No. 2016-13, (Topic 326), Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments. This ASC update introduces new guidance for the accounting for credit losses on financial instruments within its scope. A new model, referred to as the current expected credit losses model, requires an entity to determine credit-related impairment losses for financial instruments held at amortized cost and to estimate these expected credit losses over the life of an exposure (or pool of exposures). The estimate of expected credit losses should consider both historical and current information, reasonable and supportable forecasts, as well as estimates of prepayments. The estimated credit losses and subsequent adjustment to such loss estimates will be recorded through an allowance account which is deducted from the amortized cost of the financial instrument, with the offset recorded in current earnings. ASC No. 2016-13 also modifies the impairment model for available-for-sale debt securities. The new model will require an estimate of expected credit losses only when the fair value is below the amortized cost of the asset, thus the length of time the fair value of an available-for-sale debt security has been below the amortized cost will no longer affect the determination of whether a credit loss exists. In addition, credit losses on available-for-sale debt securities will be limited to the difference between the security’s amortized cost basis and its fair value. The updated guidance is effective for all entities other than public companies’ fiscal years beginning after December 15, 2022. The Company has adopted this accounting standard, effective January 1, 2023. Management assessed the adoption of this standard on the effective date and concluded that the adoption did not have a material effect on the Company’s financial condition, results of operations, and cash flows during the year ended December 31, 2023.

Accounting Standards Issued but Not Yet Adopted

Income Tax Disclosures - In December 2023, the Financial Accounting Standards Board (FASB) released ASU No. 2023-09, titled “Income Taxes (Topic 740): Enhancements to Income Tax Disclosures” (referred to as “ASU 2023-09”). This new standard mandates the disclosure, on an annual basis, of specific categories in the rate reconciliation and the disaggregation of income taxes paid by jurisdiction. ASU 2023-09 becomes effective for annual reporting periods starting after December 15, 2025. The Company anticipates that the adoption of this standard will not significantly impact its financial position, results of operations, or cash flows. In November 2023, the Financial Accounting Standards Board (FASB) released ASU 2023-07, titled “Enhancements to Reportable Segment Disclosures” (“ASU 2023-07”). This standard necessitates companies to provide additional, more comprehensive details regarding significant expenses of a reportable segment, even if there is only one such segment. Its purpose is to enhance disclosures related to a public entity’s reportable segments. ASU 2023-07 will be effective for fiscal years commencing after December 15, 2023, and for interim periods starting after December 15, 2024, with the option for early adoption. We are presently assessing the potential impact of adopting ASU 2023-07 on our consolidated financial statements.

Note 3 - Inventories, net

Inventories consisted of raw rubber materials, finished goods of rubber products and others, and are stated at the lower of cost or net realizable value. As of December 31, 2023 and December 31, 2022, inventories consisted of the following:

	December 31, 2023	December 31, 2022

Raw materials	$12,761	$8,900
Finished goods, net	747,849	1,329,577
Total	760,610	1,338,477

Gain on selling of imperfection

During the year 2021, the Company has identified the inventory in the amount of $709,479 which was scraped out and unsellable to our customers. However, after RSLP made multiple claims to the supplier, the supplier made a lab test for the scraped parts in order to identify the problems. After reprocessing, RSLP sold $545,975 of the total imperfections to the customer at a reduced price during the year 2022. The total amount of gain on the selling of imperfections is $462,368.

As of December 31, 2023 and 2022, $nil and $9,649 reserved for slow moving and obsolete inventory items, respectively.

Note 4 - Plant and equipment, net

	December 31,	December 31,
	2023	2022

Equipment and machinery	$5,469,683	$5,633,421
Factory and Building	5,455,619	-
Furniture and office equipment	4,257	3,505
Auto vehicles	23,645	19,783
Leasehold improvement	118,673	122,124
Minus: Accumulated depreciation and amortization	(2,010,404)	(1,497,885)
Plant and equipment, net	9,061,473	4,280,948
Construction in progress	-	2,518,836
Property plant and equipment, net	$9,061,473	$6,799,784

Upon obtained the right use of land, RLSP started to build the manufacture plant on the land. The Company capitalized the cost in related to the construction, including the interests related to the borrowings, the utilities occurred in the construction, the amortization of land use of right.

On August 5, 2022, RLSP and Ningbo Rongsen Construction Co., Ltd (“Ningbo Rongsen”) signed a Construction Engineering Contract, with an agreed project cost of US $4,931,105 (RMB 35 million). The project was completed on October 25, 2023. Upon receiving the construction project fire protection acceptance issued by the local government, the total construction cost of the factory in the amount of $5,221,922 (RMB 37,064,159) was transferred to plant and equipment, net account, labeled “Factory and Building” on December 25, 2023. See Note 13 for more details about the Construction project.

For the equipment used for manufacturing, the depreciation expense is included as part of manufacturing overhead, while the equipment used for general administrative are included in selling, general and administrative expense on the statements of operations.

For the years ended December 31, 2023 and 2022, the depreciation and amortization expenses were $556,530 and $614,744, respectively.

F-15

Note 5 – Intangible asset, net

On October 21, 2020, RLSP purchased land use rights, for 50 years useful life, located in Chunhun Street, in Fenghua city, Zhejiang Province, for a total purchase price of $2,064,554 (RMB 13,729,900 at exchange rate of 0.1504), the information of the land use rights is as followed:

Intangible asset, net consists of the following:

	December 31,	December 31,
	2023	2022

Land use rights	$2,138,833	$2,201,040
Less: Accumulated amortization	(137,720)	(97,705)
Intangible asset, net	2,001,113	2,103,335

For the years ended December 31, 2023 and 2022, $42,906 and $46,039 amortization of land use rights were capitalized under CIP, respectively.

Note 6 – Borrowings

On November 30, 2020, RLSP entered a one-year bank loan of $2,298,851 (RMB 15 million) with Fenghua Chunhu branch, Agricultural Bank of China Co., Ltd. with the annual interest rate of 4.7%. The collateral pledged for the loan was the land use right with appraisal value of $5.44 million (approximately RMB 35.2 million). RLSP repaid RMB 2 million and renewed $2,017,005 (RMB 13 million) loan on November 30, 2021 with one-year term. The loan was fully paid back on November 2022.

On April 30, 2021, RLSP borrowed $774,401 (RMB 5 million) short-term loan from an unrelated entity guaranteed by an individual person. The loan has a monthly interest rate of 1% with the due date on June 15, 2021. Pursuant to the loan agreement, the interest rate will increase to 2% monthly if RLSP is in default of loan terms and the lender may further obtain 5% of RLSP’s ownership. On November 10, 2021, RLSP extended the maturity date of the loan till April 30, 2022 with the other loan terms remain the same and the two parties have verbally agreed to extend the due date to December 31, 2023. As of December 31, 2023 and 2022, the loan balances were $267,689(RMB 1.9 million) and $275,474 (RMB 1.9 million), respectively.

On September 1, 2021, RLSP borrowed $154,832 (RMB 1 million) short-term loan from an unrelated individual. The loan has an annual interest rate of 13% with due date on August 31, 2022. RLSP has had several round financing transactions with the individual since then. As of December 31, 2023 and 2022, the individual loan balances were $67,627 (RMB 0.48 million) and $98,591 (RMB 0.68 million), respectively. RMB480,000 out of $67,627 loan balance has no maturity date. The Company may repay the loan anytime and no interest further on.

On September 1, 2021, RLSP borrowed $247,732 (RMB 1.6 million) short-term loan from an officer of RLSP. The loan has an annual interest rate of 8% with due date on August 31, 2022. RLSP borrowed $152,359 and $Nil during 2023 and 2022, and repaid $28,263 and $69,256 back during 2023 and 2022, respectively. As of December 31, 2023 and 2022, the loan balances were $183,881 (RMB 1.3 million) and $61,909 (RMB 0.43 million), respectively. The loan term was extended to December 31, 2023 on March 11, 2023 and the officer has waived loan interest since September 2022.

F-16

On November 30, 2021, RLSP borrowed $314,857 (RMB 2 million) in the form of a secured note from Zhejiang Yongyin Financial leasing Co., Ltd, a subsidiary of Ningbo Fenghua Rural Commercial Bank Co., Ltd, pledged with machinery and equipment RLSP purchased and fully paid with the market value of approximately RMB2.3 million. The loan has a two-year term with due date on November 19, 2023. The loan balances were $288,348 and $135,357 as of December 31, 2023 and 2022, respectively.

On March 2022, RLSP borrowed $20,901 personal loans from two employees and $10,451 was repaid in April 2022. As of December 31, 2022, the outstanding loan balance was $10,149. The loans bear no interest and are due on demand. The loan was fully paid back on March 2023.

On November 18, 2022, RLSP entered a one-year bank loan of $1,884,823 (RMB 13 million) with Fenghua Chunhu branch, Bank of Ningbo, with the annual interest rate of 4.5%. The collateral pledged for the loan was the land use right with appraisal value of $3.44 million (approximately RMB 23.69 million). The loan was extended to September 30, 2023 on September 22, 2023. On September 21, 2023 RLSP entered a three-month bank loan of $1,837,092 (RMB$13 million) with the same bank branch and fully paid back before December 31, 2023. On December 25, 2023, RLSP borrowed $1,837,092 (RMB 13 million) with due date on December 31, 2023. The loan balances were $1,831,553 and 1,884,823 as of December 31, 2023 and 2022, respectively.

On September 14, 2023, RLSP borrowed $2,054,513 (RMB 15 million) a short-term loan from unrelated individual for temporarily fund shortage. The loan bears 2.5% monthly interest rate and has its maturity date of November 30, 2023. RLSP repaid back $1,780,578 (RMB 13 million out of RMB15 million) during September 2023. There is no maturity date with balance of $281,777 (RMB 2 million) as of December 31, 2023. RLSP plans to payoff this loan in April 2024.

On October 20 and October 30, 2023, RLSP borrowed $365,245 (RMB 2.6 million) and $353,287 (RMB 2.5 million) short-term loans with a monthly interest rate of 3% from an unrelated individual. The total loan balance was $718,532 (RMB 5.1 million) as of December 31, 2023. RLSP plans to payoff these loans in April 2024.

Interest expense primarily consists of the interest incurred on the bank loans, commercial & individual loans and minor bank service charges. For years ended December 31, 2023 and 2022, the Company recorded the interest expense of $237,581 and $187,528, respectively.

Note 7 – Related Party Transactions

Purchase

In order to reduce the purchase cost and enhance the purchase power, the Company purchases the main raw materials from Yongliansen Import and Export Trading Company (“Yongliansen”) and Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”), and also purchases equipment and rubber products under indirect supply model from Shanghai Huaxin Economic and Trade Co., Ltd. (“Shanghai Huaxin”) during the year ended December 31, 2023 and 2022. The Company’s founder holds minor equity interests of the three suppliers directly or indirectly and one of the Company directors, Mr. Jun Tong holds 30% ownership of Shanghai Haozong.

For the years ended December 31, 2023 and 2022, RLSP purchased raw materials from Yongliansen (“Vendor C”) in the total amount of $438,230 and $2,626,103, respectively. As of December 31, 2023 and 2022, RLSP advanced Yongliansen $219,734 and $10,353 respectively, mainly for raw material purchases. On November 30, 2020, RLSP advanced RMB 15 million or $2,113,331 as a deposit (the “Deposit”) to Yongliansen in order to lock-down our premium customer position among all customers of Yongliansen and maintain a long-term business relationship. The Deposit bears no interest and is due on demand. Due to less procurement of raw materials made from Yongliansen in 2022, RLSP requested Yongliansen to refund the Deposit, and Yongliansen agreed to fully refund RLSP by December 31, 2022. On December 15, 2022, RLSP and Yongliansen entered into a Payment Agreement, among which Yongliansen requested to extend the repayment date of the Deposit to April 30th, 2024, and RLSP has agreed to grant such extension request.

F-17

For the years ended December 31, 2023 and 2022, RLSP purchased $8,552,684 and $5,549,968 rubber products from Shanghai Haozong (“Vendor A”), respectively. As of December 31, 2023 and 2022, $2,871,033 and $2,384,085 accounts payable due to Shanghai Haozong, respectively.

For the years ended December 31, 2023 and 2022, RLSP purchased $Nil and $79,608 rubber products and equipment from Shanghai Huaxin (“Vendor B”), respectively. As of December 31, 2023 and 2022, $4,364,105 and $5,135,351 payable were due to Shanghai Huaxin, respectively, including $Nil and $38,119 retainage payable, respectively.

On December 25, 2021, RLSP signed a Payment Extension Agreement with Shanghai Huaxin regarding outstanding account payable balance, which was amended on August 14, 2022. Under the amended Payment Extension Agreement, RLSP and Shanghai Huaxin both agreed that the $6,835,124 accounts payable as of June 30, 2022 shall be paid based on the agreed-upon payment schedule, of which $746,480 accounts payable should be paid before December 31, 2022. During the years ended December 31, 2023 and 2022, the Company has paid $628,003 (RMB4,440,000) and $1,626,379 (RMB 11,350,337), respectively. The remaining balance of $4,364,105 shall be paid by the end of April 30, 2024 per the Payment Extension Agreement.

Sales under Indirect Supply Model

In order to stabilize customer relationships and maintain long-term orders, we authorized two related parties - Shanghai Xinsen (“Customer B”) and Hangzhou Xinsen (“Customer C”) as our distributors. The Company’s President, Ms. Xingxiu Hua, holds 90% ownership of Shanghai Xinsen and Shanghai Xinsen holds 70% ownership of Hangzhou Xinsen, or Ms. Hua owns 63% ownership of Hangzhou Xinsen, respectively. Effective on October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and so accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. Xinsen Group is a rubber product trading expert with 20 years of experience in the auto parts market, who charges 1% of the total sales amount before VAT tax as sales commission before September 30, 2022, and subsequently 0.25% effective from October 1, 2022 after the renegotiation between RLSP and Xinsen Group. The sales commission incurred in each period is recorded as part of selling expense of the Company.

For the years ended December 31, 2023 and 2022, RLSP had indirect sales through Shanghai Xinsen that were sold to two certified first-tier suppliers of the Auto Manufacturers $8,593,998 and $5,388,728 respectively. As of December 31, 2023 and 2022, the accounts receivable due from Shanghai Xinsen were $5,209,169 and $4,665,735 respectively. Since the end of 2021, Shanghai Xinsen received some payments from their customers in the form of bank notes with expiration period between three to six months. However, RLSP does not accept bank notes as payments and agreed to temporarily extend the payment terms to four months from two months after negotiated with Shanghai Xinsen. RLSP held advances from Hangzhou Xinsen in the amounts of $18,378 and $18,912 as of December 31, 2023 and 2022, respectively.

Others

As of December 31, 2023 and 2022, our CEO Mrs. Xingxiu Hua and CFO Mr. Hua Wang funded the Company and RLSP in the total amounts of $2,684,029 and $2,524,366 for its daily operation, respectively. The payable amounts bear no interest rate and due on demand. During the years ended December 31, 2023 and 2022, the Company contributed $125,000 and $2,055,415 capital, respectively, to RLSP and reduced the unpaid registered capital of RLSP to $17,772,925 (RMB126 million) in China. The cash payments were approved by Agricultural Bank of China, Fenghua Branch, which is authorized by the State Administration of Foreign Exchange (the “SAFE”).

F-18

Note 8 – Shareholders’ Equity

RLSP was established on July 8, 2019 with registered capital of $20 million. As of December 31, 2023 and 2022, $125,000 and $2,684,029 cash has been transferred from the Company to RLSP as capital contribution, respectively.

From May to July 2023, the Company issued 133,000 shares of common stocks at $3.00 per share pursuant to the private placements with ten individuals for cash. The total $399,000 subscriptions were fully received as of December 31, 2023. The Company relied upon Regulation S of the Securities Act of 1933, as amended, for the sale of these securities. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

Note 9 - Commitment and contingencies

On February 7, 2021, the landlord of the factory leased by RLSP filed a lawsuit against RLSP for default on lease payment pursuant to the lease agreement entered on November 11, 2019. The case was settled under the court mediation and a civil settlement was issued on April 20, 2021, pursuant to which, RLSP should pay the total unpaid balance of $46,454 (approximately RMB 300,000) along with interest calculated with 24% annum for around five months period. RLSP agreed to make the remaining two lease payments on time. $58,855 (RMB380,000) was made to the landlord through the court in April 2021, including unpaid lease payments, interest and attorney fee.

RLSP extended the lease agreement multiple times with the landlord with the final extension to January 14, 2024 with a monthly lease amount of RMB 429,000 (or approximately $61,638), payable by quarter. According to the supplementary lease agreement, RLSP has an early-termination right by providing the landlord with a 90-day written notice of intent to vacate. RLSP exercised this early-termination right by submitting a notice on April 30th, 2023, and subsequently vacated the leased factory on August 15th, 2023. As a result, the factory lease agreement was terminated as of August 15th, 2023.

F-19

On July 5, 2022, Guangzhou FuRuiDe Metal Processing Machinery Manufacturing Co., Ltd. (“GFMP”) and RLSP entered into a settlement agreement regarding a dispute about the molds GFMP produced and RLSP purchased. GFMP manufactured five pair of molds for RLSP for the total purchase amount of RMB 200,000 (approximately USD $31,000), whereas RLSP prepaid RMB 30,000 (approximately USD $5,000) as deposit in October 2019. RLSP claims that the molds are defective which led to higher product defectives rate and RLSP has removed the models from production since then. As a result, RLSP disputed the remaining unpaid purchase amount (i.e. RMB170,000). According to the mediation letter entered by both parties on July 5, 2022, GFMP and RLSP agreed to settld the remaining unpaid balance in RMB 131,850 (approximately $20,000). The settlement amount has been paid on August 1, 2022 through court enforcement of Ningbo City.

Note 10 - Income Taxes

The Company, RLI is a Nevada company and subject to the United States federal income tax at a tax rate of 21%. The Company’s subsidiary, RLSP, is incorporated in the PRC and are subject to PRC’s Enterprise Income Tax. Pursuant to the PRC Income Tax Laws, Enterprise Income Taxes (“EIT”) is generally imposed at 25%.

For the years ended December 31, 2023 and 2022, the provision for income taxes was $16,067 and $11,029, respectively. As of December 31, 2023 and December 31, 2022, the income tax payables were $192,518 and $237,670, respectively.

The table below summarizes the difference between the U.S. statutory federal tax rate and the Company’s effective tax rate for the years ended December 31, 2023 and 2022:

	Years Ended December 31,
	2023	2022

U.S. federal income tax rate	21.0%	21.0%
Tax rate difference	4.0%	4.0%
Nontaxable items	-%	-%
GILTI tax	-%	-%
Others	(1.2)%	(30.0)%
Valuation allowance	(25.0)%	6.6%
Effective tax rate	(1.2)%	1.4%

For U.S. income tax purposes, the Company has no cumulative undistributed earnings of foreign subsidiary as of December 31, 2023 after acquired RLSP on May 27, 2021. Accordingly, no provision has been made for U.S. deferred taxes related to future repatriation of these earnings, nor is it practicable to estimate the amount of income taxes that would have to be provided if we concluded that such earnings will be remitted to the U.S. in the future.

In addition, the 2017 Tax Act also creates a new requirement that certain income (i.e., Global Intangible Low-Taxed Income (“GILTI”)) earned by controlled foreign corporations (“CFCs”) must be included currently in the gross income of the CFCs’ U.S. shareholder. GILTI is the excess of the shareholder’s net CFC tested income over the net deemed tangible income return, which is currently defined as the excess of (1) 10 percent of the aggregate of the U.S. shareholder’s pro rata share of the qualified business asset investment of each CFC with respect to which it is a U.S. shareholder over (2) the amount of certain interest expense taken into account in the determination of net CFC-tested income. The Company has elected to recognize the tax on GILTI as a period expense in the period the tax is incurred. For the years ended December 31, 2023 and 2022, no GILTI tax expense was incurred.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and considered that no provision for uncertainty in income taxes was necessary as of December 31, 2023.

F-20

Note 11 - Segment Reporting

We realize revenue primarily through the sale of synthetic rubber, rubber compound, car window seals, auto parts with two sales channels. The Company managed and reviewed its business as two operating and reporting segments: direct supply and indirect supply models.

The business line distribution of the Company’s information as of and for the years ended December 31, 2023 and 2022, as following:

	For the years ended December 31
	2023	2022

Revenue:
Direct supply model	$1,280,555	$5,259,447
Indirect supply model	8,709,595	5,388,728
Total	9,990,150	10,648,175

Gross profit:
Direct supply model	23%	35%
Indirect supply model	(4)%	(6)%
Total	(4)%	14%

Income(loss) from operations:
Direct supply model	(145,276)	1,702,897
Indirect supply model	(450,600)	(1,030,836)
Corporate	(557,333)	(159,332)

Net income(loss) before tax
Direct supply model	(374,144)	1,496,210
Indirect supply model	(450,600)	(568,468)
Corporate	(557,333)	(159,332)

	December 31,	December 31,
	2023	2022

Reportable assets
Direct supply model	$10,930,729	$14,066,203
Indirect supply model	6,837,818	4,665,735
Corporate	2,069,222	22,938
Total	19,837,769	18,754,876

All long-term assets are managed under direct supply model by the chief operating decision maker.

Note 12 - Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. Based on our evaluation, no other event has occurred requiring adjustment or disclosure, except the following:

On March 1, 2024, RLSP filed a complaint against Ningbo Rongsen in the Ningbo Intermediate People’s Court of China, challenging the overvalued construction costs of our newly constructed factory. On March 5, 2024, RLSP received a notification from Ningbo Fenghua District People’s Court that the construction project contract dispute case of RLSP vs. Ningbo Rongsen has been filed. The case number is (2024) Zhejiang 0213 Civil Litigation No. 1737.

On August 5, 2022, RLSP and Ningbo Rongsen signed a Construction Engineering Contract, with an agreed project cost of US $4,931,105 (RMB 35 million). The project was completed on October 25, 2023, and subsequently audited by Ningbo Zhongxin Engineering Management Co., Ltd., which initially appraised the project at US $6,519,991 (RMB 46,277,593). Based on this appraisal, RLSP signed a Settlement Payment Agreement with Ningbo Rongsen on January 7, 2024, setting the final settlement price at US $7,171,990 (RMB 50,905,352).

However, a significant discrepancy emerged following a second evaluation by Kexin United Engineering Consulting Co., Ltd., which determined the project cost to be US $5,221,922 (RMB 37,064,159), indicating a discrepancy of 26.32% compared to the price in the Settlement Payment Agreement. Citing a major misunderstanding influenced by the initial overvaluation, RLSP seeks legal action to revoke the Settlement Payment Agreement, in accordance with Article 147 of the Civil Code of the People’s Republic of China, which allows for the revocation under significant misunderstanding.

Our management maintains confidence in our legal standing and is actively pursuing a resolution that will be beneficial to us. As legal proceedings are subject to inherent uncertainties, we cannot predict the outcome of this matter at the time of filing this Annual Report.

On March 25, 2024, Ningbo National High-Tech District branch of Industrial and Commercial Bank of China agreed to extend a credit line of RMB 56 million to RLSP for a term of two years. The credit is secured by the Company’s property located at Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District, Ningbo, Zhejiang, China.

F-21

1,600,000 Shares of Common Stock

Rubber Leaf Inc

PRELIMINARY PROSPECTUS

Prime Number Capital LLC

Prospectus dated ______________, 2024

Through and including __________________, 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in the shares whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 19, 2024

2,400,000 Shares of Common Stock

Rubber Leaf Inc

This prospectus relates to the resale of 2,400,000 shares of common stock, par value $0.001 per share, by the selling stockholders (the “Selling Stockholders”) of Rubber Leaf Inc. We will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders.

Our common stock is quoted on the Pink Open Market under the symbol “RLEA.” The closing price of our common stock on April 18, 2024 was $5.80 per share. There is currently a limited public trading market for our common stock.

We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “RLEA,” which listing is a condition to this offering. No assurance can be given that our application will be approved or, if we receive approval, that a trading market will develop, if developed, that it will be sustained or that the trading prices of our common stock on the Pink Open Market will be indicative of the prices of our common stock if traded on The Nasdaq Capital Market. We will not receive any proceeds from the sale of shares by the Selling Stockholders.

Any shares sold by the Selling Stockholders until our common stock is listed on an established public trading market will take place at $             per share, which is the per share offering price we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

Xingxiu Hua, our Chief Executive Officer, President and Chairperson of the Board of Directors (“Board”), has voting control over approximately 87.84% of our voting power of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for companies listed on The Nasdaq Stock Market LLC (“Nasdaq”) and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. Upon the closing of this offering, Ms. Hua will own approximately 84.93% of the voting power of our outstanding voting stock.

On             , 2024, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our initial public offering of common stock, was declared effective by the Securities and Exchange Commission (the “SEC”). We received approximately $             million in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, to read about factors you should consider before buying our common stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a Nevada-incorporated corporation, operating primarily through our wholly owned subsidiary, Rubber Leaf Sealing Products (Zhengjiang) Co., Ltd. (“RLSP”). Specializing in the production and sales of automotive rubber and plastic sealing strips, we have established ourselves as an important supplier to several major auto original equipment manufacturers, or OEMs, including eGT New Energy Automotive Co., Ltd. (“eGT”) and Volkswagen. With significant advancements in rubber formulations and manufacturing technologies, we have strategically positioned ourselves in the dynamic automotive parts market. Operating through both direct and indirect sales models we have rapidly expanded our market presence since entering the market in 2019.

Sales and Marketing

Our primary offerings consist of automotive rubber and plastic sealing strips tailored for specific models. These products boast distinctive personalized customization features, making the direct sales model the predominant approach. We directly engage with the auto OEMs or their first-tier suppliers to obtain supplier qualifications, define product specifications and models, negotiate product prices and finalize orders.

All of our executives are seasoned industry professionals with extensive experience in the automotive sector for more than 20 years. Their expertise and extensive network facilitate our market expansion for businesses. While securing approval from auto OEMs may be a time-intensive process, once established as their supplier, our continuing orders demonstrate stability spanning several years.

Our sales process is generally divided into two stages: product development and mass supply. In the initial product development stage, we initiate contact with potential customers, gaining entry into a list of qualified suppliers through a series of reviews by them. After securing projects through bidding or other methods, we will collaborate with automakers and their component suppliers to either enhance existing seal products for mass-produced models or develop new models that align with the specified functions, performance criteria and cost requirements.

Prior to finalizing batch supply agreements, which refer to supply agreements where “batch” means a specific quantity of products or materials, uniformly processed to maintain quality and identified by a unique number for efficient traceability and distribution, customers conduct thorough evaluations of our factory, production lines and management systems to verify our capacity to supply products in the required quantities and ensure consistency in product quality. This stage is time-consuming, with the improved development of seals for mass-produced auto models typically taking around six months. Simultaneous development of new models by auto OEMs and their accessory suppliers often extends over a year or more. Based on considerations such as cost efficiency and product consistency, auto OEMs generally choose one or two major suppliers for a given automotive seal product. Therefore, in the batch supply stage, we can generally obtain consistent and stable orders based on the production and sales volume of the models that incorporate our products. At this stage, our primary responsibilities include providing high-quality products in a timely manner based on customer orders, offering after-sales service, engaging in regular or irregular price negotiations and formalizing pricing contracts.

Our sales are substantially dependent on a related party, Shanghai Xinsen Import & Export Co., Ltd (“Shanghai Xinsen”). Effective on October 1, 2022, Ms. Xingxiu Hua, our Company’s Chief Executive Officer, President and Chairperson, reduced her direct ownership in Shanghai Xinsen from 90% to 15%. Concurrently, Ms. Hua stepped down as the Legal Representative and General Manager of Shanghai Xinsen pursuant to a board resolution of Shanghai Xinsen on the same date. This change in ownership was made and certified by the local government on October 11, 2022. Ms. Hua’s decision to reduce her ownership in Shanghai Xinsen was driven by her desire to focus on improving RLSP’s business strategy and market development. Despite these changes, we expect our future sales to Shanghai Xinsen will remain unaffected since RLSP has established a matured sales system with Shanghai Xinsen over the years. Furthermore, two of Shanghai Xinsen’s customers, Shanghai Hongyang and Wuhu Huichi, who indirectly purchase RLSP’s products through Shanghai Xinsen, have been using RLSP’s products on a stable and consistent basis for many years.

We currently operate with two sales models, the direct supply model and indirect supply model:

Model A: Direct supply model. Following successful on-site inspections by auto OEMs, RLSP secures listing in its directories as a first-tier supplier that directly provides products to the OEM. For example, eGT is an auto OEM, and we serve as their first-tier supplier. eGT directly signs purchase or supply agreements with RLSP. This positions RLSP to independently procure raw materials, manufacture final products and directly deliver finished goods to the warehouses of the auto OEMs. RLSP fulfills its performance obligation upon the delivery of finished products to their warehouses, following a subsequent quality inspection approved by them. Simultaneously, they may request product replacements for disqualified items. Ownership and control of our finished products transfer to customers upon successful inspection and acceptance into an OEM’s warehouse. Revenue recognition occurs upon the transfer of control of our products to a customer, with payments made directly by the OEM.

Model B: Indirect supply model. RLSP receives the purchase orders from our related parties-Shanghai Xinsen and Xinsen Sealing Products (Hangzhou) Co., Ltd (“Hangzhou Xinsen”) (collectively named as “Xinsen Group” for two companies together). The Company’s Chief Executive Officer, President and Chairperson, Ms. Xingxiu Hua, previously held a 90% ownership interest in Shanghai Xinsen and Shanghai Xinsen holds a 70% ownership interest in Hangzhou Xinsen. Effective October 1, 2022, Ms. Hua reduced her ownership of Shanghai Xinsen from 90% to 15%, and accordingly reduced her indirect ownership of Hangzhou Xinsen from 63% to 10.5%. The Xinsen Group serves as a certified second-tier supplier for branded Automobile Manufacturers (“Auto Manufacturers”). A second-tier supplier refers to a supplier that provides products to the first-tier suppliers of the OEM. First-tier suppliers could be suppliers of car doors, rubber and plastic components and other automobile parts. Auto Manufacturers issue consolidated purchase orders for complete sets of rubber and plastic auto parts for a particular model to their first-tier suppliers. These first-tier suppliers subcontract the production of rubber and plastic seals to second-tier suppliers. As a second-tier supplier and a facilitator of production rather than a direct manufacturer, Xinsen Group coordinates with us to fulfill orders. Upon receipt of purchase orders, RLSP procures rubber materials from our vendors. The production process involves outsourcing to third-party manufacturers for either work-in-process products (“WIP”) or finished products, based on management’s decisions in response to operational circumstances.

Alt-1

We employ two distinct forms of outsourced processing under Model B.

1)	RLSP purchases raw materials and subcontracts production to third-party manufacturers for WIP. Once WIP is finished and delivered to RLSP’s warehouse, RLSP performs certain manual processes, such as welding and constructing in order to meet the specification of the purchase orders. The completion of the final products is contingent upon a rigorous quality inspection conducted by RLSP, ensuring they meet the highest standards.

2)	RLSP purchases raw materials and subcontracts third party manufacturers to produce finished products. RLSP will trace and observe each step of production undertaken by third-party manufacturers, with a primary focus on the final quality control step.

The finished products are delivered to the warehouses of Xinsen Group’s upstream first-tier suppliers, either from our locations or those of the third-party manufacturers. Quality inspection is carried out by assigned inspectors from Xinsen Group upon delivery. RLSP fulfills its obligation when the finished products reach Xinsen Group’s customers and pass the qualified quality inspection.

In the event of products that do not pass inspection, the Xinsen Group initiates a product replacement process. Upon confirmation of quality and quantity, and acceptance of finished products into Xinsen Group’s customers’ warehouses, invoices are provided to us as proof of delivery. The date of the invoices signifies the transfer of ownership and control of the finished products under model B from us to Xinsen Group and indirectly to its upstream first-tier suppliers. We recognize at such time as Xinsen Group’s customers accept delivery of products.

The following diagram shows how sales are generated, how invoices and payments are processed and how our products are manufactured and distributed to customers, through our direct and indirect supply models.

Alt-2

Our Industry and Market Opportunity

Our products are closely linked to the expansion of our customers’ end markets, which we believe are poised for growth. Insights from IHS Global Insight, a prominent economic and financial analysis firm, predict that starting from 2023, total vehicle sales in emerging markets (covering regions like Asia, excluding Japan, South America and Eastern Europe) are projected to match or surpass those in mature markets (encompassing North America, Western Europe and Japan). This forecast is underpinned by escalating income levels that are fueling secular growth. This upward trajectory in emerging markets signifies a substantial growth prospect for the global automotive industry, particularly for manufacturers and suppliers of components consisting of rubber materials utilized in automobile production. We anticipate that the surge in our markets will be bolstered by the enhancement of living standards in emerging markets, the internationalization of automotive platforms, advancements in fuel efficiency and the escalating demand for lightweight materials and refined automotive interior materials. Furthermore, there’s an extensive growth in the requirement for quality rubber materials within the automotive sector. We believe that we are in a prime position to leverage these evolving trends and foresee continued benefits from the improving market dynamics within our industry. Over recent years, there has been a rationalization of higher-cost capacities across many of our key product lines, accompanied by numerous consolidation activities within the rubber materials sector. We believe that our markets will persist in a long-term trend towards consolidation, presenting opportunities for our enterprise due to our scale and extensive geographical presence. Moreover, market developments pertaining to certain raw materials we use significantly influence our business operations.

Investment Highlights

Our Company’s revenue-generating activities are anchored in a diverse portfolio of innovative products and services, as detailed in the “Main Products” subsection of “Business.” Central to our success is our range of rubber and plastic car window and door sealing strips, which have established a strong market presence due to their quality and unique design for different automobiles. These offerings cater to our OEM customers, addressing key market demands and trends. Our revenue streams are further bolstered by our whole car rubber and plastic design ability, which complement our main offerings and provide integrated solutions to our clients. We believe that this holistic approach not only diversifies our income sources but also enhances customer retention and satisfaction. Our commitment to innovation, coupled with a strategic focus on emerging market needs, positions us uniquely in the industry. We believe that this approach has enabled us to maintain a competitive edge and continue to expand our market reach.

Growth Strategies

A key pillar of our growth plan is to enhance product innovation and development, allowing us to meet the emerging needs of our customers, attract new customers and stay ahead in a rapidly evolving market. We are committed to investing in research and development, which will drive the introduction of new products and improvements to existing ones.

Another critical component of our strategy is geographic expansion. We aim to enter new international markets and increase our share in existing markets by leveraging our strong distribution networks and marketing strategies. We believe that this will not only diversify our customer base but also reduce our dependency on any single market.

Additionally, we plan to pursue strategic partnerships and acquisitions in different countries (our first target is the U.S.), which will allow us to access new technologies, expand our product lines and enter new markets more rapidly than organic growth alone would permit.

Finally, a focus on operational efficiency and cost management will permit us to remain competitive and profitable, even as we invest in growth. By optimizing our operations and carefully managing expenses, we intend to reinvest savings into key growth areas.

Our growth strategies are designed to be dynamic and adaptable, allowing us to swiftly respond to changes in the market and seize new opportunities as they arise.

Recent Developments

FAW-Volkswagen Agreements

In October 2023, we entered into a joint research and development agreement, confidentiality agreement and integrity cooperation agreement with FAW-Volkswagen Automotive Company, Ltd. (“FAW-Volkswagen”). Following detailed quotations, technical analyses and cost control proposals in November 2023, and subsequent facility inspections by the customer, FAW-Volkswagen accepted our quotation and technical plan in December 2023 for the delivery of sample rubber materials.

Hozon New Energy Auto Orders

In February 2024, we cooperated with Hozon New Energy Auto Co., Ltd for whole car rubber window sealing orders. The engagement commenced with technical consultations in November 2023, leading to the acceptance of our quotation and cost plan in December 2023. Post the inspection of our site, factory building and equipment, we are scheduled to supply sample products in March 2024, initiate the first batch production in August 2024 and ramp up production beginning in October 2024. The initial production is forecasted to be between 3,000 to 4,000 rubber window seal sets, increasing by 2,000 sets monthly, with a peak monthly production of 12,000 sets.

COVID-19

Even after the COVID-19 pandemic has subsided, COVID-19 continues to cause operational disruptions to businesses due to factors such as sporadic outbreaks, new variants and subvariants and varying responses by governments and public health authorities. Any future outbreak may impact the overall availability and cost of materials and logistics, which may adversely affect our operations and financial results. If there is another outbreak of COVID-19 or a similar public health threat, it could impact demand for our products, which in turn could adversely affect our revenue and results of operations.

Alt-3

Geopolitical Conditions

Our operations could be disrupted by acts of war, terrorist activity or other similar events, including the Israel-Hamas war in October 2023 and the current or anticipated impact of military conflict and related sanctions imposed on Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations by the United States and other countries due to Russia’s invasion of Ukraine in February 2022. It is not possible to predict the broader consequences of the conflicts, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof and with regard to the Russia-Ukraine war, any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports.

In addition, geopolitical conditions can disrupt global supply chains, affecting both the procurement of essential raw materials and the delivery of our products. Interruptions or delays in receiving necessary inputs could hinder our manufacturing. This may result in market volatility, affecting the prices of raw materials and energy. Fluctuations in the cost of rubber and other necessary commodities used in our manufacturing may impact our profit margins and overall financial stability. In addition, political instability may result in trade restrictions or economic sanctions, potentially limiting our access to certain markets or sources of materials, impacting our sales and supply chain.

Competition

According to the Automobile Industry Branch of the China Association of Automobile Manufacturers, the rubber sealing strip industry achieved revenues of about 15.53 billion Chinese RMB (approximately USD$2.4 billion) (using the RMB-USD exchange rate of 1:0.1531 as of September 30, 2020) In 2020, the top 33 manufacturers of automobile rubber sealing strips in China were responsible for 95% of these sales, highlighting the concentration of market share within a relatively small group of key players.

There is significant competition for the rubber sealing strip industry in the PRC. Despite the competitive nature of the market with approximately 200 key players globally holding a significant market share, we believe that we stand out due to our unique strengths and capabilities. We believe that we hold a competitive edge in two significant areas:

●	Product Versatility: We have the capability to manufacture both rubber and plastic sealing components. In China, this versatility is matched only by Cooper Standard. This dual-material production capability allows us to meet a wide range of client requirements and sets us apart in a market where most competitors specialize in only one type of material.

●	Comprehensive Production Line Advantage: Our production lines are designed for the comprehensive assembly of all rubber and plastic sealing components required for vehicles. While the majority of companies in the sector can only cater to a portion of the sealing components, we specialize in fulfilling complete vehicle sealing component orders. We believe this holistic approach not only promotes efficiency and consistency in quality but also positions us as a one-stop solution for our clients’ sealing needs.

As a small, early-stage company, navigating a market with established and emerging competitors poses its challenges. However, we believe that our specialized products and strategic marketing, coupled with our strengths in product versatility and comprehensive production capabilities, position us favorably. We believe these distinctive advantages fortify our competitive stance, though we continue to recognize the need for agility and innovation to maintain and enhance our market position.

Many of our competitors are larger than we are and can devote more resources than we can to the manufacture, distribution and sale of rubber sealing strips. In order to successfully compete in our industry, we will need to:

●	Expand our customers base and strive for additional orders;

●	Raise funds to support our operations and expand our capacities;

●	Recruit talent to explore high technology (e.g., advanced technology in our industry, including, among other things, environmental friendly raw materials, etc.); and

●	Provide outstanding product quality, customer service and rigid integrity in our business dealings.

Alt-4

However, there can be no assurance that even if we do these things, we will be able to compete effectively with the other companies in our industry. We believe that we have the required management expertise in the rubber sealing strip industry with good development potential and affordable price.

Corporate Structure

Rubber Leaf Inc was incorporated under the laws of the State of Nevada on May 18, 2021. We acquired Rubber Leaf Sealing Products (Zhejiang) Co., Ltd. on May 27, 2021, through a share exchange agreement between the Company and Xingxiu Hua, our Chief Executive Officer, President and Chairperson and who owned all of the issued and outstanding shares of RLSP (the “Share Exchange”). After the acquisition, RLSP became our 100% directly controlled subsidiary and wholly foreign-owned enterprise in China. Currently, all of our business is conducted through RLSP. RLSP was established in Fenghua, Ningo, China and commenced operations in July 2019. RLSP previously was a wholly-owned subsidiary of Rubber Leaf LLC, a Delaware limited liability company organized on June 1, 2018, and Xingxiu Hua was the sole member of Rubber Leaf LLC. In May 2021, all of Rubber Leaf LLC’s ownership interests in RLSP was transferred to its sole member, Xingxiu Hua.

The following diagram illustrates our corporate structure as of December 31, 2023:

Alt-5

Transfer of Cash Through our Group

Our equity structure is a direct holding structure, that is, Rubber Leaf Inc, directly controls Rubber Leaf Sealing Products (Zhejiang) Co., Ltd., a company established in People’s Republic of China.

After foreign investors’ funds are remitted to RLI at the close of this offering, the funds can be directly transferred to RLSP. If RLI intends to distribute dividends, RLI will transfer the dividends from RLSP to RLI in accordance with the laws and regulations of the PRC, and then the dividends will be distributed from RLI to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. We are able to make such transfers through banks in China under current account items, such as profit distributions and trade and service-related foreign exchange transactions, which can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements with the banks. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

As of December 31, 2023 and 2022, our CEO Ms. Xingxiu Hua and CFO Mr. Hua Wang, provided loans to RLI totaling $2,422,625 and $2,300,495, respectively. These loans do not bear interest and are due on demand. For the years ended December 31, 2023 and 2022, RLI made capital contributions of $125,000 and 2,055,415, respectively, to RLSP to support its daily operation, within the current existing approved registered capital limits of RLSP in China. The cash transfer has been approved by the Agricultural Bank of China, Fenghua Branch, which is authorized by SAFE. PRC laws and regulations allow an offshore holding company to provide funding to its wholly owned subsidiary in China only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly owned subsidiary in China or make additional capital contributions to fund RLSP’s capital expenditures or working capital. For an increase of its registered capital, RLSP needs to file such change of registered capital with the China’s Ministry of Commerce (“MOFCOM”) or its local counterparts. If RLI provides funding to RLSP through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches.

As of the date of this prospectus, no cash and other asset transfers have occurred from RLSP to RLI, no dividends or distributions have been made from RLSP to RLI, and RLI has not paid any dividends to investors. For the foreseeable future, the Company intends to use any earnings for research and development and to expand its production capacity. As a result, we do not expect to pay any cash dividends. See “Dividend Policy” on page 41.

Our PRC subsidiary’s ability to distribute dividends in the future will be based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to transfer profits to RLI only out of its after-tax accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s ability to pay dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Alt-6

In addition, if RLSP incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends.

Vendors

In order to reduce the purchase cost of raw materials and enhance its purchase power, RLSP purchases approximately most of the raw materials required for its products from Shanghai Haozong Rubber & Plastic Technology Co., Ltd. (“Shanghai Haozong”). In the year ended December 31, 2023, RLSP purchased 95% of its raw materials from Shanghai Haozong. One of our directors, Mr. Jun Tong, holds a 30% ownership interest in Shanghai Haozong. Currently, we have substantial dependence on Shanghai Haozong due to our business strategy.

Recent Regulatory Developments

PRC Regulations on Overseas Listings

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the July 6, 2021 Opinions, which were made available to the public on July 6, 2021. The July 6, 2021 Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

In addition, on February 17, 2023, the CSRC released the Overseas Listing Trial Measures, and five supporting guidelines, which have come into effect on March 31, 2023. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications. In the opinion of our PRC counsel, Shanghai Liqin Law Firm, neither the Company nor its subsidiary RLSP needs to file with the CSRC before the completion of this offering. Instead, the Company must file with the CSRC within three working days after the completion of this offering.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of the public offering prospectus titled “Risk Factors,” which begins on page 15 of public offering prospectus. These risks include, among others, that:

●	if we do not have or are unable to generate sufficient cash available to repay our secured debt obligations when they become due and payable, either upon maturity or in the event of a default, we may lose our rights to our assets, which could materially and adversely affect our liquidity and financial condition;

●	many very large and well-funded companies have or are entering into various aspects of the automobile sealing products industry market that we are serving or that they are offering products and services that indirectly or directly compete with our proposed products and services. These factors could result in declining revenue, or inability to grow our business;

●	a decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations;

Alt-7

●	we rely substantially on our founder, Chief Executive Officer, President and Chairperson of the Board, Xingxiu Hua. We may be adversely affected if we lose her services or the services of other key personnel or are unable to attract and retain additional personnel;

●	we have a high concentration of sales with one major customer, Shanghai Xinsen, which is the related party of our founder, Chief Executive Officer, President and Chairperson of the Board, Xingxiu Hua, and contributed approximately 86% of our total revenues for the year ended December 31, 2023;

●	we have a high concentration of raw material purchases from one major vendor, Shanghai Haozong, which is the related party of one of our directors. 95% of our total purchases for the twelve months ended December 31, 2023 was from Shanghai Haozong;

●	we have engaged, and are likely to continue to engage, in certain transactions with related parties. These transactions are not negotiated on an arms’ length basis;

●	PRC regulations relating to investments in foreign companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary or limit our PRC subsidiary’ ability to increase their registered capital or distribute profits;

●	the Chinese government has significant authority to exert influence on the conduct of our business and may intervene or influence our operations at any time, which may result in a material change in our operations, and may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless;

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us;

●	we may be subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers;

●	we are a holding company and will rely on dividends paid by our subsidiary for our cash needs. Any limitation on the ability of our subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock;

●	because our business is conducted in RMB and the price of our common stock is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments;

●	governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment;

●	under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders;

●	inflation in the PRC could adversely impact our financial condition and results of operations;

●	any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products;

●	the M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China;

Alt-8

●	investors in this offering will experience immediate and substantial dilution in net tangible book value;

●	we have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud;

●	our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully;

●	sales of our currently issued and outstanding shares of common stock and shares of common stock underlying warrants may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock;

●	we may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock;

●	the trading prices of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings;

●	we currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock; and

●	because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms;

●	if listed, we may not be able to satisfy the listing requirements of Nasdaq to maintain a listing of our common stock;

●	we are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors, and make it more difficult to raise capital as and when we need it; and

●	the elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Information Regarding our Capitalization

As of April 19, 2024, we had 41,109,458 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

Controlled Company

Xingxiu Hua, our Chief Executive Officer, President and Chairperson of the Board has voting control over approximately 87.84% of our voting power of our outstanding voting stock and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. Upon the closing of this offering, Ms. Hua will own approximately 84.93% of the voting power of our outstanding voting stock.

Alt-9

As long as Ms. Hua owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principal executive offices are located at Qixing Road, Weng’ao Industrial Zone, Chunhu Subdistrict, Fenghua District Ningbo, Zhejiang, China. Our corporate website address is located at www.rubberleaf.com.cn. Our telephone number is +86-0574-88733850. The information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Alt-10

The RESALE offering

Common stock offered:	2,400,000 shares

Shares of common stock outstanding before this offering:	41,109,458 shares

Shares of common stock outstanding after the resale offering:	41,109,458 shares

Shares of common stock outstanding after the resale offering and the primary offering:	42,709,458 shares(1)

Use of proceeds:	We will not receive any proceeds from the sale of common stock held by the Selling Stockholder being registered in this prospectus.

Proposed Listing:	We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “RLEA,” which listing is a condition to this offering.

Risk factors:	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, and other information included in this prospectus and the registration statement of which this prospectus forms a part, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)	Assumes the issuance and sale by us of 1,600,000 shares of our common stock pursuant to the primary offering prospectus filed contemporaneously herewith and assumes the 240,000 over-allotment option shares of common stock available for sale to the underwriters in the primary offering prospectus has not been exercised.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock held by the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 2,400,000 shares of our common stock by the Selling Stockholders and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

The table below sets forth information as of the date of this prospectus, to our knowledge, the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, as of             , 2024. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days.

The percentage of beneficial ownership for the Selling Stockholders is based on shares of common stock outstanding as of the date of this prospectus.

Except as described below, to our knowledge, none of the Selling Stockholders have had any material relationship with us within the past three years. Our knowledge is based on information provided by the Selling Stockholders in registration statement questionnaires.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Stockholders. After the date of effectiveness of the registration statement of which this prospectus forms a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Alt-11

	Shares Beneficially Owned as of the date of this Prospectus		Shares Offered by this	Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Number	Percent	Prospectus	Number	Percent
Xingxiu Hua	36,272,184	88.23%	2,000,000	34,272,184	80.24%
Hua Wang	2,578,510	6.27%	400,000	2,178,510	5.10%
Total	38,850,694	94.50%	2,400,000	36,450,694	85.34%

(1)	Assumes the sale of all shares offered pursuant to the primary offering prospectus.

SELLING STOCKHOLDER PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

Alt-12

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock held by the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of his, her, or its common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of their shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock held by the Selling Stockholders or its transferees, pledgees or other successors in interest may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP.

Alt-13

2,400,000 Shares of Common Stock

Rubber Leaf Inc

RESALE PRELIMINARY PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Prospectus dated ______________, 2024

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
SEC registration fee	$1,718.06
FINRA filing fee	2,319
Nasdaq listing fee	50,000
Fees of transfer agent	10,000
Accountants’ fees and expenses	8,000
Legal fees and expenses	324,000
Printing and engraving expenses	10,000
Miscellaneous	9,999.94
Total expenses	$416,037

Item 14. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

II-1

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

In any underwriting agreement we enter into in connection with the sale of common stock or warrants being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years which were not registered under the Securities Act.

(a) Issuance of Capital Stock.

●	Between June 21, 2021 and September 22, 2021, the Company sold 436,000 shares of its common stock pursuant to a private placement to seven investors for $2.50 per share for an aggregate of $1,090,000. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

●	On September 13, 2021 and September 27, 2021, the Company converted loans from two lenders in the aggregate amount of $1,111,395 into 444,558 shares of its common stock for $2.50 per share. No commissions were paid regarding the loan conversions and the share certificates were issued with a Rule 144 restrictive legend.

●	On September 28, 2021, the Company issued 60,000 shares of its common stock under its 2021 Equity Incentive Plan, to one director of the Company.

●	On September 30, 2021, the Company issued 35,900 shares of its common stock under its 2021 Equity Incentive Plan, to 29 employees of the Company in China.

The foregoing securities were issued in reliance on the exclusion from registration provided by either (i) Rule 903 of Regulation S under the Securities Act of the Securities Act because the recipient was a non-U.S. Person (as defined under Rule 902 Section (k)(2)(i) of Regulation S), or (ii) Section 4(a)(2) of the Securities Act due to the fact the issuance did not involve a public offering of securities.

II-2

(b) Warrants.

None.

(c) Option Grants.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-3

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1++	Certificate of Incorporation, as filed with the Nevada Secretary of State on May 18, 2021
3.2++	Bylaws of The Registrant
4.1*	Form of Representative Warrant
5.1*	Opinion of Counsel to Registrant
5.2*	Opinion of Shanghai Liqin Law Firm
10.1++	Share Exchange Agreement between the Company and Xingxiu Hua dated May 27, 2021
10.2+	Material Purchase Contract with Shanghai Haozong Rubber & Plastic Technology Co., Ltd.
10.3+	Material Sales Contract with Shanghai Xinsen Import and Export Co., Ltd.
10.4†+	Rubber Leaf Inc 2021 Equity Incentive Plan
10.5	English Translation of the Credit Line Approval Letter from Industrial and Commercial Bank of China dated March 25, 2024.
10.6*	Employment Agreement between the Company and Xingxiu Hua
10.7*	Employment Agreement between the Company and Hua Wang
21.1+	List of Subsidiaries of the Registrant
23.1	Consent of Simon & Edward, LLP
23.2*	Consent of Counsel to Registrant (included in Exhibit 5.1)
24.1+	Power of Attorney (included on the signature page to the registration statement on Form S-1 filed on February 23, 2024)
99.1+	Audit Committee Charter
99.2+	Compensation Committee Charter
99.3+	Nominating and Corporate Governance Committee Charter
99.4+	Code of Conduct
107	Filing Fee Table

* To be filed by amendment.

+ Previously filed.

++ Incorporated by reference to the Registration Statement on Form S-1 of the Company as filed with the SEC on November 15, 2021.

† Compensatory plan.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 19, 2024.

RUBBER LEAF INC

By:	/s/ Xingxiu Hua
Xingxiu Hua
Chief Executive Officer and President (Principal Executive Officer)

Name	Position	Date

/s/ Xingxiu Hua	Chief Executive Officer, President and Chairperson of the Board of Directors	April 19, 2024
Xingxiu Hua	(Principal Executive Officer)

/s/ Hua Wang	Chief Financial Officer, Secretary and Director	April 19, 2024
Hua Wang	(Principal Financial and Accounting Officer)

/s/ Jun Tong	Director	April 19, 2024
Jun Tong

/s/ Jiangwei Yan	Director	April 19, 2024
Jiangwei Yan

/s/ Wei Xu	Director	April 19, 2024
Wei Xu

/s/ Rong Yu	Director	April 19, 2024
Rong Yu

/s/ Yifeng Xu	Director	April 19, 2024
Yifeng Xu

II-6